EXHIBIT (c)(i)

Consolidated Financial Statements of the Registrant

QUEENSLAND

TREASURY

CORPORATION ANNUAL REPORT

2010-2011

VISION

PARTNERS IN FINANCIAL SUSTAINABILITY

MISSION

TO CREATE AND DELIVER UNIQUE AND RELEVANT VALUE FOR QUEENSLAND’S

PUBLIC SECTOR

VALUES

WE ARE FOCUSED

ON OUR CLIENTS WE ARE PASSIONATE

ABOUT QUEENSLAND

WE VALUE AND

RESPECT OUR PEOPLE

WE ARE COLLABORATIVE AND SEEK CONTINUOUS IMPROVEMENT

ABOVE ALL ELSE, WE VALUE INTEGRITY

CONTENTS

Queensland Treasury

Corporation Role Statement 2

Highlights 3

Five-year business Summary 4

Chairman’s Report 8

Chief Executive’s Report 10

Corporate Performance Report 13

Investor Report 21

Corporate Governance 33

Financial Statements 41

Appendices 81

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

1

QUEENSLAND TREASURY CORPORATION

Queensland Treasury Corporation is the Queensland Government’s central financing authority and corporate treasury services provider, with responsibility for:

‰ sourcing and managing the debt funding to finance Queensland’s infrastructure requirements in the most cost-effective manner

‰ providing financial and risk management advice to the Queensland Government and its public sector clients on financial risk issues, and

‰ investing the State’s short- to medium-term cash surpluses, to maximise client returns through a conservative risk management framework.

QTC does not formulate Government policy, but works within the policy frameworks developed by the Government and Queensland Treasury.

Debt funding and management

QTC borrows funds in the domestic and international markets in a manner that minimises the State’s and QTC’s liquidity and refinancing risk. We then lend these funds to meet our clients’ debt requirements, for both new borrowings and the refinancing of existing debt. With responsibility for all of the State’s debt raising, QTC is able to capture significant economies of scale and scope in the issuance, management and administration of debt.

Financial advisory and risk management services

QTC works closely with its public sector clients to assist in managing their risk in financial transactions and achieve the best financial solutions for their organisations and for Queensland. In assisting clients, QTC does not provide advice that is contrary to the interests of the State. We encourage our clients and Queensland Treasury, our major stakeholder, to use our organisation as an extension of their resources, by:

‰ providing access, on a cost recovery basis, to professional skills and resources to ensure that their financial risks are identified and managed on a consistent basis

‰ acting as a central store of knowledge and expertise on financial structures and transactions, and the risks and benefits they encompass

‰ providing Queensland Treasury with advice on matters of financial and commercial policy and risk relating to the State and its entities

‰ working as a conduit between the Government and the private sector, and

‰ using our economies of scale and scope to ensure that the best possible solutions are obtained.

Short- to medium-term investments

QTC uses its financial markets expertise, developed through strong relationships with the domestic and international markets, together with its understanding of debt management and the management of financial risk, to provide clients with investment solutions that achieve a high return within a conservative risk environment. Clients can choose from an overnight facility, a managed short-term fund or fixed-term facilities. Alternatively, we can assist them to source appropriate solutions from the marketplace.

2

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

QUEENSLAND TREASURY CORPORATION

HIGHLIGHTS

RAISED $17B to meet clients’ borrowing requirements SAVED $484M for clients and the State through our capital market activities and economies of scale, through access to funding at comparatively low interest rates

MAINTAINED INVESTOR CHOICE

with nine liquid State Government guaranteed bond lines

ASSISTED THE STATE’S disaster recovery, by facilitating the National Disaster Relief and Recovery Arrangements (NDRRA) process on behalf of local authorities

Supported the Government’s asset sales program—that RAISED $15B for the State, and minimised the State’s obligation for future capital expenditure on those assets—by providing two general managers to lead two of the sales teams, as well as hands-on support to execute the associated financial transactions

Helped MANAGE THE STATE’S FINANCIAL RISK, by conducting 40 credit and financial sustainability reviews of various Queensland public sector entities, 13 reviews of potential investments, eight capital structure reviews of Government Owned Corporations, and two post-investment reviews of State-held assets

Developed a WATER PRICING MODEL

to assist local governments in sustainably pricing their water and sewerage services

Embedded our new CLIENT-CENTRIC OPERATING MODEL and structure, receiving positive client survey feedback

The Gateway Bridges were renamed the

‘Sir Leo Hielscher Bridges’ in honour of the QTC Foundation

Chairman’s achievements for the State.

Image supplied by Queensland Motorways Ltd.

ANNUAL REPORT 2010-2011 QUEENSLAND TREASURY CORPORATION

3

FIVE-YEAR BUSINESS SUMMARY

	Financial Year 2006-07	Financial Year 2007-08	Financial Year 2008-09	Financial Year 2009-10	Financial Year 2010-11
FINANCIAL					
CAPITAL MARKETS OPERATIONS					
Operating Statement ($000)					
Interest from onlendings	768 624	1 489 666	3 614 201	4 062 092	**3 107 472**
Management fees	24 820	31 504	41 380	50 142	**55 512**
Interest on borrowings	1 144 884	2 077 211	4 431 033	4 901 512	**4 071 085**
Interest on deposits	316 880	471 014	394 238	195 413	**189 027**
Profit/(loss) before income tax	59 589	(65 024)	53 430	243 510	**66 831**
Income tax expense	13 740	15 681	10 227	34 074	**20 874**
Profit /(loss) for the year	45 849	(80 705)	43 203	209 436	**45 957**
BALANCE SHEET ($000)					
Total assets	40 612 318	49 915 436	71 517 525	74 385 172	**79 486 789**
Total liabilities	40 238 969	49 622 792	71 181 678	73 839 889	**79 045 549**
Net assets	373 349	292 644	335 847	545 283	**441 240**

CLIENT					
SAVINGS FOR CLIENTS ($M)					
Savings due to portfolio management	-13.1	18.7	6.2	-18.8	**10.3**
Savings due to borrowing margin	82.1	145.2	256.7	395.2	**473.5**
Total savings for clients	69	163.9	262.9	376.4	**483.8**
Cumulative savings for clients (since 1988)	1 535.4	1 699.3	1962.2	2338.6	**2822.4**
LOANS TO CLIENTS					
Loans ($000)	24 268 854	32 911 506	44 407 516	55 307 698	**59 452 522**
Number of borrowing clients	313	280	243	234	**238**
OUTPERFORMANCE OF BENCHMARK (% PA SEMI-ANNUAL)					
Floating Rate Debt Pool	0.21	0.20	0.21	0.21	**0.21**
3 Year Debt Pool	0.00	0.08	0.07	-0.07	**0.02**
6 Year Debt Pool	-0.06	0.05	0.04	-0.08	**0.00**
9 Year Debt Pool	-0.18	-0.05	0.01	-0.07	**-0.01**
12 Year Debt Pool	-0.22	-0.04	0.07	-0.08	**-0.02**
15 Year Debt Pool	-0.12	0.01	0.16	-0.05	**-0.01**
MANAGED FUNDS					
Deposits ($000)	7 698 426	8 251 872	7 793 010	4 855 436	**5 562 013**
Number of depositing clients	254	214	214	207	**194**
OUTPERFORMANCE OF BENCHMARK (% PA SEMI-ANNUAL)					
Cash Fund	0.17	0.22	0.04	0.36	**0.50**

4 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011

	Financial Year 2006-07	Financial Year 2007-08	Financial Year 2008-09	Financial Year 2009-10	Financial Year 2010-11
FINANCIAL MARKETS					
Debt outstanding at fair value* ($000)	32 074 526	40 728 150	62 624 234	68 885 406	**73 134 788**
QTC global and domestic bonds on issue at face value ($000)	33 000 416	41 833 356	56 394 453	61 424 032	**65 688 324**
QTC BOND RATES (% AT 30 JUNE)					
Guaranteed by the Australian and Queensland governments					
14 June 2011	6.74	7.31	4.32	4.60	-
16 April 2012	-	7.26	4.95	4.67	**4.8**
14 August 2013	6.69	7.17	5.54	4.86	**4.88**
14 October 2015	6.66	7.04	5.86	5.17	**5.1**
14 September 2017	6.64	7.00	6.11	5.36	**5.27**
14 June 2019	-	-	6.29	5.48	**5.46**
14 June 2021	6.58	6.94	6.34	5.59	**5.59**
Guaranteed by the Queensland Government only					
14 September 2007	6.37	-	-	-	-
14 July 2009	6.68	7.40	3.13	-	-
14 May 2010	6.72	7.39	3.38	-	-
23 April 2012	-	-	-	-	**4.89**
21 August 2013	-	-	-	-	**5.02**
21 November 2014	-	-	-	5.26	**5.18**
21 October 2015	-	-	-	-	**5.3**
21 April 2016	-	-	-	5.49	**5.34**
21 February 2018	-	-	-	-	**5.56**
21 February 2020	-	-	-	5.77	**5.74**
21 July 2022	-	-	-	-	**5.85**
22 July 2024	-	-	-	-	**5.93**
14 March 2033	-	-	6.37	5.79	**6.03**
QTC CAPITAL-INDEXED BOND RATES (% AT 30 JUNE)					
August 2030	2.79	2.32	3.67	3.39	**3.26**
AVERAGE BASIS POINT MARGIN OF QTC AUD BONDS					
Guaranteed+ by both Australian and Queensland governments					
Commonwealth bonds	-	-	-	40	**29**
Swap	-	-	-	-13	**-23**
Guaranteed+ by the Queensland Government only					
Commonwealth bonds	33	58	61	64	**49**
Swap	-22	-50	27	11	**-4**
CORPORATE					
Number of employees	148	160	180	176	**193**
Administration expenses ($000)	27 604	28 453	39 156	34 519	**42 523**

+ *Following the Australian Government's announcement on 25 March 2009 to offer a temporary guarantee to the states for A$ issuance, QTC applied on 17 September 2009 to take up the guarantee on all A$ benchmark bond lines for maturities ranging from 2011 to 2021. The guarantee offer expired on 31 December 2010.*

* *QTC holds its own stock and these holdings have been excluded from the debt outstanding figures.*

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011 3

ASSISTED $15B PRIVATISATION PROGRAM

The privatisation of several public assets during 2010 and 2011 was unprecedented in size, scale and complexity for an Australian state government.

QTC had a key role in supporting the privatisation of Queensland Rail’s coal and freight transport business (Australia’s largest IPO in a decade), Queensland Motorways Ltd (40-year lease), The Port of Brisbane (99-year lease), the Abbot

Point Coal Terminal (99-year lease) and management of Queensland’s forestry plantations (99-year licence).

The program delivered more than $15 billion to the State, funding the natural disaster recovery program and repaying State debt totalling $9.25 billion.

As the State’s corporate treasury provider, QTC’s role in the $15.1 billion program involved:

• seconding senior staff into the Government’s sales teams.

• providing tailored capital structure and debt management advice for the split of QR Ltd into Queensland Rail Ltd and QR National Limited.

• developing financial risk management, interest rate risk management and cash management solutions.

• managing the State’s debt repayment requirements in the most cost-effective manner and minimising the market impact on the State’s financial position.

• managing the net cash inflows with the aim of maximising returns for the State and minimising the impact of the asset sales on the State’s financial position.

• structuring finance for all transactions to manage the risk, minimise transaction costs and maximise the financial return to the State.

Despite the number of complex transactions involved, the process was completed accurately and efficiently.

6 Image supplied by Don Stephens

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

EFFECTED SEQWATER CONSOLIDATION

The merger of WaterSecure and Seqwater, along with the transfer of the water-related business of Queensland Water Infrastructure Pty Ltd (QWI) to create a single bulk water supplier for south-east Queensland, proceeded with the assistance of QTC.

The merger consolidated all of WaterSecure’s assets and liabilities, (including significant infrastructure like the Tugun desalination plant and Western Corridor Water Recycling facility) into Seqwater and transferred Wyaralong Dam and Mt Joyce Escape Park (near Beaudesert) to Seqwater from QWI.

QTC worked with the three entities and Queensland Treasury on the transfer, which included merging all borrowings and investments into Seqwater’s accounts.

The merger makes Seqwater one of QTC’s largest clients in terms of borrowings.

QTC has provided finance to all three entities: $350 million for Wyaralong Dam, $2,552 million for the Tugun Desalination Plant and Western Corridor Water Recycling facility and $400 million to raise the wall of Hinze Dam on the Gold Coast to increase its capacity.

FINANCED

URBAN RENEWAL

The RNA has secured a $65 million loan from QTC to begin the regeneration of Brisbane’s historic RNA Showgrounds precinct into a modern urban lifestyle hub.

The QTC loan is critical to complete one of the key individual developments: transformation of the Industrial Pavilion (known to the public as the ‘showbag pavilion’) into a modern world-class exhibition hall.

The historical nature of the site will be preserved through the refurbishment of the facade of the Industrial Pavilion and gatehouse and the creation of a new public space—Ekka Plaza —to provide access to the showgrounds and a great outdoor area for people to enjoy.

The RNA Showgrounds Regeneration project, the largest urban renewal project Queensland has ever seen, will be staged over the next 15 years and involve a total investment of approximately $2.9 billion by the RNA and Lend Lease.

To fund the project, QTC developed a customised loan structure that fused together two of its existing product offerings and, in doing so, matched the funding facilities to the development profile at the site.

The $1.2 billion seawater desalination plant at Tugun on the Gold Coast was one of the assets transferred to bulk water supplier Seqwater, following its merger with WaterSecure.

A $65 million loan from QTC will assist the transformation of Brisbane’s historic RNA Showgrounds into a modern urban centre.

Image supplied by the RNA

70

YEARS OF

HISTORY

PRESERVED

new

CUSTOMISED LOAN

STRUCTURE

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

7

In 2010-11, Queensland Treasury Corporation successfully raised $17 billion to fund Queensland’s Borrowing Program, and achieved an operating profit from its capital markets operations of $46 million (2009-10: $209 million).

CHAIRMAN’S REPORT

STEPHEN ROCHESTER

Separate to our capital markets operations, the long-term assets operations, which are managed by QIC Limited, recorded a profit of $1.2 billion (2009-10: $586.8 million).

This success was achieved in a characteristically volatile year, where global market uncertainty initiated fundamental change across global economic, financial and political sectors. With increasing concern around European sovereign debt, and the USA’s loss of its AAA credit rating, we witnessed an ongoing shift in economic power from advanced to emerging economies, which has profoundly influenced the environment in which we operate.

We continue to observe significant variability in economic conditions both globally and domestically; a reminder that post-financial crisis recoveries tend to be more prolonged and muted than those following typical cyclical downturns. While this variability is expected to continue, Australia’s and Queensland’s relative strengths, resource wealth and exposures to the prospering Asian region should ensure we outperform many other advanced economies in the coming years.

There is an upside to this economic shift in the global balance of power, as Australia and Queensland are well-placed to build-on existing regional relationships with newly empowered economies, as they look for expertise and resources to support their growth.

Another positive is Queensland’s close relationship with the Australian Government, as evidenced by the fifty percent of the State’s revenue, seventy-five per cent of the costs of the State’s restoration and recovery works associated with natural disasters, which are provided to the State by the Australian Government. Additionally, a horizontal fiscal equalisation scheme ensures each state has the capacity to provide services at similar standards.

Notwithstanding this positive backdrop, the period ahead will nevertheless continue to be volatile, as the fundamental changes to the global economic and financial architectures we are experiencing are long-lived processes that can be difficult to predict.

QTC’s principal role is to fund the Queensland Government’s capital infrastructure program to support the development of the State’s capital base, and we will continue to be an issuer in domestic and international markets. Issuing in the well-established domestic and international markets, QTC is supported by a distribution group of 17 banks dedicated to providing liquidity in our bond programs, and access to a wide range of investors. In the past year, we have re-established our State Government guaranteed bond line, providing investors with increased access to credit and product alternatives.

8 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

I am confident that QTC’s long-held and well-formed conservative risk management approach places us in a good position to deal with the inevitable volatility and increasingly complex challenges of the new global marketplace. It also helps ensure our ability to fund, advise and support the Queensland Government and its public sector entities in their various businesses as we pursue the most efficient use of resources to maximise outcomes, and promote financial sensibility and forward thinking in financial decision making.

The efficient procurement of infrastructure — as we rebuild following the flood and cyclone disasters of earlier this year and create greater capacity for future generations — will be critically important. In supporting clients in their infrastructure development, QTC actively promotes four key and related considerations.

The first consideration is to facilitate informed decision making, ensuring Government has accurate, appropriate and complete information to properly assess value in infrastructure procurement. Informed decision making is integral to our second key consideration, which is to concentrate delivery on projects that will provide the greatest value and deliver on the unprecedented opportunity the current environment provides to improve the lives of Queenslanders. The third of our considerations is to support consideration by the State of its capacity to pay for the infrastructure planned. The question of financing, appropriately, comes last in our considerations, acknowledging its place in the decision-making process, but also its importance, as every financing dollar that is wasted is one less dollar for future capacity building.

While these considerations have always been on our radar, they are becoming increasingly important — particularly as the Queensland economy recovers and develops (in line with the shift in global economic power to our region), the volatility of financial markets continues, and fiscal management makes the contribution of the infrastructure and services being financed by the debt we issue, critical to the State’s ongoing success.

Within our organisation, we were delighted to welcome Philip Noble to the role of Chief Executive in December 2010, and QTC’s Board, management and employees are now enjoying the benefits new leadership brings. Together, we’re looking forward to another successful year.

On a final note, our thoughts remain with our neighbours, both here in Queensland, and those in Japan and New Zealand, as we rebuild our communities following significant natural disasters.

STEPHEN ROCHESTER

Chairman

OPTIMISED GOCs’ CAPITAL STRUCTURE

QTC was advisor to Queensland Treasury in its recent capital structure reviews of selected Government-owned corporations (GOCs).

QTC’s advice provided recommendations as to optimal capital structures for eight GOCs, based on their current financials and five-year projections, to ensure they retained investment grade (BBB- or higher) credit ratings.

Through this process, QTC broadened the scope of its reviews to provide more meaningful analysis for clients, many of whom used the reviews as a tool to further scrutinise certain financial aspects of their business.

To support the review process, QTC enhanced its analytical models to assess the impact of a new carbon tax on the GOCs under review.

In a separate process, QTC had earlier undertaken a comprehensive review of the capital structure required for the new Queensland Rail GOC, post separation of the QR National businesses, which effectively established opening debt balances and balance sheet structure from 1 July 2010.

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011 9

CHIEF

EXECUTIVE’S

REPORT

PHILIP NOBLE

In the first few months of my introduction to Queensland Treasury Corporation, I witnessed the success of the newly implemented operating model and structure as it enabled us to mobilise quickly to assist our clients in the immediate aftermath of the flood and cyclone natural disasters.

As is often the case, nature’s overwhelming force brought out the best in everyone involved, and I was very pleased to witness the fortifying of QTC’s role in supporting the State’s financial sustainability over the past six months. Similarly, LGIS — QTC’s joint initiative with the Local Government Association of Queensland — has been actively involved, providing hands-on assistance to councils in their applications for reimbursement under the Australian Government’s National Disaster Relief and Recovery Arrangements.

Client highlights

Throughout the year, we worked closely with our clients to deliver significant benefits to their businesses and the State, in areas ranging from the identification of optimal funding solutions from a cost and debt management perspective, through to support in the identification and management of financial risks in a number of major projects. In particular, we:

• achieved $484 million (2009-10: $376 million) in savings for clients and the State through our capital market activities and economies of scale that provided them with access to funding at comparatively low interest rates

• assisted with the management of the State’s financial risks associated with the restructure of the State’s assets, including the sales of major assets and mergers of key entities

• strengthened the State’s risk management approach, completing 40 credit and financial sustainability reviews of various Queensland public sector entities, 13 reviews of potential investments, eight capital structure reviews of Government Owned Corporations, and two post-investment reviews of State-held assets

• supported clients with their evaluations of potential delivery models for projects; and, in July 2011, established the Infrastructure Projects Assessment Team (IPAT), a joint Treasury-QTC initiative that will see us combine resources to better ensure public sector infrastructure projects are properly analysed, procured and delivered

• facilitated local government outcomes, by providing rebuilding support in the aftermath of the floods and cyclones, and developing the new generic water pricing model to assist with pricing water and sewerage services

• promoted collaboration on major projects, providing two of our most senior staff members to the State Government’s asset sale program, where they headed up the teams responsible for the successful sale of Forestry Plantation Queensland (June 2010), QR National (November 2010) and the Abbot Point Coal Terminal (May 2011), and

• enhanced decision making across Government, by providing bespoke training opportunities and support to build expertise in financial risk management.

10 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

Funding highlights

Despite the unprecedented uncertainty and volatility in the global markets, we successfully met our clients’ 2010-11 funding requirements and our debt refinancing requirements of $17 billion. In doing so, we increased our domestic and global coverage and interaction with investors, and actively managed the withdrawal of the Australian Government’s guarantee on new debt issued after 31 December 2010, by re-establishing QTC’s State Government Guaranteed yield curve. These two strategies continue to provide benefits in terms of access to liquidity and cost of funds.

Over the course of the year, we were well supported by investors in the establishment of seven new liquid AUD benchmark bond lines — Q2011, Q2012, Q2013, Q2015, Q2018, Q2022 and Q2024 — each with the sole guarantee of the Queensland State Government. We also increased, to 17 banks, the membership of our global distribution group, which is committed to providing investors with two-way pricing and easy and reliable access to transact in QTC’s debt securities.

One notable highlight of the year was the presentation to QTC of KangaNews’s Australian Domestic Sovereign/Agency Deal of the Year Award, for the AUD 4 billion 2014 bond issue. Offered in a syndicated deal for QTC investors to switch out of the QTC December 2014 Australian Government guaranteed bond line, the deal was, at the time, the largest single day nominal bond transaction in Australian market history.

Corporate highlights

The development and implementation of QTC’s strategic and corporate plans for 2010-2014, following the organisation’s restructure in the prior year, was a key achievement in the review period.

Under these plans, and in conjunction with the introduction of a number of new senior staff, we received positive results from our external client survey, which was a testament to the hard work and commitment of every QTC employee. Pleasingly, the external client survey results indicated that 80% of respondents believe QTC provides a better service than other providers.

In addition to the significant client benefits provided this year, these achievements will provide a solid foundation to deliver greater value to our clients in the years to come.

Appropriate risk management remains a priority for QTC, with a comprehensive review of the organisation’s most significant risks. This review is providing QTC with the opportunity to reconsider current approaches to managing risk and will help create a path and vision to improve sustainability, effectiveness and performance.

For the first time in QTC’s history, we put into practice our long-standing and regularly-tested business continuity plan during the January floods. Throughout that challenging time, QTC’s core business remained operational and client and market transactions proceeded as business as usual. As with all ‘live’ situations, some minor improvements were identified to enhance our BCP capability and a full business impact assessment will be completed this year.

Looking forward, economic activity in the State is expected to pick-up as the reconstruction efforts build momentum and a rapid increase in investment in the State occurs, with the expansion of the coal networks and as construction accelerates in the large LNG projects around Gladstone. I am confident the outlook for Queensland, at an aggregate level, is a bright one.

QTC is well positioned and appropriately resourced to address the challenges of managing its sizeable borrowing program in the volatile global market place, as well as the increasing demand from clients for unique and specific financial risk management solutions. I look forward to leading QTC’s dedicated and talented team as we support the State in its rebuilding task, provide funding that ensures Queensland’s ongoing growth, and build our organisation to a point where we can truly say we are partners with our clients in financial sustainability.

PHILIP NOBLE

Chief Executive

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011 11

SUPPORTED ERGON TO IMPROVE ELECTRICITY EFFICIENCY

QTC has assisted Ergon Energy in developing its business case to create its own dedicated data communication network, which will improve its ability to service Queensland's electricity consumers.

UbiNet will underpin the future connection of a range of sophisticated technologies on Ergon Energy's electricity grid. It also supports the development of Ergon Energy's ability to remotely monitor, analyse, and manage their electricity network, thereby improving network performance, reducing service interruptions and enabling initiatives to save energy.

QTC worked closely with Ergon Energy, reviewing its business case for UbiNet including the financial modelling supporting the proposal's strategy and key propositions.

QTC's involvement played a critical part in assisting Ergon Energy to progress the project to the implementation stage.

150k KILOMETRE ELECTRICITY NETWORK TO BE LINKED

680k ERGON ENERGY CUSTOMERS ASSISTED BY DEAL



Image supplied by Ergon Energy

12 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

QUEENSLAND

TREASURY

CORPORATION

CORPORATE PERFORMANCE REPORT 2010-11

CORPORATE PERFORMANCE REPORT 2010-11

Delivering client value

• QTC generated $484 million of quantifiable savings for clients and the State through its capital market activities and economies of scale that provided them with access to funding at comparatively low interest rates.

• QTC’s cash fund management outperformed its benchmark, the UBS Bank Bill Index, by 50 basis points.

• The client survey found 80% of respondents believe QTC provides better service than other providers, rating ‘value delivered’ at 6.9 out of a possible 10 (where 7 represents ‘best-in-class’, and 10 represents ‘best imaginable’).

Building client loyalty

• Significant focus was devoted to leveraging the implementation of our new client-centric operating model and subsequent internal reorganisation, designed to enhance our engagement with and capacity to service clients.

• Our five-year strategic plan, aligned to the new client-centric model, was developed and progress was made on implementing the supporting initiatives.

• We continued our commitment to seeking ongoing feedback, through post-advisory and client surveys, to ensure our continued focus on client needs and enable continuous improvement.

• In the client survey, clients rated their overall loyalty sentiment to QTC as 8.3 out of 10, with 95% expressing ‘positive’ or ‘extremely positive’ sentiment towards QTC.

• In post-advisory surveys, clients rated QTC an average of 8.5 out of 10 for achieving their outcomes.

Ensuring access to funding

• QTC successfully met clients’ funding requirements despite significant volatility in the global markets.

• The State’s $17 billion borrowing program was funded, which included $2.3 billion sourced in advance of requirement.

• Work was undertaken to improve access to liquidity and lower cost of funds:

• Relationships were strengthened with the 17 financial market intermediaries of our Fixed-Interest Distribution Group, which offers unique access for clients to global financial risk management solutions.

• QTC’s State Government Guaranteed yield curve was re-established following the announcement of the pending withdrawal of the Australian Government guarantee for new debt issued after 31 December 2010.

• QTC undertook a global marketing program to underline the strength and security of investing in Queensland, participating in meetings and conferences with central bank and institutional investors in key markets in Europe, Asia and the Americas, as well as in Australia.

• Investors from 16 significant international markets joined us for the third annual CBA/QTC Australasian Fixed Income Conference. With the aim of promoting investment and highlighting the strength of the State’s continuing economic growth, the conference included a study tour of some of Queensland’s major industries (tourism, mining and major infrastructure).

14

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

Supported more efficient power generation

QTC has supported the Office of Government-Owned Corporations (OGOC) in its review of the State’s coal-fired electricity generators, which saw three entities merged into two.

QTC’s work covered a six-month period, producing a series of capital structure reviews and complex financial models to analyse various scenarios. The conclusions and recommendations of these reviews informed the financial restructuring of these generator companies.

The Genco Review examined the changing market environment and the risks to Government of maintaining its existing three-entity model, finding the current structure was not sustainable long-term.

The objective of the restructure was to make the two resulting companies–CS Energy and stanwell–more efficient in their operations and equity requirements from the State to ensure value for money for Queenslanders.

Enhancing product offering

• Our new approach to the development, assessment, delivery and measuring of products and services ensured clients received solutions tailored to their individual needs, and contributed to a 25% increase in demand for advisory services.

• QTC’s training courses in financial risk management, corporate finance management, cost of capital and central treasury management provided hands-on opportunities for clients to enhance their own expertise, and was endorsed with excellent client feedback.

• Development continued on the client transaction system that will, when rolled-out, offer clients an enhanced experience and greater efficiency by allowing them to undertake day-to-day management of their own borrowing requirements online.

Managing risk

QTC manages risk within an enterprise-wide framework that supports the achievement of strategic objectives by ensuring risks are effectively identified, evaluated, managed and reported using a consistent, well-understood approach.

• A comprehensive review of the organisation’s key or significant risks was completed to ensure they were identified, understood and managed by appropriate mitigation processes.

• A review of market risk and liability portfolio management was undertaken to look at current approaches and, in light of significant changes in the financial markets, consider ways they could be better managed.

• A framework for internal control assurance was developed, outlining how to design, assess and monitor risk management controls and will provide the Board with greater assurance that risks are effectively managed and mitigated. The framework will be implemented to strengthen QTC’s enterprise-wide risk management program and control environment in the coming year.

QTC reviewed the changing market environment and the risks to Government of maintaining its three-entity model.

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

15

HELPED STANWELL TO MAXIMISE SALE VALUE

QTC’s independent review of the sale process of Stanwell’s Western Australian wind assets–50% each of the Emu Downs Wind Farm and the Badgingarra Wind Development Project-helped the genco achieve an optimum result.

The review assured the Board of Stanwell that the sale, a relatively complex transaction, was structured in a way that would achieve the best price for their asset and appropriately managed the financial risks.

QTC worked alongside Stanwell as the transaction progressed, offering timely strategic advice on a range of complex commercial, financial and legal issues and providing reports shortly after indicative and final offers were made.

This allowed Stanwell to factor QTC’s advice into their decision making and ensure that the necessary approvals were obtained within the sale process deadlines.

The final report was provided to Stanwell’s shareholding Ministers as part of their submission for approval to proceed with the sale.

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

$171m

SALE PRICE ACHIEVED

80 MEGAWATT WIND FARM

CAN POWER 50,000 HOMES

16 Image supplied by Stanwell Corporation Limited

Building team capacity

Our people and their ability to use their skills and expertise to work with our clients is our greatest strength. In recognising our employees’ criticality to our success, QTC is committed to the ongoing development of a supportive, high-performance culture, characterised by professionalism, communication, learning and pride, and acknowledges the need to proactively retain and attract the right mix of people and skills so that we can achieve our corporate goals and ensure QTC’s sustained business success.

Each of the 220 QTC team members was selected for the skills, knowledge and experience they bring to the organisation. Maintaining an environment where people continually develop their skills and expertise required to create valued client solutions and enhance organisational effectiveness is the cornerstone of our people strategy.

In the year under review, the organisation’s turnover rate was 17.5% (2009-10: 13.5%) and its average employee tenure was 6.01 years (2009-10: 6.19 years). While focusing on the mix of skills and expertise needed to support the newly introduced client-centric operating model, opportunity arose to attract new employees with complementary skill sets.

In the year ahead, we are committed to achieving greater employee engagement and retention, and helping QTC build and sustain its organisational capability, with initiatives underway that will invest in our employees’ potential and their well-being, support our culture, embed our corporate values, and establish attraction strategies.

Strengthening our leadership and management capability is a key priority for the next year, as we strive for consistency and continual learning through our people management practices. This will play a crucial role in developing capacity and skills to support our people and organisational objectives. Driven by a need to ensure a sustainable and resilient organisation, we will implement a targeted leadership development program to build and sustain QTC’s leadership capacity and support employee engagement.

QTC values the input of employees in helping to shape their workplace and, in May 2011, approximately 85% of employees completed the biennial Employee Engagement Survey to share their perceptions of working at QTC. The survey results indicated that employees enjoy their work tasks and the people focus and practices, and identified key areas for further improvement, which included change management, managing performance, and career opportunities.

Looking forward, we will encourage and support our leaders as we strive to create an environment of trust and recognition that leads development of staff capabilities and drives a positive and collaborative organisational culture. Ongoing focus on improving the management of change and performance, as well as the alignment of the performance framework to the client-centric operating model, will be the key inputs for optimising employee engagement.

Through renewed commitment to cross-organisational learning and development initiatives, and using structured learning and professional development programs and experiences, we will promote opportunities to grow and transition our people and further develop their skills and expertise. To support these initiatives, we will also establish a regular process to assess the availability and proficiency of technical and non-technical skills throughout the organisation to ensure we have the required capacity and capability to deliver client solutions.

Developed sustainable water pricing model for councils

In collaboration with four of Queensland’s largest councils, QTC developed a powerful financial tool to assist local governments to sustainably price their water and sewerage services.

The Best Practice Pricing and Financial Sustainability Model was cooperatively developed with the Townsville and Cairns City and Toowoomba and Mackay Regional Councils.

The model provides a tool for local governments to confidently determine regulatory compliant price paths for water and sewerage services over a 20-year period, enabling their water business to move towards financial sustainability. It also provides a full suite of financial reports and financial sustainability ratios.

The model won the Asset and Financial Management category at the 2011 National Awards for Local Government. The Awards recognise the innovative work of local governments, showcasing unique local solutions to common problems.

Working collaboratively with some of Queensland’s largest councils, QTC has developed a model to help local governments sustainably price their water and sewerage services.

Image supplied by Townsville City Council

2011

ASSET & FINANCIAL MANAGEMENT WINNER AT NATIONAL AWARDS

FOR LOCAL GOVERNMENT

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

17

Image supplied by Craig Ford

Indigenous communities like Yarrabah in far north Queensland, often disadvantaged because of their remote location and small size, were empowered with advanced financial management skills through expert training from QTC.

EMPOWERED INDIGENOUS LOCAL GOVERNMENT

QTC is engaging Queensland’s Indigenous local governments in a project to improve their financial sustainability.

Supporting the Local Government Association of Queensland (LGAQ) and the Department of Local Government and Planning, QTC is helping to deliver the

Advancing Assets Management in Local Government program to Queensland’s 17 Indigenous and Torres Strait councils.

The program empowers councils to take a whole-of-organisation approach to asset management, and supports them to incorporate whole-of-life costing, community planning and asset management planning into their budgeting process. It also provides the tools and best practice framework to enable continuous improvement.

The LGAQ secured funding from the Australian Government’s Local Government Reform Fund to deliver the program to Indigenous and Torres Strait councils as a matter of priority.

The project will ensure councils can meet their obligations under the new Local Government Act 2009 and improve their success in accessing grants from the Australian and Queensland governments.

QTC is applying its financial planning expertise to help the councils to capitalise on their enhanced asset management capacity.

With QTC’s assistance, the councils are evaluating their financial strategies and preparing robust 10-year financial forecasts.

QTC advisors visited 16 of the 17 Indigenous and Torres Strait councils to run group workshops and one-on-one training sessions for senior managers and finance staff.

16

INDIGENOUS COUNCILS SHARING QTC EXPERTISE

10-year

FINANCIAL

FORECASTS CREATED

EVALUATED BENEFITS OF GATEWAY UPGRADE

The Department of Transport and Main Roads has received approval to develop a business case for the proposed Gateway Upgrade North project, after acceptance of the preliminary evaluation on which QTC was a key collaborator.

The Business case will investigate strategic upgrades to the northern section of the Gateway Motorway between Nudgee and the Bruce Highway

QTC’s role on the preliminary evaluation was to undertake a value-for-money assessment, provide training in a financial model template it developed, review the market sounding report, and complete reporting requirements associated with the submission to stakeholder Government departments.

Image supplied by Paul Ewart

Options being considered to upgrade the Gateway Motorway include median widening of the existing motorway from four to six lanes between Nudgee and the Deagon Deviation.

18

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

ENSURED CONTINUITY OF SERVICE

The priority QTC places on our Business Continuity Plan (BCP) proved a sound investment during the Brisbane floods, allowing us to service our clients throughout the crisis.

The BCP, developed over many years and continually fine-tuned and tested, is critical to QTC’s effective operation.

Although the evacuation of the CBD and the cutting of power supplies required QTC to leave its headquarters for three days, the BCP ensured we were able to process client and market transactions and maintain critical contact with clients, the financial markets and, importantly, our staff.

We didn’t miss a single trade, transaction or critical date.

100%

OF CRITICAL

TRADES AND

TRANSACTIONS

COMPLETED

3 days EVACUATED

FROM CBD

ANNUAL REPORT 2010-2011 QUEENSLAND TREASURY CORPORATION

Image supplied by Newspix/Jeff Camden 19

With $8.8 billion of electricity distribution assets spanning more than 25,000 square kilometres of south-east Queensland, ENERGEX approached QTC to help it mitigate against inflation affecting its growing business.

1.3 m

RESIDENTIAL

CUSTOMERS

$8.8b

IN HIGH-PERFORMING

DISTRIBUTION

ASSETS

ADVISED ENERGEX ON MANAGING INFLATION

An innovative approach to funding is helping ENERGEX manage its inflation risk.

QTC worked closely with the electricity distributor and Westpac Banking Corporation to develop a strategic and highly tailored solution.

Detailed analysis of available inflation products indicated that an inflation swap was the best product, an option preferred by the ENERGEX Board.

QTC undertook to incorporate this product into the Client Specific Pool for the first time to create an inflation-linked interest rate.

This solution provides significant risk management benefits that satisfy a range of accounting requirements and matches funding to the timing of ENERGEX’s underlying inflation risk exposure.

QTC was able to demonstrate the efficacy of the new strategy, which could also benefit other regulated entities, by building a robust quantitative model.

As part of the process, QTC built a detailed financial model to asses the impact of inflation on the regulated revenue model under which ENERGEX operates.

The relocation of more than 100 families from the devastated Lockyer Valley community of Grantham to a new town in a safer location is the first project of its kind in Australian history.

THE RELOCATION OF GRANTHAM

The relocation of Grantham and other Lockyer Valley townships devastated by floodwaters in early 2011 is a major undertaking.

Lockyer Valley Regional Council engaged QTC to analyse the financial implications of the Australian-first Strengthening Grantham development.

The estimated $20-million project will move more than 100 families to a safer location while enabling them to retain their sense of community. It will require the construction of new buildings, as well as public spaces, roads and urban infrastructure.

The project has received strong support from residents and both State and Federal Governments.

The Council said QTC had been integral in contributing to the success of the initiative and that, by working directly with them, QTC had provided Council with an independent and unbiased approach which added validity to the process.

The response from the community has been extremely positive. On 6 August, residents had an opportunity to enter their preferences for a block of land on ‘ballot day’. More than 70 families took part in the Stage One ballot, demonstrating strong support for the project.

Strengthening Grantham will provide flood-affected families with a sustainable and secure future, away from the threat of floodwaters.

20

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

QUEENSLAND

TREASURY

CORPORATION

INVESTOR REPORT

QTC FUNDS THE QUEENSLAND GOVERNMENT PUBLIC

SECTOR

100% GOVERNMENT OWNED

20+ YEARS PROVEN OPERATING EXPERIENCE

09 HIGHLY LIQUID BENCHMARK BOND LINES

SAFE CONSERVATIVE AND TRANSPARENT FUNDING STRATEGIES

AA+ FULL GUARANTEE BY THE STATE OF QUEENSLAND

MOODY’S:

AA1/STABLE/P1

STANDARD AND POOR’S:

AA+/STABLE/A-1+

QUEENSLAND’S

ECONOMIC

HIGHLIGHTS

QTC has an intrinsic link with the State of Queensland with all of its debt securities and derivatives guaranteed by the Treasurer of Queensland, on behalf of the State Government. With this strong system of support, QTC funds the Queensland Government’s capital infrastructure programs.

Future investments for Queensland

Looking forward, Queensland is poised for a significant investment surge that will carry the State’s economy on a new wave of prosperity. Business investment in Queensland is forecast to grow 27.75% in 2011-12 with investment in resources gathering momentum as the multi-billion dollar liquefied natural gas (LNG) projects ramp up.

Cairns

Mount Isa

Gladstone LNG

Gladstone

Australia Pacific LNG

To Moomba SA Roma

Brisbane

Major projects under consideration

$500 million to $3 billion

Byerwen Coal Project

Grosvenor Project

$3 billion to $10 billion

Port of Abbot Point Coal Terminal Expansion and Multi-Cargo Facility

Wandoan Coal Project

Caval Ridge

Kevin’s Corner

China First

Tad’s Corner Coal Project

Dudgeon Point Coal Export Terminal

Committed or under consideration

$500 million to $3 billion

Xstrata Mount Isa Expansion

Ernest Henry Mine Extension

Broadmeadow Mine

Hay Point Coal Terminal Expansion (HPX3)

Moranbah Ammonium Nitrate Project

Daunia Mine

Lake Vermont

Coal Mine Expansion

Wiggins Island

Coal Export Terminal

Yarwun 2

$3 billion to $10 billion

Wandoan Coal Project

Middlemount Coal Project

Kestrel Mine Extension

$10 billion +

Australia Pacific LNG

Gladstone LNG

Queensland Curtis LNG

Pipeline projects

Northern Missing Link QSN3 Pipeline Project

Liquefied natural gas (LNG) and coal projects underpin the large volume of investment expected in Queensland in the coming years.

22 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

Queensland’s diversified economy

8%

4%

15% 10%

8% 8%

3%

7%

3%

17%

6% 5%

17%

Mining

Wholesale & retail trade

Transport & communications

Manufacturing

Construction

Finance & insurance

Health

Public administration & safety

Professional, scientific & technical services

Education

Retail, hiring & real estate services

Agriculture

Other services

Allowance for variation

Queensland’s economy is diversified across many sectors. Mining is the largest sector, with finance and property services and wholesale and retail trade also significant.

Queensland’s

diversified

economy

provides

strength and

resilience

Investing in infrastructure: Capital Program 2011-12

• The Queensland Government invests in infrastructure to support population and employment growth.

• The State’s $15 billion annual capital program, which was revised down from $17 billion following a reprioritisation of projects as part of the $1.75 billion reconstruction effort, was announced in the Government’s 2011-12 budget.

• QTC will continue to be a regular issuer in the market to fund the Queensland Government’s ongoing capital infrastructure program.

Queensland’s disaggregated infrastructure spending

AUD billion 20.0 18.0 16.0 14.0 12.0 10.0 8.0 6.0 4.0 2.0

0.0 2004-05 2005-06 2006-07 2007-08 2008-09 2009-10 2010-11 2011-12

Transport infrastructure Health, housing & community services Education & training Water infrastructure Law, order & public safety Other infrastructure* Energy infrastructure

Spending on improving Queensland’s transport, health and energy services comprises the bulk of the Government’s capital works program.

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011 23

GOVERNMENT FORECASTS

GSP 5%

2011-12 RESULTS DRIVEN BY:

Natural disaster recovery work

Business investment (27% in 2011-12)

Exports (Coal, LNG – $40 billion approved projects, $40 billion pending approval)

Major trading partners’ growth

2010-11 economic review

The level of Queensland’s real gross state product (GSP) is estimated to have been unchanged in 2010-11, largely reflecting the impact of natural disasters on the export sector.

Severe flooding across much of the State, along with the effects of Cyclone Yasi, are estimated to have reduced GSP by 2 1/4 percentage points, or $6 billion in real terms, this financial year.

After falling 18.3% in 2009-10, business investment rose 13% as firms took advantage of the strong Australian dollar to purchase equipment and resources-related investment drove engineering construction to a new peak.

Net exports are estimated to have subtracted 2 1/4 percentage points from economic growth in 2010-11, resulting from the natural disasters and the high Australian dollar, and significant investment in machinery and business equipment.

Growth predicted for 2011-12

Economic growth comparison

Annual % change

7 Housing boom Mining boom GFC Forecast

6

5

4

3

2

1

0 2000-01 2001-02 2002-03 2003-04 2004-05 2005-06 2006-07 2007-08 2008-09 2009-10 2010-11 2011-12 2012-13 2013-14 2014-15

Queensland Australia

Despite the natural disasters in 2010-11, Queensland’s economic growth rate is expected to rise above its long-run trend, as well as above the national average over the coming years.

2011–12 Forecast Economic growth by state

Annual % change

6

5

4

3

2

1

0 NSW Vic Qld SA WA Tas

Queensland’s economic growth rate is expected to lead the Australian states, with business investment forecast to grow 27.75% and exports forecast to grow 10% in 2011-12.

*All measures are expressed as annual percentage change.

Clear evidence of Australian Government support

50% of State’s revenue comes from Australian Government in GST revenue.

Through the Australian Government’s Natural Disaster Relief and Recovery Arrangements, the State is reimbursed for 75% of the cost of restoration and recovery works associated with damage from natural disasters.

The revenue provided by the Australian Government to the States is distributed on the basis of horizontal fiscal equalisation ensuring that each state has the capacity to provide services to the same standard.

24 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

Supporting Queensland’s rebuilding

The efforts of 12 Queensland councils to rebuild communities impacted by Tropical Cyclone Yasi and the devastating floods of late 2010 and early 2011 have been boosted with assistance from Local Government Infrastructure

Services (LGIS).

LGIS is a joint venture between QTC and the Local Government Association of Queensland.

Between them, the 12 councils sustained around $800 million in damage to facilities and infrastructure.

LGIS has been engaged directly by the councils to provide in-field assistance to complete damage assessments and prepare funding applications in line with Queensland Reconstruction Authority (QRA) requirements.

This will accelerate the process of getting vital community infrastructure recovered and rebuilt.

LGIS is now moving into the next phase of the project, working with councils to select the best value for money infrastructure reconstruction options and assisting with the procurement process.

$800m

OF DAMAGE

BEING REPAIRED

Fiscal improvements

Disaster recovery

• $6.8 billion to rebuild following 2010-11 natural disasters, with the Australian Government committed to funding up to 75% of those rebuilding costs.

• Anticipated cost to Queensland will be $1.75 billion.

Improved economic conditions = increased business investment

• As private sector investment picks up, the Queensland Government’s capital spending will decline moderately.

• Capital spending estimates: $12.3 billion in 2011-12, down to $10 billion 2014-15.

Improvement in net operating balance

• Budget surplus for 2015-16 remains on track.

Australian Government

will fund up

to 75% of

recovery and reconstruction

General Government sector net operating balance

AUD million 2000

1000

0

-1000

-2000

-3000

-4000

-5000 2009-10 2010-11 2011-12 2012-13 2013-14 2014-15 2015-16 2016-17 2009-10 Budget-2010-11 Budget-2010-11 MYFER* - 2011-12 Budget

One of the Queensland Government’s fiscal principles requires a General Government net operating surplus as soon as possible, but no later than 2015–16.

* MYFER - The Queensland Government’s Mid Year Fiscal and Economic Review

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011 25

Since 1988, QTC has funded the State of Queensland's public sector capital works programs and remains an important pillar in Queensland's economic growth story.

QTC'S INVESTOR HIGHLIGHTS

Investing in the State of Queensland

QTC was established to provide Queensland's State and local governments with access to funding—by implementing short-term and long-term funding facilities in Australian and overseas capital markets—to achieve the most cost effective debt issuance and management for the State.

QTC continues to maintain a high-quality asset portfolio of loans and investments, with a loan portfolio covering 238 clients—underpinned by Queensland's AA+ credit rating.

In 2010–11, QTC successfully met the borrowing requirements for Queensland's $15 billion capital infrastructure program.


Onshore and offshore investors
Invest in Queensland/ QTC bonds
Proceeds used by Government entities
Significant capital infrastructure programs
Continued Queensland economic growth

Funding principles

CONSERVATIVE: Balanced debt maturity profile supported by liquid reserves

PRUDENT: Board approved and monitored risk management practices

TRANSPARENT: Comprehensive, regular market updates

COMMITTED: Valued long-term investor and intermediary relationships

Credit Ratings

	Long-term	Short-term	Outlook
Local currency			
Moody's	Aa1	P1	Stable
Standard & Poor's	AA+	A-1+	Stable
Foreign currency			
Moody's	Aa1	P1	Stable
Standard & Poor's	AA+	A-1+	Stable
Australian Government guaranteed*			
Moody's	Aaa	N/A	Stable
Standard & Poor's	Aaa	N/A	Stable

*Selected AUD domestic and global denominated benchmark bond lines issued by QTC, are guaranteed by the Australian Government and carry a AAA/Aaa credit rating by Standard & Poor's and Moody's Investors Service respectively.

- On 16 June 2009, the Queensland Government took up the Australian Government's offer of a time-limited, voluntary guarantee over existing and new issuances with maturities between 1 and 15 years.
- On 7 February 2010, the Australian Government announced the withdrawal of its guarantee on the state and territory Australian dollar denominated term debt issued after 31 December 2010. QTC bonds lines covered by the Australian Government guarantee are guaranteed until maturity or retirement.

26 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011

KangaNews Awards 2010: Australian Domestic Sovereign/Agency Deal of the Year

AUD 4 billion, 5.75%, November 2014

In December 2010, QTC was awarded KangaNews's Australian Domestic Sovereign/Agency Deal of the Year for its AUD 4 billion 2014 Bond Line.

This bond line was offered in a syndicated deal as a switch out of the December 2014 Australian Government guaranteed bond line. The deal, which was also the first non-Australian Government guaranteed book build by any state since the guarantee was made available in 2009, grew to become the largest single day nominal bond transaction in Australian market history with its final size of AUD 4 billion.



Proceeds from QTC's award-winning 2014 bond were primarily used to re-finance the State of Queensland's core electricity businesses—Ergon Energy and ENERGEX.

Year in review: Meeting investor requirements

- To ensure access to funding for the State of Queensland through the global financial crisis, QTC elected to take up the Australian Government's time limited guarantee on a number of our bond lines. This guarantee will remain in place for these particular bonds (see diagram below) until the bonds mature or are bought back and cancelled by QTC. These bonds are rated AAA/Aaa by S&P's and Moody's Investors Service respectively.

QTC AUD AGG* Bonds, outstandings by maturity (as at 30 June 2011)


AUD million
6000
5000
4000
3000
2000
1000
0
AAA/Aaa
TOTAL: AUD21,655
Domestic: AUD19,850
Global: AUD1,805
1262
585
3379
589
2729
631
4634
4613
3234
16 Apr 12
6.5%
14 Aug 13
6.0%
14 Oct 15
6.0%
14 Sep 17
6.0%
14 Jun 19
6.25%
14 Jun 21
6.0%
Domestic lines
Global lines #

- However, with the guarantee from the Australian Government no longer available from 1 January 2011 for any new State Government issuance, QTC has focused on re-establishing its State Government guaranteed yield curve to ensure investors have access to strong credit and product alternatives.
- QTC established seven new liquid AUD benchmark bond lines, guaranteed solely by the Queensland State Government, during the course of the 2010–11 financial year, with further issuance into each line expected in the future.
- Our marketing strategy involves engaging with investors and financial market intermediaries, both in Australia and offshore, to better understand their needs as investors and build strong partnerships through providing regular updates on:
  - the strength of Queensland's economic and fiscal position, and
  - QTC's planned funding activities and annual borrowing requirements.

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011 27

THE THIRD ANNUAL QUEENSLAND TREASURY CORPORATION AND COMMONWEALTH

BANK OF AUSTRALIA AUSTRALASIAN FIXED INCOME CONFERENCE

October 2010

Following the success of previous conferences, QTC and the Commonwealth Bank of Australia hosted the third Annual Australasian Fixed Income Conference for institutional investors.

The conference provided investors with an overview of the Australian fixed income market and the continuing economic growth of Queensland. The Australian fixed income market continues to experience a high degree of interest from investors seeking high credit worthy, liquid fixed income investments.

Investors from 16 countries–including China, Singapore, Indonesia, Taiwan, Sri Lanka, Russia, Japan, New Zealand, Hungary, Macao, Poland, North America and South America–took advantage of the unique opportunity to experience first hand the scale and scope of some of Queensland’s key ‘hard assets’.

The infrastructure tour included a visit to one of Australia’s largest port facilities, where coal is exported to Queensland’s major trading partners, as well as the sites for the multi-billion dollar liquid natural gas developments that are currently underway.

QTC’s investors also benefited from the opportunity to become more familiar with the AUD fixed income market and network with peers from

other jurisdictions.

28 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

New issues for 2010-11

	Maturity	Coupon	Date issued	Amount (AUD)
Q2011	21 Jun 2011	6.0%	23 Jul 2010	2.7 billion
Q2012	23 Apr 2012	6.5%	23 Jul 2010	1.7 billion
Q2013	21 Aug 2013	6.0%	20 Oct 2010	1.55 billion
Q2015	21 Oct 2015	6.0%	14 Oct 2010	1.6 billion
Q2018	21 Feb 2018	6.0%	14 Feb 2011	4.0 billion
Q2022	21 Jul 2022	6.0%	4 Apr 2011	3.1 billion
Q2024	22 Jul 2024	5.75%	23 Jun 2011	1.0 billion

Access to funding

QTC maintains a range of funding facilities, shown at 30 June 2011. This ensures access to funding in a range of currencies and formats.

FUNDING FACILITIES

Overview as at 30 June 2011		Size AUD M	Maturities	Currencies
Short-term	Domestic T-Note	Unlimited	7–365 days	AUD
	Euro CP	USD10,000	7–365 days	Multi-currency
	US CP	USD5,000	1–270 days	Multi-currency
Long-term	Domestic Bond	Unlimited	9 benchmark lines: 2012–2024	AUD
			6 AGG* lines: 2012–2021	AUD
			1 preferred line: 2033	AUD
			1 CIB***: 2030	AUD
	Global Bond	AUD20,000	3 AGG* lines: 2012–2017 (transferable to domestic bonds)	AUD
	Euro MTN	USD10,000	Subject to market regs	Multi-currency
	US MTN	USD10,000	9 months–30 years	Multi-currency

Credit strength

RATINGS AGENCY STANDARD AND POOR'S IDENTIFIED QTC'S STRENGTHS IN ITS MAJOR RATING FACTORS AS:

- Intrinsic link with the State of Queensland
- A strong system of support
- Robust and diversified State economy
- Excellent financial management
- Very positive liquidity

Source: Standard & Poor's; Global Credit Portal Ratings Direct; 15 March 2011

Funding strategy and sources

Indicative borrowing program 2011–12: AUD 22 billion



75–80%
15–25%
0–5%

AUD BENCHMARK & NON-BENCHMARK LINES

Domestic bond lines

AGG bond lines**
- Domestic and global

Preferred bond lines
- 2033 maturity
- 2030 CIB maturity***

Domestic retail
- Qld public bonds
- Designated investments

COMMERCIAL PAPER
- Domestic T-Notes
- Euro CP*
- US CP*

MTN*
- Euro (Listed on Luxembourg Stock Exchange)
- US (SEC Shelf Registration)

Source by facility



59%
28%
4%
3%
2%
1%
1%
1%
1%

TOTAL BORROWINGS: AUD71.4 BILLION

- AUD Domestic Benchmark Bonds
- AUD AGG* Domestic Bonds
- AUD T-Notes
- AUD AGG** Global Bonds
- Euro CP
- Euro MTN
- AUD Capital Indexed Bonds
- Other domestic (public, private etc)
- US CP

Source by investor location



55%
45%

- Onshore
- Offshore

QTC maintains a diversified global approach in meeting Queensland's funding requirements.

** All foreign currency borrowings are fully hedged*
*** AGG—Australian Government guaranteed*
**** Capital indexed bond*

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011 29

Strong global partnerships

DEDICATED DISTRIBUTION GROUP

QTC has dedicated dealer panels to ensure investors have choice and reliable access to trade in QTC’s debt securities.

Our Fixed Interest Distribution Group of 17 Banks is committed to making two way pricing in the secondary market for QTC’s bonds, as well as supporting our primary issuance activity.

QTC’s Fixed Interest Distribution Group* includes:

ANZ citi

Bank of America Merrill Lynch

BARCLAYS CAPITAL

BNP PARIBAS

The bank for a changing world

CommonwealthBank

Credit Suisse HSBC RBS

The world’s local bank

J.P.Morgan NOMURA National Australia Bank

RBC Capital Markets*

UBS Westpac

Institutional Bank

*Actual dealer entities may vary depending on the facility and location of the dealer. N.B. HSBCs appointment to be confirmed on completion of legal formalities.

Liquidity

QTC’s AUD benchmark bonds are its principal source of funding.

QTC provides investors with a choice of nine benchmark bonds, ranging in maturity from 2012 to 2024.

QTC offers a regular issuance program that is maintained on a tap, tender, reverse enquiry, and syndication basis.

Significant depth in Australian fixed income market.

Based on current fiscal estimates, the volume of semi-government bonds is expected to increase over the forward estimates period.

QTC AUD domestic benchmark bonds, outstandings by maturity, as at 30 June 2011

AUD million

8,000

7,000

6,000

5,000

AA+/Aa1

TOTAL:AUD 43,922

4,000

7757

6939

*Capital Indexed

** Preferred

3,000

4806

5076

4400

5755

2,000

3487

3265

1,000

1100

0 23 Apr 12 21 Aug 13 21 Nov 14 21 Oct 15 21 Apr 16 21 Feb 18 21 Feb 20 21 Jul 22 22 Jul 24 20 Aug 30* 14 Mar 33**

6.5% 6.0% 5.75% 6.0% 6.0% 6.0% 6.25% 6.0% 5.75% 2.75% 6.5%

Future funding requirements

QTC estimates the borrowing requirement for the 2011-12 financial year will be $22 billion, following the release of the Queensland State Budget on 14 June 2011 (www.budget.qld.gov.au).

This borrowing estimate includes $14 billion in new funding to meet the capital works and asset procurement requirements of the Queensland public sector, plus $10 billion to refinance maturing debt. Funding will be sourced through term debt and commercial paper issuance. A total of $2.3 billion has been funded in advance of requirements.

QTC’s 2011-12 Indicative Borrowing Program

Borrowing details 2011-12 2010-11 mid-year

estimate AUD M update* AUD M

New borrowings

Capital works and asset procurement 14,100 3,600+

Funding in advance of client borrowings(2,300)(800)

Total new borrowing 11,800 2,800

Refinancing of maturing debt

Term debt 5,500 8,200

Commercial paper 4,700(1) 4,000

Total refinancing 10,200 12,200

Total Borrowing Program (2) 22,000 15,000

+ The significantly lower new borrowing requirement for the 2010-11 financial year was due to the receipt of funds from the sale of public assets. *Based on the State Budget 2010-11 Mid-Year Economic and Fiscal Update released on 28 January 2011.

(1) Commercial paper outstanding as at 30 June 2011.

(2) Funding activity may vary depending upon actual client requirements, the State’s fiscal position and financial market conditions.

The 2011-12 indicative borrowing program is expected to be funded as follows:

Funding source Expected raisings 2011-12

Range % Low AUD M High AUD M

Term raisings (3) 75-85 16,500 18,700

Commercial paper raisings 15-25 3,300 5,500

(3) Includes AUD nominal benchmark bond, AUD capital indexed bond and other term issuance.

30 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

FUNDED

WYARALONG DAM

Wyaralong Dam, critical to the plan to ‘drought-proof south-east Queensland, was completed with a $350 million loan from QTC.

Constructed across Teviot Brook, a tributary of the Logan River, the dam is a vital water conservation tool in the southernmost sector of Seqwater’s operations and will hold 103,000 megalitres when full.

Once connected to the SEQ Water Grid, Wyaralong Dam, in conjunction with Cedar Grove Weir and Bromelton Off Stream Storage, will enable up to an additional 27,000 megalitres a year of water to be supplied.

As well as storing vital supplies, Wyaralong Dam mitigated the effects of floodwaters on the downstream city of Logan during early 2011.

An important part of the project was the creation of the world-class Mt Joyce Escape Recreation Park to encourage the community to engage with and enjoy the facility.

This master-planned eco-tourism destination offers families a range of outdoor activities, including picnicking, camping, canoeing, bush-walking, mountain-biking and horse-riding, in a beautiful natural setting.

QTC provided funding to Queensland Water Infrastructure Pty Ltd, which was responsible for construction.

$350m 21K

TOWARDS DROUGHT-PROOFING

MEGALITRES OF WATER SUPPLY P.A.

ANNUAL REPORT 2010-2011 QUEENSLAND TREASURY CORPORATION

Image supplied by Seqwater 31

Existing SunWater infrastructure – Burdekin Falls Dam

Correct debt structuring will ensure SunWater can deliver infrastructure projects, which will improve bulk water supply to urban and mining customers in the Bowen and Galilee basins, cost effectively.

STRUCTURED DEBT FOR $1.9b IN PROJECTS FOR SUNWATER

QTC is providing debt structuring advice to the Office of Government-Owned Corporations (OGOC) and SunWater on $1.9 billion of proposed bulk water infrastructure projects to deliver water to the Bowen and Galilee mining basins.

The Connors River Dam, Connors to Moranbah Pipeline and the Moranbah to Alpha Pipeline projects are vital to the continuing development of the central Queensland coal industry and will deliver significant bulk water supplies to mining operations that rely on a secure water supply.

The Connors River Dam and Pipeline will deliver 49,500 megalitres p.a. of additional water supply to customers via a 133-kilometre large capacity pipeline to a small holding storage near Moranbah.

A separate 276-kilometre buried pipeline, the Moranbah to Alpha Pipeline, is proposed to deliver up to 25,000 megalitres to the Alpha region.

The projects will provide reliable water supplies to both mining customers and to the townships of Moranbah, Nebo and Alpha.



QTC is working closely with Queensland's electricity transmission corporation to overcome the challenge of managing interest rate risk when operating under a regulated revenue model.

MANAGING POWERLINK'S INTEREST RISK

Strategic advice is being provided to Powerlink on refinancing their Client Specific Pool ahead of their next regulatory reset in 2012.

This will allow them to effectively manage their interest rate risk and achieve an appropriate funding balance when the time comes for them to refinance.

QTC is working closely with Powerlink to provide strategic funding advice which will help them meet the challenges facing their business.

These challenges include managing the interest rate risk associated with the regulated revenue model that applies to electricity networks and the next regulatory reset in 2012.

QTC presented a range of options with different levels of interest rate risk, overall cost and execution risk.

QTC and Powerlink are continuing to work in collaboration to develop and refine the refinancing strategy.

32 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011

QUEENSLAND

TREASURY

CORPORATION

CORPORATE

GOVERNANCE

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Queensland Treasury Corporation (QTC) is committed to maintaining high standards of corporate governance to support its strong market reputation and ensure that organisational goals are met, and risks are monitored and appropriately addressed. QTC’s corporate governance practices are continually reviewed and updated in line with industry guidelines and standards.

STEPHEN ROCHESTER

BEc, FCPA, MAICD Chairman

Appointed 1 September 2010 Tenure 30 June 2014

Board Committees

Chairman, Human Resources Committee

Chairman, Transaction and Limit Review Committee

Member, Risk Management Committee

Stephen Rochester was QTC’s inaugural Chief Executive, a position he held for 22 years, before taking up the appointment of Chairman on 1 September 2010.

As Chief Executive, Mr Rochester led QTC through the economic and financial challenges of the past two decades, ensuring the delivery of low cost funding and independent financial and risk management advice to ten Queensland treasurers and their governments. In 2006, Mr Rochester was seconded to the role of Chief Executive of Sun Retail, ENERGEX’s retail arm, where he successfully guided the business through its nine-month sale process

With a career spanning more than 35 years, Stephen Rochester is an established leader in public sector financing, the banking and finance industry, and the global financial markets. He has been involved in all aspects of the provision of corporate treasury services to the Queensland public sector, as well as the establishment and operation of domestic and offshore borrowing programs, the development and implementation of liability management strategies, and the provision of infrastructure funding and financial risk management services.

ALEXANDER BEAVERS

BComm, Grad Dip App Ec

Deputy Chairman

Appointed 1 September 2009 Tenure 30 June 2015

Board Committees

Member, Risk Management Committee

Member, Accounts and Audit Committee

Member, Human Resource Committee

Alex Beavers has more than 15 years’ experience in Finance and Taxation and is currently Deputy Under Treasurer in Queensland Treasury. He was appointed to

QTC’s Board in June 2009.

Prior to his appointment as Deputy Under Treasurer, he was Deputy Director-General in the Department of Premier and Cabinet. In this role, Alex led and coordinated the Department’s policy units in the provision of policy advice to the Premier and Cabinet.

He has previously been an Assistant Under Treasurer with responsibility for State Fiscal Strategy and Taxation Policy and has held various other senior roles in the Treasury portfolio.

GILLIAN BROWN

LLB (Hons), Grad Dip Applied Finance and Investment, SIA

Appointed July 2004 Tenure 30 June 2015

Board Committees

Chairman, Risk Management Committee

Member, Transaction

and Limit Review Committee

Gillian Brown has more than 24 years’ experience as a specialist finance lawyer and has gained extensive corporate, financing and major project experience. She was national Chairman of Minter Ellison Lawyers from June 2006 to June 2009, has been a partner of the firm since 1994, and heads the Queensland finance practice. Ms Brown’s principal areas of practice include corporate finance, investment and financial services, financial markets, project/ infrastructure finance (particularly for ports and electricity projects), and property finance.

Ms Brown has advised government bodies on a number of project and transactional arrangements and has an in-depth knowledge of the mechanics of government and its objectives. Ms Brown is also a director of Dalrymple Bay Coal Terminal Holdings Pty Ltd (until August 2011) and a director of Australian Rail Track Corporation Limited, and is a committee member of the Law Council of Australia.

34 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

JOHN DAWSON AM

B Arts, Grad AMP

(Uni Hawaii), FAICD

Appointed September 2008 Tenure 30 June 2011

Board Committees

Member, Risk Management Committee

Member, Accounts and Audit Committee

John Dawson AM has more than 36 years’ experience in the banking and finance industry and held the position of Chief Executive Officer for the Bank of Queensland between 1996 and 2001. He has also held roles integral in steering the strategic direction of various banks in Australia, Asia and the UK and, between 2001-2007, was the Agent General for Queensland and Commissioner for Europe, Russia and Africa for the Queensland Government.

Mr Dawson has held a number of board positions including chairman of the Australian Bankers Association Executive Committee, the Australian Banking Ombudsman Scheme and the Queensland Government’s Red Tape Reduction Task Force; director of the Clydesdale, Yorkshire, Northern and National Irish Banks, and the Brisbane Institute; board member of the Bank of Hawaii International; and a member of the Premier of Queensland’s Business Advisory Group and the Advisory Board to the QUT School of Business.

MARIAN MICALIZZI

BBus, FCA, MAICD

Appointed July 2000 Tenure 30 June 2014

Board Committees

Member, Accounts and Audit Committee

Member, Risk Management Committee

Marian Micalizzi is a chartered accountant with more than 25 years’ experience, a company director and a consultant in both the public and private sectors.

Between 1986 and 2000, Ms

Micalizzi was a partner of PricewaterhouseCoopers (and its predecessor firm). She brings considerable expertise and knowledge of public sector entities, specialist corporate financial and advisory services, financial institutions’ regulation and prudential supervision, and valuation related assessments.

Ms Micalizzi is also a director of Australian Reinsurance Pool Corporation; SunSuper’s Audit, Risk and Compliance Committee; Queensland Public Service Commission; Corporations and Markets Advisory Committee’s Management and Finance Committee; Cancer Council Queensland; and the Governor of World Wildlife Fund.

BILL SHIELDS

B Econ (Hons), M Ec

Appointed July 2004 Tenure 30 June 2015

Board Committees

Chairman, Accounts and Audit Committee

Member, Risk Management Committee

Bill Shields has considerable experience in the banking and finance industry as well as government policy advice, specialising in economics. His career responsibilities have included economic and financial market research in Australia and overseas, and providing analytical and strategic advice on the Australian financial system and monetary policy, Australia’s exchange rate arrangements and international financial developments.

Mr Shields was previously Chief Economist and Executive Director, Macquarie Bank Limited (1987-2001). Prior to Macquarie Bank, he held positions with the Reserve Bank of Australia (1983-1985), the International Monetary Fund (1973-75 and 1977-83) and the Commonwealth Treasury. Until recently, Mr Shields was a Visiting Professor of Macquarie Graduate School of Management, Macquarie University, and is currently a Director (and Chair, Education and Strategic Development Committee) of the Sydney Anglican Schools Corporation.

SHAUNA TOMKINS

BSc, MBA

Appointed July 2000 Tenure 30 June 2014

Board Committees

Member, Risk Management Committee

Member, Human Resources Committee

Shauna Tomkins is a principal of Promontory Financial Group Australasia, who works internationally in the development and implementation of regulatory frameworks for prudential supervision and corporate regulation of deposit taking, funds management, insurance and lending institutions.

Ms Tomkins has a thorough understanding of Australia’s financial system, risk management analysis, prudential supervision and corporate and structured finance. She also has a strong background in long-term policy and strategic management and planning, and has an in-depth understanding of Government objectives and processes. Ms Tomkins is also a member of the Advisory Committee to Queensland’s Motor Accident Insurance Commission.

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011 35

QTC’S FOUNDATION CHAIRMAN

SIR LEO HIELSCHER AC

BComm, D Univ Griffith (Hon), FAIM,

FCPA, FFTP (Hon)

Foundation Chairman Appointed on 1 July 2010, following retirement from the role of Chairman on 30 June 2010 that he held for 22 years.

Sir Leo Hielscher AC has 68 years’ experience in the areas of Government, the banking and finance industry, domestic and global financial markets, the superannuation industry and as an independent company director.

He was the Under Treasurer of Queensland for 14 years (1974-1988) before his appointment as Chairman of the Queensland Treasury Corporation (Advisory Board) in 1988. In 1991, the Advisory Board became the Queensland Treasury Corporation Board and Sir Leo was appointed as its inaugural Chairman. Sir Leo was awarded an Eisenhower Fellowship in 1973, a Knight Bachelor in 1987, an Honorary Doctorate of Griffith University in 1993, and a Companion in the Order of Australia (AC) in the General Division in 2004. He was honoured as a ‘Queensland Great’ by the Queensland Government in 2007.

QTC and its Boards

QTC was established by the Queensland Treasury Corporation Act 1988 (QTC Act) as a corporation sole (ie, a corporation that consists solely of a nominated office holder). The Under Treasurer of Queensland is QTC’s nominated office holder.

QTC has delegated its powers to its two boards:

the Queensland Treasury Corporation Capital Markets Board (the Board), which was established in 1991 and manages all of QTC’s affairs except those relating to certain superannuation and other long-term assets, and the Long Term Asset Advisory Board, which was established in July 2008 and advises in relation to certain superannuation and other long-term assets that were transferred to QTC from Queensland Treasury on 1 July 2008.

Board responsibilities

QTC and the Board have agreed the terms and administrative arrangements for the exercise of the powers that have been delegated to the Board by QTC (as the corporation sole).

The Board operates in accordance with its charter, which sets out its commitment to various corporate governance principles and standards, the roles and responsibilities of the Board and its members (based on its delegated powers), and the conduct of meetings. The charter provides that the role and functions of the Board include:

overseeing QTC’s operations, including its control and accountability systems developing and monitoring QTC’s strategic and corporate plans, operational policy and yearly budget monitoring and measuring financial and operational performance monitoring and measuring organisational and staff performance monitoring key risks and risk management processes, and

ensuring that QTC’s compliance

is appropriate for an organisation of its type.

The Board holds monthly meetings (except in January) and may, whenever necessary, hold additional meetings.

Board appointments

The Board comprises seven directors who are appointed by the Governor-in-Council, pursuant to section 10(2) of the QTC Act, with consideration given to each Board member’s qualifications, experience, skills, strategic ability, and commitment to contribute to QTC’s performance and achievement of its corporate objectives. QTC’s Chairman is a non-executive director, and the Board is entirely constituted of non-executive directors.

Conflicts of interest

Board members are required to monitor and disclose any actual or potential conflicts of interest. Unless the Board determines otherwise, a conflicted Board member may not receive any Board papers, attend any meetings or take part in any decisions relating to declared interests.

Performance and remuneration

In order to ensure continuous improvement and to enhance overall effectiveness, the Board conducts an annual assessment of the performance of the Board as a whole.

Board members’ remuneration is determined by the Governor-in-Council (details are disclosed in QTC’s financial statements).

36

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

Board committees

The Board has established four committees, each with its own terms of reference, to assist the Board in overseeing and governing various QTC activities.

Accounts and Audit Committee

The Accounts and Audit Committee has responsibility for the:

- adequacy and effectiveness of internal controls, including for the prevention of fraud
- integrity of financial statements
- adequacy and effectiveness of compliance monitoring, and
- audit effectiveness.

The Accounts and Audit Committee must have at least three members and meet at least four times a year.

The achievements of the Accounts and Audit Committee during the year included recommending the adoption of the half-yearly and annual financial statements, reviewing external and internal audit reports and the progress in implementing the recommendations from those reports, and reviewing of the Queensland Audit Office's Client Service Plan and the Internal Audit Plan.

As required by the Audit Committee Guidelines: Improving Accountability and Performance issued by Queensland Treasury, QTC's Accounts and Audit Committee has observed its terms of reference and has had due regard to the Audit Committee Guidelines.

Human Resources Committee

The Human Resources Committee has responsibility for:

- the appropriateness of any new or amended human resources policy
- the framework for, and review of, employee remuneration and performance, and
- employment terms and conditions.

The Human Resources Committee must have at least two members and meet at least two times a year.

The Human Resources Committee has observed its terms of reference.

Risk Management Committee

The Risk Management Committee has responsibility for:

- the adequacy and implementation of QTC's enterprise-wide risk management policy, framework and plans for the management of QTC's significant corporate risks, and
- monitoring and assessing QTC's organisation-wide risk profile and exposure to significant risks.

The achievements of the Risk Management Committee during the year included monitoring the efficient and effective implementation and management of enterprise-wide risk management at QTC, and completing a comprehensive review of QTC's significant risks, including changes to risk assessment and controls.

The Risk Management Committee comprises all Board members and has at least five meetings per year.

The Risk Management Committee has observed its terms of reference.

Transaction and Limit Review Committee

During the year, the Board approved the establishment of a new committee, the Transaction and Limit Review Committee, which has responsibility for:

- approving new and amended market counterparty credit limits
- approving credit reviews for market counterparty
- consider updates on market counterparty credit exposures (including securitised investments), and
- review the performance of QTC's funding, debt and investment pools.

The Committee meets monthly (with its first meeting being held in May) and comprises the Board Chair, the Board Deputy Chair and the Risk Management Committee Chair.

The Committee has observed its terms of reference.

	BOARD MEETINGS	RISK MANAGEMENT COMMITTEE	TRANSACTION AND LIMIT REVIEW COMMITTEE#	ACCOUNTS AND AUDIT COMMITTEE	HUMAN RESOURCES COMMITTEE
Meetings held	11	6	2	6	3
Stephen Rochester*	9	5	2	1	3
Alex Beavers+	10	5	2	4	3
Gillian Brown	11	6	2	-	-
Marian Micalizzi	11	5	-	6	-
Bill Shields	10	6	-	6	-
Shauna Tomkins	11	6	-	-	3
John Dawson AM	7	4	-	3	-

** Stephen Rochester was appointed Chairman on 1 September 2010.*
+ Alex Beavers was acting Chairman from 1 July to 31 August 2010.
 # Transaction and Limit Review Committee first met on 5 May 2011.

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011 37

Auditors

In accordance with the provisions of the Auditor-General Act 2009, the Queensland Audit Office is the external auditor for QTC. The Queensland Audit Office has the responsibility for providing Queensland’s Parliament with assurances as to the adequacy of QTC’s discharge of its financial and administrative obligations.

QTC has an independent Internal Audit function, which is currently outsourced to KPMG, that reports to the Board’s Accounts and Audit Committee. Internal audit is conducted under an Internal Audit Charter, which is consistent with relevant audit and ethical standards and states that the role of internal audit is to support QTC’s corporate governance framework by providing the Board (through the Accounts and Audit Committee) with:

assurance that QTC has effective, adequate and efficient internal controls in place to support the achievement of its objectives, including the management of risk, and advice with respect to QTC’s internal controls and business processes.

Internal Audit is responsible for:

developing an annual audit plan, based on the assessment of financial and business risks, (based on QTC’s approved significant risks and workshops) aligned with QTC’s strategic goals and objectives, and approved by the QTC Accounts and Audit Committee providing regular audit reports and periodic program management reports to the management team, and the QTC Accounts and Audit Committee, and working constructively with QTC’s management team to challenge and improve established and proposed practices and to put forward ideas for process improvement.

In the year under review, KPMG completed its internal audits in accordance with the approved annual audit plan. The internal audit function had due regard to Queensland Treasury’s Audit Committee guidelines.

Long Term Asset Advisory Board

The Long Term Asset Advisory Board (LTAAB) was established in July 2008, following the transfer of certain superannuation and other long-term assets from Treasury to QTC (primarily for reasons relating to market volatility).

The LTAAB has power delegated from QTC to:

manage the sufficiency of the funding of the long-term assets set investment objectives and strategies for the long-term assets set the appropriate investment structure for the long-term assets, and monitor investment performance of the long-term assets.

LTAAB MEETINGS

The members of LTAAB are:

Name Position

Under Treasurer Chairperson

Chief Executive, QSuper Member

State Actuary Member

Assistant Under Treasurer Member

Assistant Under Treasurer Member

Deputy Under Treasurer Member

38

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

Risk management

QTC manages its risks within an enterprise-wide risk management framework (EwRM). The framework supports the achievement of QTC’s corporate strategies and objectives by providing assurance that QTC’s risks are being appropriately and effectively identified and managed, using a consistent and well-understood approach for evaluating and reporting risks.

As part of this framework, QTC periodically identifies its key or significant risks, which are reported to its Risk Management Team and to the Board’s Risk Management Committee. Following significant long-term corporate commitment, employees’ understanding of and commitment to EwRM has continued to grow as an integral part of QTC’s culture.

QTC’s Chief Risk Officer is responsible for embedding QTC’s risk management policy and program in its business processes to ensure a consistent organisation-wide approach to risk mitigation, and an enhanced individual employee understanding of EwRM and what it means in their day-to-day work.

Management team

The responsibility for the day-to-day operation and administration of QTC is delegated by the Board to the Chief Executive and the executive team. The Chief Executive is appointed by the Board. Executives are appointed by the Chief Executive. As with the Board, all executive team appointments are made on basis of qualifications, experience, skills, strategic ability, and commitment to contribute to QTC’s performance and achievement of its corporate objectives.

Queensland Treasury Corporation’s General Managers 2010-2011

Left to right

Mark Girard Business Solutions Group Graeme Garrett Infrastructure Project Assessment Team Joanne Nelson Communication & Marketing Group Richard Jackson Funding & Markets Group Philip Noble Chief Executive Donna Maher People & Performance Group John Curran Strategy Group Rupert Haywood Strategic Partnering Group Steven Tagg Executive General Manager and General Manager, Financial Solutions Group Ramon Gavranic Operations Group John Frazer Risk Group Peter Dann Treasury Department Group

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

39

Strategy and structure

Our operating model links the strategy, culture, processes, people, leadership and systems of our organisation and outlines the key business processes we use to create value for our clients.

The model provides a five-step process that helps employees focus their efforts and provides a consistent framework for filtering, assessing and prioritising client opportunities and planning appropriate resourcing.

QTC’s organisational structure supports the operating model and achievement of the organisation’s strategies creating alignment throughout the organisation, linking appropriate staff expertise and accountabilities to the client value-creation process.

BOARD

CHIEF EXECUTIVE

Executive

General Manager

Strategic Priorities & Resources Group

Strategic Governance Group

Operational Alignment

Group General Counsel

Infrastructure Project Assessment Team

Strategic Partnering Group

Business Solutions Group

Treasury Department Group

Funding & Markets Group

Risk Group

People & Performance Group

Operations Group

Financial Solutions Group

Strategy Group

Communication & Marketing Group

BOARD

CHIEF EXECUTIVE

CLIENT SEGMENTS

Collaborative, multi-functional groups based on particular client requirements

CENTRES OF EXPERTISE

Support client segments and QTC operationally and ensure appropriately skilled resources

OPERATING MODEL

Key steps to create client value and achieve business objectives

UNDERSTAND

DESIGN

BUILD

DELIVER

TRACK

CLIENT FOCUS

Working together to provide valuable solutions to meet our client’s needs

CLIENT LOYALTY

QTC’s operating model

40 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

QUEENSLAND

TREASURY

CORPORATION

FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2011

CONTENTS

Statement of comprehensive income 42

Balance sheet 43

Statement of changes in equity 44

Statement of cash flows 45

Notes to and forming part

of the financial statements 46

Certificate of the

Queensland Treasury Corporation 77

Independent auditor’s report 78

Management report 80

STATEMENT OF COMPREHENSIVE INCOME
FOR THE YEAR ENDED 30 JUNE 2011

	NOTE	2011 $000	2010 $000
CAPITAL MARKETS OPERATIONS			
Net interest income			
Interest income	4	**4 294 832**	5 278 630
Interest expense	4	**(4 260 112)**	(5 096 925)
		34 720	181 705
Other income			
Fees – management	6	**55 512**	50 142
Fees – professional		**698**	666
Fees – other		**482**	480
Amortisation of cross border lease deferred income		**6 438**	38 151
Lease income		**33 294**	20 905
Gain on sale of property, plant and equipment		**2**	-
		96 426	110 344
Expenses			
Administration expenses	7	**(42 523)**	(34 519)
Depreciation on leased assets		**(22 097)**	(14 152)
Loss on sale of property, plant & equipment		**-**	(70)
Provisions – cooperative housing societies		**(50)**	(8)
		(64 670)	(48 749)
Share of associate's net profit		**355**	210
Profit from capital markets operations before income tax		**66 831**	243 510
Income tax expense	8	**(20 874)**	(34 074)
Profit from capital markets operations after income tax		**45 957**	209 436
LONG TERM ASSETS			
Net return from investments in long term assets			
Net change in fair value of unit trusts	5	**3 144 065**	2 290 696
Interest on fixed rate notes		**(1 878 735)**	(1 637 219)
Management fees - QIC		**(71 154)**	(66 641)
Profit from long term assets		**1 194 176**	586 836
Total net profit for the year after tax		**1 240 133**	796 272
Total comprehensive income attributable to the owners		**1 240 133**	796 272
Total comprehensive income derived from:			
Capital markets operations	3	**45 957**	**209 436**
Long term assets	3	**1 194 176**	**586 836**
Total comprehensive income		**1 240 133**	**796 272**

The notes on pages 46 to 76 are an integral part of these financial statements.

Note: Throughout these financial statements the capital markets operations and the long term assets operations have been disclosed separately to distinguish between QTC's main central treasury management role and its additional responsibilities following the transfer of the State's superannuation and other long-term assets (refer notes 1 and 3).

42 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011

BALANCE SHEET
AS AT 30 JUNE 2011

	NOTE	2011 $000	2010 $000
ASSETS			
Capital markets operations			
Receivables	9	**13 233**	12 506
Financial assets at fair value through profit or loss	10	**19 583 804**	18 694 006
Derivative financial assets	11	**195 083**	367 707
Onlendings	12	**59 452 522**	55 307 698
Property, plant and equipment	13	**224 441**	185 101
Investments accounted for using the equity method	31	**975**	672
Intangible assets	14	**14 810**	9 762
Deferred income tax assets	8	**1 921**	2 196
		79 486 789	74 579 648
Long term assets			
Financial assets at fair value through profit or loss	10	**28 248 333**	19 201 500
		28 248 333	19 201 500
Total Assets		**107 735 122**	93 781 148
LIABILITIES			
Capital markets operations			
Bank overdraft		**8 834**	1 167
Payables	15	**158 762**	176 974
Tax liabilities	8	**20 631**	34 036
Derivative financial liabilities	16	**160 521**	81 346
Financial liabilities at fair value through profit or loss			
- Interest bearing liabilities	17	**73 134 788**	68 885 406
- Client deposits	17	**5 562 013**	4 855 436
		79 045 549	74 034 365
LONG TERM ASSETS			
Financial liabilities at amortised cost	18	**31 105 792**	23 253 135
		31 105 792	23 253 135
Total Liabilities		**110 151 341**	97 287 500
Net Assets		**(2 416 219)**	(3 506 352)
EQUITY			
Capital markets operations			
Reserves	19	**176 615**	195 863
Retained surplus		**264 625**	349 420
		441 240	545 283
LONG TERM ASSETS			
Retained deficit		**(2 857 459)**	(4 051 635)
		(2 857 459)	(4 051 635)
Total Equity		**(2 416 219)**	(3 506 352)

The notes on pages 46 to 76 are an integral part of these financial statements.

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011 43

STATEMENT OF CHANGES IN EQUITY
FOR THE YEAR ENDED 30 JUNE 2011

		CAPITAL MARKETS OPERATIONS				LONG TERM ASSETS	TOTAL
	NOTE	GENERAL RESERVE $000	CREDIT RISK RESERVE $000	BASIS RISK RESERVE $000	RETAINED SURPLUS $000	RETAINED SURPLUS $000	EQUITY $000
Balance at 1 July 2009		39 082	126 332	24 500	145 933	(4 638 471)	(4 302 624)
Profit for the year		-	-	-	209 436	586 836	796 272
Transfer (to)/from retained surplus	19	(39 082)	7 031	38 000	(5 949)	-	-
Balance at 30 June 2010		-	133 363	62 500	349 420	(4 051 635)	(3 506 352)
Balance at 1 July 2010		-	**133 363**	**62 500**	**349 420**	**(4 051 635)**	**(3 506 352)**
Profit for the year		-	-	-	**45 957**	**1 194 176**	**1 240 133**
Dividend paid		-	-	-	**(150 000)**	-	**(150 000)**
Transfer from/(to) retained surplus	19	-	**12 252**	**(31 500)**	**19 248**	-	-
Balance at 30 June 2011		-	**145 615**	**31 000**	**264 625**	**(2 857 459)**	**(2 416 219)**

The notes on pages 46 to 76 are an integral part of these financial statements.

44 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 30 JUNE 2011

	NOTE	2011 $000	2010 $000
CAPITAL MARKETS OPERATIONS			
Cash flows from operating activities			
Interest received from onlendings		**3 127 131**	3 988 915
Interest received from investments		**1 372 929**	1 054 382
Interest received – other		**68 197**	21 802
Fees received – management		**55 590**	50 245
Fees received – professional		**710**	774
Fees received – other		**761**	342
GST paid to suppliers		**(7 608)**	(9 831)
GST refunds from ATO		**12 115**	8 088
GST paid to ATO		**(4 220)**	(3 892)
GST received from clients		**4 383**	3 058
Interest paid on interest-bearing liabilities		**(3 898 839)**	(3 651 142)
Interest paid on deposits		**(224 771)**	(160 341)
Administration expenses paid		**(48 293)**	(32 748)
Income tax paid		**(34 003)**	(11 116)
Net cash provided by operating activities	20	**424 082**	1 258 536
Cash flows from investing activities			
Proceeds from sale of investments		**61 533 294**	60 774 293
Payments for investments		**(62 641 503)**	(53 005 888)
Net onlendings		**(4 303 857)**	(10 530 339)
Payments for property, plant and equipment		**(61 989)**	(74 639)
Payments for intangibles		**(7 054)**	(7 118)
Proceeds from sale of property, plant and equipment		**2**	45
Dividend received		**52**	30
Net cash used in investing activities		**(5 481 055)**	(2 843 616)
Cash flows from financing activities			
Proceeds from interest-bearing liabilities		**67 466 329**	52 041 349
Repayment of interest-bearing liabilities		**(63 148 668)**	(47 194 597)
Net deposits		**881 645**	(3 263 653)
Dividend paid		**(150 000)**	-
Net cash provided by financing activities		**5 049 306**	1 583 099
Net decrease in cash held		**(7 667)**	(1 981)
Cash at 1 July		**(1 167)**	814
Net cash at 30 June		**(8 834)**	(1 167)
LONG TERM ASSETS			
No external cashflow is generated from the long term assets (refer notes 1 and 3).			

The notes on pages 46 to 76 are an integral part of these financial statements.

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011 45

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2011

CONTENTS

1	General information	46
2	Summary of significant accounting policies	46
3	Segment reporting	49
4	Interest income and interest expense from capital markets operations	50
5	Net change in fair value of unit trusts	52
6	Fees – management	52
7	Administration expenses	53
8	Income tax expense	54
9	Receivables	54
10	Financial assets at fair value through profit or loss	55
11	Derivative financial assets	56
12	Onlendings	57
13	Property, plant and equipment	58
14	Intangible assets	58
15	Payables	59
16	Derivative financial liabilities	59
17	Financial liabilities at fair value through profit or loss	59
18	Financial liabilities at amortised cost	61
19	Reserves	61
20	Notes to the statement of cash flows	62
21	Financial risk management	63
22	Fair value hierarchy	69
23	Concentrations of borrowings and deposits	71
24	Contingent liabilities	71
25	Leases	71
26	Forward starting fixed rate loan commitments	72
27	Funding facilities	72
28	Related party transactions	72
29	Key management personnel	73
30	Auditor's remuneration	75
31	Investment in joint venture entity	75
32	Investments in companies	76
33	Dividends	76
34	Events subsequent to balance date	76

1 General information

Queensland Treasury Corporation (QTC) is constituted under the *Queensland Treasury Corporation Act 1988* (the Act), with the Under Treasurer designated as the Corporation Sole under section 5 (2) of the Act.

QTC is the State's central financing authority and corporate treasury services provider, with responsibility for providing debt funding, liability management, cash management and financial risk management advice to public sector clients. These services, which form part of QTC's Capital Markets Operations segment, are undertaken on a cost-recovery basis with QTC lending at an interest rate based on its cost of funds and with the benefits/costs of liability and asset management being passed on to its clients being Queensland public sector entities.

The majority of QTC's profits from its Capital Markets Operations are generated as a result of interest earned from the investment of QTC's equity. QTC ensures that in undertaking its Capital Markets activities it has adequate capital to manage its risks.

QTC holds a portfolio of assets which were transferred to QTC by the State Government. These assets are the investments of QTC's Long Term Assets segment and are held to fund superannuation and other long-term obligations of the State such as insurance and long service leave. In return, QTC has issued to the State fixed rate notes which has resulted in the State receiving a fixed rate of return on the notes, while QTC bears the impact of fluctuations in the value and returns on the asset portfolio (refer notes 3 & 5).

The Long Term Asset Advisory Board is responsible for the oversight of the Long Term Assets which do not form part of QTC's day-to-day Capital Markets Operations. The Long Term Assets are held in unit trusts managed by QIC Limited (QIC).

2 Summary of significant accounting policies

(a) Basis of preparation

These general purpose financial statements for the year ended 30 June 2011 have been prepared in accordance with the requirements of the *Financial Accountability Act 2009* and Australian Accounting Standards and Interpretations, adopted by the Australian Accounting Standards Board.

Compliance with International Financial Reporting Standards

QTC's financial statements comply with International Financial Reporting Standards as issued by the International Accounting Standards Board. While QTC is designated as a not-for-profit entity, the Corporation has elected to comply with the requirements of International Financial Reporting Standards (IFRS) as if it is a for-profit entity.

Early adoption of standards

QTC elected to early adopt the exemptions applying to government related entities applicable to *AASB 124: Related Party Disclosures (revised December 2009)* from 1 July 2009. The Standard is mandatory for annual reporting periods beginning on or after 1 January 2011 however early application of either the whole standard or a partial exemption for government related entities is permitted. The amendments remove the requirement for government related entities to disclose details of all transactions with the government and other government related entities and clarifies and simplifies the definition of a related party (refer note 28).

New accounting standards

A number of new and amended accounting standards are mandatory from 1 July 2010. None of these have been deemed to have a material impact on the financial statements or the performance of the Corporation.

Standards and interpretations not yet adopted

Certain new accounting standards have been published that are not mandatory for the current reporting period. The Corporation's assessment of the impact of these standards and interpretations are set out below.

- AASB 9 *Financial Instruments*, is expected to replace AASB 139 *Financial Instruments*. The new standard specifies new recognition and measurement requirements for financial assets within the scope of AASB 139. The amendments require financial assets to be measured at fair value through profit or loss unless they meet the criteria for amortised cost measurement. For financial liabilities, AASB 9 has largely adopted the recognition and measurement criteria currently contained in AASB 139. One key difference is in relation to the recognition of "own credit" movements for liabilities measured at fair value. Under the revised standard, any change in fair value attributable to an entity's own credit risk is to be shown in other comprehensive income, not as part of profit or loss. An exemption applies to entities which have offsetting risk profiles. QTC measures both financial assets and financial liabilities at fair value through profit or loss as this significantly reduces recognition or measurement inconsistencies, commonly referred to as accounting mismatches. Therefore this is not expected to change the current practice of measuring changes in fair value movements of QTC bonds through profit or loss. Effective for annual periods beginning on or after 1 January 2013.
- AASB 2010-6 *Amendments to Australian Accounting Standards – Disclosures on Transfers of Financial Assets* and amendments made to AASB 7 Financial Instruments Disclosures introduces additional disclosures in respect of risk exposures arising out of transferred financial assets such as repurchase agreements or trade receivables where the entity has continuing involvement in the asset. This is a disclosure standard and is not expected to have a material impact on the financial statements of the Corporation. Effective for annual periods beginning on or after 1 July 2011.
- AASB 1048 *Interpretation and Application of Standards* has been updated to include a mandatory requirement to comply with Australian Accounting Interpretations.

Standards and interpretations not yet adopted

The following standards have been released by the International Accounting Standards Board with an effective date for periods beginning on or after 1 January 2013. These standards have yet to be adopted by the Australian Accounting Standards Board. While it is expected that these standards will increase disclosure requirements, they are not expected to have a material impact on the financial statements of the Corporation.

- IFRS 10 *Consolidated Financial Statements* introduces a single model of control based on an entity's exposure to the rights and variability of returns through power to direct the activities of an investee. This is wider than the current definition of control.
- IFRS 11 *Joint Arrangements* clarifies all joint arrangements as either joint operations or joint ventures based on the rights and obligations of the arrangement. It requires joint ventures where each party has rights to the net assets of the arrangement to be accounted for using the equity method. This is consistent with QTC's current accounting policy for joint venture entities.
- IFRS 12 *Disclosure of Involvement with Other Entities* requires qualitative and quantitative disclosures on an entity's interest in, and judgements applied to subsidiaries, joint arrangements, associates and other structured entities.
- IFRS 13 *Fair Value Measurement* requires entities, where all assets and liabilities are measured at fair value to disclose how fair value measurement is determined based on the three level hierarchy system currently used for financial assets and financial liabilities.

46

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011

Other than as noted above, the adoption of various Australian Accounting Standards and Interpretations on issue but not yet effective is not expected to have a material impact on the financial statements of the Corporation. However, the pronouncements may result in changes to how information is currently disclosed.

Basis of measurement

The financial statements are prepared on the basis of fair value measurement of assets and liabilities except where otherwise stated.

Functional and presentation currency

These financial statements are presented in Australian dollars, which is QTC’s functional currency.

Classification of assets and liabilities

The balance sheet is presented on a liquidity basis. Assets and liabilities are presented in decreasing order of liquidity and are not distinguished between current and non current.

(b) Investment in joint venture entity

QTC’s investment in Local Government Infrastructure Services Pty Ltd is accounted for using the equity method in the financial statements. Under the equity method, the share of the profits or losses of the joint venture is recognised in the income statement, and the share of movement in equity is recognised in the balance sheet. Investments in joint venture entities are carried at the equity accounted amount (refer note 31).

(c) Investments in other companies

Investments in other companies are accounted for at cost (refer note 32). The principal activity of QTC’s main investment company, Queensland Treasury Holdings Pty Ltd (QTH), is to act as a corporate vehicle through which the Queensland Government undertakes activities of strategic importance to the State.

Queensland Treasury holds a 60% beneficial interest in QTH. The remaining 40% is held by QTC for and on behalf of the Under Treasurer as Corporation Sole of QTC.

QTC does not have significant influence over the financial and operating policies of QTH and therefore does not apply the equity method of accounting to the investment.

(d) Foreign currency

Foreign currency transactions are initially translated into Australian dollars at the rate of exchange applying at the date of the transaction. At balance date, amounts payable to and by QTC in foreign currencies have been valued using current exchange rates after taking into account interest rates and accrued interest.

Exchange gains/losses are brought to account in the income statement.

(e) Cash

Cash assets include only those funds held at bank and do not include money market deposits.

(f) Financial assets and financial liabilities

Recognition and derecognition

Financial assets and financial liabilities are recognised in the balance sheet when QTC becomes party to the contractual provisions of the financial instrument.

A financial asset is derecognised when the contractual rights to the cash flows from the financial assets expire or are transferred and no longer controlled by QTC.

A financial liability is removed from the balance sheet when the obligation specified in the contract is discharged, cancelled or expires.

Measurement

Financial assets and liabilities at fair value through profit or loss are measured at fair value by reference to quoted market prices when available. If quoted market prices are not available, then fair values are estimated on the basis of pricing models or other recognised valuation techniques.

Fair value is the amount for which an asset could be exchanged or liability settled between knowledgeable, willing parties in an arm’s length transaction.

QTC uses mid market rates as the basis for establishing fair values of quoted financial instruments with offsetting risk positions. In general, the risk characteristics of funds borrowed, together with the financial derivatives used to manage interest rate and foreign currency risks, closely match those of funds onlent. In all other cases, the bid-offer spread is applied where material.

Financial liabilities at amortised cost are measured using the effective interest method. The effective interest method is a method of calculating the amortised cost of a financial instrument and allocating the interest income or interest expense over the relevant period. In this way, interest is recognised in the income statement in the period in which it accrues.

Classification

Financial instruments on initial recognition are classified into the following categories:

Receivables

Onlendings

Derivative financial instruments

Financial assets at fair value through profit or loss

Financial liabilities at fair value through profit or loss, and

Financial liabilities at amortised cost.

QTC’s accounting policies for significant financial assets and financial liabilities are listed below.

Onlendings

Onlendings, with the exception of loans to cooperative housing societies, are included in the balance sheet at market or fair value which is the redemption value. Loans to cooperative housing societies are based on the balance of each housing society’s loans to its members adjusted where necessary for a specific provision for impairment (refer note 2 (v)).

Derivative financial instruments

QTC uses derivative financial instruments to hedge its exposure to interest rate, foreign currency and credit risks as part of asset and liability management activities. In addition they may be used to deliver long term floating rate or long term fixed rate exposure. In accordance with its treasury policy, QTC does not hold or issue derivative financial instruments for speculative purposes.

All derivatives are carried as assets when fair value is positive and as liabilities when fair value is negative.

Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss include financial assets held for Capital Markets Operations and investments held in unit trusts (Long Term Assets).

Financial assets – Capital Markets Operations

Financial assets – Capital Markets Operations, consist of investments in money market deposits, discount securities, semi-government bonds and floating rate notes. Unrealised gains and losses are brought to account in the income statement.

Investments in unit trusts – Long Term Assets

Investments in unit trusts consist of investments held and managed by QIC and include Australian equities, international equities and other diversified products (refer note 10). These investments are measured at market value based on the hard close unit price quoted by QIC adjusted for fees outstanding on the account and net of any GST recoverable.

Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss include interest-bearing liabilities and deposits. Unrealised gains and losses are brought to account in the income statement.

Interest-bearing liabilities

Interest-bearing liabilities mainly consist of Australian and overseas bonds. Australian bonds include QTC’s domestic, capital indexed and public bonds. Overseas bonds include global bonds and Eurobonds. Global bonds are Australian dollar denominated bonds issued overseas.

Client deposits

Client deposits are accepted to either the Working Capital Facility (11AM Fund) or the Cash Fund. Income derived from the investment of these deposits accrues to depositors daily. The amount shown in the balance sheet represents the market value of deposits held at balance date.

Collateral held and securities which are sold under agreements to repurchase are disclosed as deposits.

Financial liabilities at amortised cost

Financial liabilities at amortised cost consist of fixed rate notes issued to the State Government in exchange for a portfolio of assets (Long Term Assets). The fixed rate notes are initially recognised at par value, which equated to the fair value of the financial assets acquired. Deposits and withdrawals can be made from the notes based on changes in the State Government’s long-term liabilities. The notes are long-term in nature and have a term of 50 years. Interest on the fixed rate notes is capitalised monthly and the rate is reviewed annually, consistent with the triennial actuarial assessment of the State’s defined benefit liability.

(g) Collateral

QTC enters into a range of transactions with counterparties which require the lodgement of collateral subject to agreed market thresholds. Where these thresholds are exceeded, QTC may be required to either pledge assets to, or be entitled to receive pledged assets from, the counterparty to secure these transactions. The assets pledged or received are primarily in the form of cash.

(h) Settlement date accounting

Purchases and sales of financial assets and liabilities at fair value through profit or loss are recognised on settlement date. QTC accounts for any change in the fair value of the asset to be received or the liability issued during the period between the trade date and settlement date in the same way as it accounts for the acquired asset or liability.

(i) Offsetting financial instruments

QTC offsets financial assets and liabilities where there is a legally enforceable right to set off, and there is an intention to settle on a net basis or to realise the asset and settle the liability simultaneously.

(j) Repurchase agreements

Securities sold under agreements to repurchase at an agreed price are retained within the financial assets at fair value through profit or loss category while the obligation to repurchase is disclosed as a deposit.

(k) Lease arrangements

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Operating leases, in which QTC is the lessee, are expensed on a straight line basis over the term of the lease. Leases where QTC has substantially all the risks and rewards of ownership are classified as finance leases. Finance leases are capitalised at the lease inception based on the present value of the minimum lease payments. The finance cost is charged to profit or loss over the lease period (refer note 25).

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

47

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2011

(l) Lease income

Lease income from operating leases where QTC is the lessor is recognised as income on a straight line basis over the lease term.

(m) Cross border leases - income recognition

The portion of the cross border lease income received which is regarded as an advisory fee for the transaction is recognised on receipt. The balance of income received is deferred and amortised over the term of each lease.

(n) Interest income and interest expense

The recognition of investment income and borrowing costs includes net realised gains/losses from the sale of investments (interest income) and the preredemption of borrowings (interest expense) together with the net unrealised gains/losses arising from holding investments and certain onlendings (interest income) and net unrealised gains/losses from borrowings (interest expense). These unrealised gains/losses are a result of revaluing to market daily.

The majority of onlendings are provided to clients on a pooled basis. Interest costs are allocated to clients based on the daily movement in the market value of the pool.

(o) Fee income

Management and professional fee income represent income earned from the management of QTC’s onlendings and deposits and is recognised on an accrual basis when the service has been provided. Asset and liability management fee income integral to the yield of an originated financial instrument is recognised proportionately over the period the product is provided.

(p) Net change in fair value of investments in unit trusts

Changes in the net market value of investments are recognised in the period in which they occur. The net market value is based on the closing unit redemption price and includes both realised and unrealised movements, net of allowances for costs expected to be incurred in realising these investments. Distributions are reinvested into the trusts.

(q) Profits/losses

Unless otherwise determined by the Governor in Council, the Queensland Treasury Corporation Act 1988 requires that all profits shall accrue to the benefit of the State Consolidated Fund and all losses shall be the responsibility of the State Consolidated Fund.

(r) Property, plant and equipment

Property, plant and equipment are measured at cost less accumulated depreciation and accumulated impairment losses. Cost includes expenditure that is directly attributable to the acquisition of the asset.

Depreciation is calculated on a straight line basis over the estimated useful life of the assets. Where depreciation relates to plant and equipment held to generate lease revenue, depreciation expenditure has been classified separately in the statement of comprehensive income as depreciation on leased assets.

Depreciation rates for each class of asset are as follows:

Asset class Depreciation rate

Information technology equipment

6 - 40%

Furniture, fittings and office equipment

8 - 33%

Plant and machinery 10 -30%

The assets’ residual values, useful lives and depreciation methods are reviewed and adjusted, if appropriate, at each financial year end.

Derecognition

An item of property, plant and equipment is derecognised upon disposal or when no further future economic benefits are expected from its use. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the income statement in the year the asset is derecognised.

Impairment

The carrying amounts of QTC’s assets are reviewed at each balance sheet date to determine whether there is any indication of impairment. If any such indication exists, the asset’s recoverable amount is estimated. An impairment loss is recognised if the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount. The recoverable amount is assessed as the greater of its value in use and its fair value less costs to sell.

(s) Intangible assets

Software

Acquired computer software licences are capitalised on the basis of the costs incurred to acquire and bring to use the specific software. These costs are amortised over their estimated useful lives which are between two and five years.

Costs associated with the development of internally generated software are capitalised only when the designated project is technically and commercially feasible and is expected to generate future economic benefits to QTC. The expenditure capitalised comprises all directly attributable costs including some labour costs. All other costs associated with the development of software are expensed as incurred. Subsequent costs are added to the initial costs of the asset only when they specifically meet the capitalisation criteria.

Computer software development costs recognised as assets are amortised on a straight-line basis over the period of expected benefit, which is usually between three and five years.

(t) Income tax

QTC is exempt from the payment of income tax under section 50-25 of the Income Tax Assessment Act 1997 (as amended).

QTC makes a payment in lieu of income tax to the Queensland Government’s Consolidated Fund. The calculation of the income tax liability is based on the income of certain activities controlled by QTC’s Capital Markets Operations. No income tax is payable on the Long Term Assets.

In calculating the payment in lieu of income tax expense, tax effect accounting principles are adopted for income received and expenses paid in relation to the management and administration of clients’ borrowings and deposits as well as for advisory services and structured finance transactions. For all other QTC operations on which a payment in lieu of income tax is made, tax effect accounting principles are not applied.

Deferred income tax is provided in full, using the liability method, on all temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements.

Deferred income tax liabilities are recognised for all taxable temporary differences arising from prepayments of expenditure of QTC. Deferred income tax assets are recognised for deductible temporary differences arising from accruals of expenditure, employee benefits and depreciation charged on property, plant and equipment.

Deferred tax assets are recognised where it is probable that future taxable income will be available against which the temporary differences can be utilised.

QTC’s controlled and jointly controlled entities are defined as State and Territory bodies under section 24AO of the Income Tax Assessment Act 1936 and as a consequence, are exempt from Commonwealth tax under section 24AM of this Act.

(u) Employee benefits

Employee benefit obligations such as annual leave and long service leave entitlements are measured on an undiscounted basis where the amounts are due to be settled at balance date.

A liability is recognised for short-term bonuses based on the amount expected to be paid where there is a present or constructive obligation to pay this amount as a result of past services provided by the employee and the obligation can be estimated reliably.

Wages, salaries, annual and long service leave due but unpaid at reporting date are recognised in other creditors and include related on-costs such as payroll tax, worker’s compensation premiums and employer superannuation contributions. As sick leave is non-vesting, this is recognised as and when this leave is taken.

Contributions made by QTC to employee contributory superannuation funds (to provide benefits for employees and their dependants on retirement, disability or death) are charged to the income statement. QTC is not responsible for any shortfalls.

key executive management personnel and remuneration disclosures are made in accordance with the Financial Reporting Requirements for Queensland Government Agencies issued by Queensland Treasury (refer note 29) and in accordance with AASB 124 Related Party Disclosures.

(v) Provisions for impaired loans

Over the period 1996 to 2000, QTC, at the direction of the Queensland Government, acquired loans provided by financial institutions to a number of cooperative housing societies at a cost equivalent to book value. At the time of acquisition, there were a number of non-performing loans. Specific provisions have been made where full recovery of principal and interest is considered doubtful based on the net realisable value of the underlying security. Such loans are treated as impaired assets and categorised as non-accrual loans as set out and explained in note 12.

(w) Rounding

Amounts have been rounded to the nearest thousand dollars except for note 27 which is rounded to the nearest million dollars and notes

29 and 30 which are in whole dollars.

(x) Comparative figures

Where necessary, comparative figures have been adjusted to conform with changes in presentation in the current year.

(y) Judgements and assumptions

QTC has made no judgements or assumptions which may cause a material adjustment to the carrying amounts of assets and liabilities within the next reporting period.

(z) Operating result

The operating profit after tax for the year ended

30 June 2011 for the Capital Markets Operations segment was $45.9 million. QTC made an operating profit of $1,194.2 million for the Long Term Assets segment.

The accumulated net losses have no impact on QTC’s capacity to meet its obligations as there is no cash flow effect for QTC (refer note 20). In addition, under the Queensland Treasury Corporation Act 1988, any losses of the Corporation shall be the responsibility of the Consolidated Fund of the Queensland Government.

48

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

3 Segment reporting

An operating segment is identified where QTC engages in a business activity where separate financial information is evaluated regularly by the chief operating decision makers in deciding how to allocate resources.

Revenue and expenses directly associated with each business segment are included to determine their result. The accounting policies for each operating segment are applied consistently.

The results from QTC's operating segments are shown below:

SEGMENT REVENUE AND EXPENSES	FOR THE YEAR ENDED 30 JUNE 2011			FOR THE YEAR ENDED 30 JUNE 2010		
	Capital markets operations $000	Long term assets $000	Total $000	Capital markets operations $000	Long term assets $000	Total $000
Segment income						
Interest income	4 294 832	-	**4 294 832**	5 278 630	-	5 278 630
Net change in fair value of unit trusts	-	3 144 065	**3 144 065**	-	2 290 696	2 290 696
Other income	96 426	-	**96 426**	110 344	-	110 344
Total income	**4 391 258**	**3 144 065**	**7 535 323**	**5 388 974**	**2 290 696**	**7 679 670**
Segment expenses						
Interest expense	4 260 112	1 878 735	**6 138 847**	5 096 925	1 637 219	6 734 144
Depreciation and amortisation	22 097	-	**22 097**	14 789	-	14 789
Management fees - QIC	-	71 154	**71 154**	-	66 641	66 641
Other expenses	42 573	-	**42 573**	33 960	-	33 960
Total expenses	**4 324 782**	**1 949 889**	**6 274 671**	**5 145 674**	**1 703 860**	**6 849 534**
Share of associate's net profit	355	-	**355**	210	-	210
Profit before income tax	**66 831**	**1 194 176**	**1 261 007**	**243 510**	**586 836**	**830 346**
Income tax expense	20 874	-	**20 874**	34 074	-	34 074
Profit for the year	**45 957**	**1 194 176**	**1 240 133**	**209 436**	**586 836**	**796 272**

SEGMENT ASSETS AND LIABILITIES	30 JUNE 2011			30 JUNE 2010		
	Capital markets operations $000	Long term assets $000	Total $000	Capital markets operations $000	Long term assets $000	Total $000
Segment assets						
Onlendings	59 452 522	-	**59 452 522**	55 307 698	-	55 307 698
Financial assets at fair value through profit or loss	19 583 804	28 248 333	**47 832 137**	18 694 006	19 201 500	37 895 506
Other assets	450 463	-	**450 463**	577 944	-	577 944
Total assets	**79 486 789**	**28 248 333**	**107 735 122**	**74 579 648**	**19 201 500**	**93 781 148**
Segment liabilities						
Financial liabilities at fair value through profit or loss	78 696 801	-	**78 696 801**	73 740 842	-	73 740 842
Financial liabilities at amortised cost	-	31 105 792	**31 105 792**	-	23 253 135	23 253 135
Other liabilities	348 748	-	**348 748**	293 523	-	293 523
Total liabilities	**79 045 549**	**31 105 792**	**110 151 341**	**74 034 365**	**23 253 135**	**97 287 500**
Net assets	**441 240**	**(2 857 459)**	**(2 416 219)**	**545 283**	**(4 051 635)**	**(3 506 352)**

SEGMENT EQUITY	30 JUNE 2011			30 JUNE 2010		
	Capital markets operations $000	Long term assets $000	Total $000	Capital markets operations $000	Long term assets $000	Total $000
Equity 1 July	545 283	(4 051 635)	**(3 506 352)**	335 847	(4 638 471)	(4 302 624)
Profit after tax	45 957	1 194 176	**1 240 133**	209 436	586 836	796 272
Dividend paid	(150 000)	-	**(150 000)**	-	-	-
Equity 30 June	**441 240**	**(2 857 459)**	**(2 416 219)**	**545 283**	**(4 051 635)**	**(3 506 352)**

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011 49

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2011

4 Interest income and interest expense from capital markets operations

	FOR THE YEAR ENDED 30 JUNE 2011			
	INTEREST $000	NET UNREALISED GAIN/LOSS $000	NET REALISED GAIN/LOSS $000	TOTAL INTEREST $000
INTEREST INCOME				
Domestic				
Money market deposits	15 454	41	-	**15 495**
Discount securities	355 513	(47)	426	**355 892**
Commonwealth and semi-government securities	295 894	(4 424)	111 163	**402 633**
Floating rate notes	226 326	34 646	3 300	**264 272**
Other investments	111 395	(4 057)	5 202	**112 540**
Forward rate agreements	-	17 913	-	**17 913**
Onlendings*	3 123 391	(15 919)	-	**3 107 472**
Offshore				
Medium term notes	2 731	(15 091)	-	**(12 360)**
Cross currency swaps	14 458	9 879	-	**24 337**
Credit default swaps	416	6 222	-	**6 638**
	4 145 578	**29 163**	**120 091**	**4 294 832**
INTEREST EXPENSE				
Domestic				
Deposits	188 584	443	-	**189 027**
Treasury notes	95 021	424	25	**95 470**
Bonds	3 476 475	(400 105)	542 590	**3 618 960**
Credit foncier loans	(40)	16	-	**(24)**
Interest rate swaps	(35 883)	29 613	-	**(6 270)**
Forward rate agreements	-	182	184	**366**
Futures	-	(12 713)	11 079	**(1 634)**
Offshore				
Commercial paper	10 907	(464 828)	160	**(453 761)**
Bonds	150 771	(35 399)	29 763	**145 135**
Medium term notes	46 480	(53 082)	-	**(6 602)**
Cross currency swaps	44 002	(278)	-	**43 724**
Forward exchange contracts	4	119 749	434 357	**554 110**
Other				
Registration and issue costs	11 100	-	-	**11 100**
Commissions on futures	1 507	-	-	**1 507**
Commonwealth Government Guarantee Fee	69 004	-	-	**69 004**
	4 057 932	**(815 978)**	**1 018 158**	**4 260 112**

**The majority of onlendings are provided to clients on a pooled fund basis. Interest costs are allocated to clients based on the daily movement in the market value of the pooled fund. Except for fixed rate loans, the interest from onlendings figure also reflects the daily movements in the market value of the pooled funds. In periods of falling interest rates, the market value of the funding pool will rise leading to higher interest income from onlendings. During the year ended 30 June 2011, interest rates remained relatively stable in comparison to the previous year when rates fell, which led to lower interest income for the 2010-11 year.*

50 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011

	For the year ended 30 June 2010			
	Interest $000	Net unrealised gain/loss $000	Net realised gain/loss $000	Total interest $000
Interest income				
Domestic				
Money market deposits	58 170	(5)	-	**58 165**
Discount securities	232 118	136	(441)	**231 813**
Commonwealth and semi-government securities	304 375	92 379	57 050	**453 804**
Floating rate notes	156 552	106 363	993	**263 908**
Other investments	99 669	13 687	(423)	**112 933**
Forward rate agreements	-	75 075	-	**75 075**
Onlendings	3 997 493	64 599	-	**4 062 092**
Offshore				
Medium term notes	1 999	(7 789)	-	**(5 790)**
Cross currency swaps	6 552	(792)	-	**5 760**
Credit default swaps	805	20 065	-	**20 870**
	4 857 733	**363 718**	**57 179**	**5 278 630**
Interest expense				
Domestic				
Deposits	196 743	(1 330)	-	**195 413**
Treasury notes	18 761	190	3	**18 954**
Bonds	2 943 633	1 097 828	392 636	**4 434 097**
Credit foncier loans	(4 230)	(55)	-	**(4 285)**
Interest rate swaps	(95 153)	52 738	-	**(42 415)**
Forward rate agreements	1 481	(360)	27	**1 148**
Futures	-	2 156	(24 551)	**(22 395)**
Offshore				
Commercial paper	6 119	(107 670)	-	**(101 551)**
Bonds	375 130	(163 604)	93 212	**304 738**
Medium term notes	52 343	45 410	(471)	**97 282**
Cross currency swaps	55 105	(60 780)	-	**(5 675)**
Forward exchange contracts	1	(325 361)	455 323	**129 963**
Other				
Registration and issue costs	15 316	-	-	**15 316**
Commissions on futures	2 145	-	-	**2 145**
Commonwealth Government Guarantee Fee	74 190	-	-	**74 190**
	3 641 584	**539 162**	**916 179**	**5 096 925**

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011 51

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2011

5 Net change in fair value of unit trusts

Changes in the fair value of the unit trusts are as follows:

ACCOUNT	2011 $000	2010 $000
QLQ Trust No.1 (1)	**3 041 526**	1 944 563
QLQ Trust No.2 (2)	**(3 273)**	14 572
QIC Property Fund	**131 173**	118 905
QIC Diversified Infrastructure Fund No.2	**38 335**	54 769
QIC Strategic Fund No.2	**(99 240)**	84 459
QIC Strategic Fund No.3	**5 375**	7 218
QIC Private Equity Fund No.2	**10 005**	26 712
QIC Private Equity Fund No.3	**16 245**	4 853
QIC International Property Development Trust	**184**	(171)
QIC Treasury Infrastructure Trust	**2**	53 180
Queensland BioCapital Fund No.1	**(2 055)**	(8 739)
Queensland BioCapital Fund No.2	**(1 897)**	(9 625)
QIC Treasury Infrastructure Trust No.1	**(22)**	-
QIC Treasury Infrastructure Trust No.2 Redeemable Pref Units	**7 765**	-
QIC Cash Fund	**695**	-
QIC Healthcare Ventures	**(753)**	-
	3 144 065	2 290 696

(1) Formerly QIC Investment Trust No.2
(2) Formerly QIC International Property Fund
Refer to note 10 for details of balances held at year end and asset allocations.

6 Fees – management

	2011 $000	2010 $000
Fees – management	**55 512**	50 142

Management fees represent income earned from the management of QTC's onlendings and deposits. A further amount of $8.143 million (2010 $8.609 million), derived from fees on certain managed funds and pools is included under interest income as it forms part of the interest rate applied.

52 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011

7 Administration expenses

	2011 $000	2010 $000
Salaries and related costs	**20 435**	18 265
Superannuation contributions	**2 808**	2 521
Consultants' fees (i)	**2 292**	3 341
Outsourced services (ii)	**1 536**	1 281
Depreciation on property, plant and equipment	**552**	501
Amortisation on intangible assets	**98**	136
Impairment on intangible assets	**1 908**	-
Computer charges	**2 837**	1 573
Property charges	**2 704**	2 422
External audit fees	**368**	447
Internal audit fees	**402**	334
Staff training and development	**316**	231
Investor and market relations program	**940**	1 062
Telephone, postage, printing and stationery	**554**	606
Other administration expenses	**4 773**	1 799
	42 523	34 519
(i) Consultants' fees		
Legal costs professional/technical	**962**	939
Information technology	**79**	97
Contractors/secondments	**1 330**	983
Finance/accounting	**266**	318
Human resource management	**238**	196
Communications	**138**	198
Other	**(721)**	610
	2 292	3 341
(ii) Outsourced services		
Information services	**788**	691
Registry charges	**157**	158
Domestic and international clearing charges	**448**	282
Bank charges	**105**	104
Other	**38**	46
	1 536	1 281

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011 53

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2011

8 Income tax expense

	2011 $000	2010 $000
Current tax	**20 585**	34 004
Deferred tax	**289**	70
Income tax expense	**20 874**	34 074
Deferred income tax included in income tax expense comprises:		
Decrease in deferred tax assets	**275**	61
Increase in deferred tax liabilities	**14**	9
	289	70
Numerical reconciliation between income tax expense and pre-tax accounting profit		
Profit for the year	**1 261 007**	830 346
Less: non taxable pools - (loss)/profit		
Capital markets operations	**(3 017)**	129 874
Long term assets	**1 194 176**	586 836
Operating profit from taxable pools	**69 848**	113 636
Tax at the Australian tax rate of 30% on taxable pools	**20 954**	34 091
Effect of non-deductible expenses		
Share of net profit of jointly controlled entities	**(106)**	(63)
Other	**26**	46
Income tax expense	**20 874**	34 074
Deferred income tax at 30 June relates to the following:		
Deferred tax assets		
Accruals	**470**	832
Employee benefits	**1 451**	1 364
	1 921	2 196
Deferred tax liability		
Property, plant and equipment	**46**	32
Current tax liability	**20 585**	34 004
Deferred tax liability	**46**	32
Tax liabilities	**20 631**	34 036

9 Receivables

	2011 $000	2010 $000
GST receivable	**1 262**	5 932
Sundry debtors	**10 706**	5 252
Prepayments	**1 047**	1 181
Operating lease receivables	**218**	141
	13 233	12 506

54 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011

10 Financial assets at fair value through profit or loss

CAPITAL MARKETS OPERATIONS	2011 $000	2010 $000
Money market deposits	**2 065 650**	946 297
Discount securities	**5 273 357**	6 389 776
Commonwealth and state securities [1]	**6 472 579**	4 791 447
Floating rate notes	**3 800 453**	4 110 010
Other investments	**1 971 765**	2 456 476
	19 583 804	18 694 006

(1) QTC maintains holdings of its own stocks. These holdings are netted off and therefore excluded from financial assets and financial liabilities at fair value through profit or loss (refer note 17).

The total includes investments made to manage:

- deposits of $5,562.013 million (2010 $4,855.436 million)
- surpluses and reserves of $441.240 million (2010 $545.283 million)
- cross border lease deferred income of $65.143 million (2010 $71.580 million)

The remaining investments are used to facilitate management of liquidity and interest rate risk or result from QTC borrowing in advance of requirements to manage financing/refinancing risk.

LONG TERM ASSETS	2011 $000	2010 $000
INVESTMENTS IN UNIT TRUSTS AND OTHER HOLDINGS - QIC:		
QLQ Trust No. 1 [1]	**20 096 050**	14 777 113
QLQ Trust No. 2 [2]	**276 389**	269 887
QIC Property Fund	**1 021 643**	1 558 993
QIC Diversified Infrastructure Fund No.2	**1 277 677**	1 052 987
QIC Strategic Fund No.2	**1 772 096**	906 712
QIC Strategic Fund No.3	**33**	108 888
QIC Private Equity Fund No.2	**590 834**	455 763
QIC Private Equity Fund No.3	**60 226**	37 553
QIC International Property Development Trust	**-**	525
QIC Treasury Infrastructure Trust	**124**	92
Queensland BioCapital Fund No.1	**15 553**	16 744
Queensland BioCapital Fund No.2	**17 440**	16 243
QIC Treasury Infrastructure Trust No.1	**1 810 837**	-
QIC Treasury Infrastructure Trust No.2 – Redeemable Pref Units	**1 283 691**	-
QIC Cash Fund	**24 880**	-
QIC Healthcare Ventures	**860**	-
	28 248 333	19 201 500

(1) Formerly QIC Investment Trust No.2
(2) Formerly QIC International Property Fund

An amount of $6,362.936 million was transferred to the Long Term Assets during the year by the State Government.

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011 55

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2011

10 Financial assets at fair value through profit or loss continued

LONG TERM ASSETS	2011 $000	2010 $000
THE UNDERLYING ASSETS OF THE TRUSTS CONSIST OF THE FOLLOWING ASSET CLASSES:		
Growth assets		
Australian equities	**5 254 190**	3 421 707
International equities	**5 225 942**	3 506 194
Diversified alternatives & other	**2 090 377**	1 342 185
Unlisted assets		
Infrastructure	**2 401 108**	1 236 577
Private equity	**762 705**	478 117
Real estate	**2 090 376**	2 215 853
Defensive assets		
Fixed interest	**2 768 337**	1 939 352
Cash	**7 655 298**	5 061 515
	28 248 333	19 201 500

The Long Term Assets investments consist of units in unlisted trusts and other holdings held with QIC.

11 Derivative financial assets

	2011 $000	2010 $000
Interest rate swaps	**41 093**	125 436
Cross currency swaps	**80 846**	117 659
Forward rate agreements	**71 987**	73 448
Foreign exchange contracts	**905**	51 164
Credit default swaps	**252**	-
	195 083	367 707

56 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011

12 Onlendings

	2011 $000	2010 $000
Government departments and agencies	**22 689 799**	15 183 208
Government owned corporations	**19 016 232**	23 648 473
Local governments	**4 712 947**	4 217 387
Queensland water entities	**9 352 603**	8 128 432
Tollway companies	**-**	2 899 052
Statutory bodies	**975 601**	932 034
QTC related entities (1)	**2 577 012**	231 554
Other bodies	**127 087**	66 117
Cooperative housing society loans	**1 529**	1 679
Total onlendings net of provisions	**59 452 810**	55 307 936
Provisions for impaired loans (i)	**(288)**	(238)
Total Onlendings	**59 452 522**	55 307 698

(1) Includes a loan of $2.2 billion to Queensland Treasury Holdings Pty Ltd to fund the purchase of the State's interest in QR National Limited.

(i) ASSET QUALITY	2011 $000	2010 $000
MOVEMENT IN PROVISIONS FOR IMPAIRED LOANS		
Balance at 1 July	**238**	230
Charge against profit	**50**	8
Balance at 30 June	**288**	238

Impaired assets consist of non-accrual loans and restructured loans in respect of cooperative housing societies. Non-accrual loans are loans for which there is reasonable doubt about the recovery of principal and interest and therefore provisions for impairment are recognised. Restructured loans consist of loans where the original contractual terms have been modified as a concession to the borrowers and revised terms are not comparable with those for new loans of similar risk. There were no restructured loans at 30 June 2011.

The following table provides an analysis of QTC's impaired assets.

	2011 $000	2010 $000
NON-ACCRUAL LOANS		
With specific provisions	**563**	512
Less specific provisions for impaired loans	**(288)**	(238)
Net non-accrual loans	**275**	274

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011 57

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2011

13 Property, plant and equipment

Reconciliations of the carrying amounts for each class of property, plant and equipment are set out below:

DESCRIPTION	INFORMATION TECHNOLOGY EQUIPMENT $000	FURNITURE, FITTINGS AND OFFICE EQUIPMENT $000	PLANT AND MACHINERY (1) $000	TOTAL $000
GROSS CARRYING AMOUNT				
Balance at 1 July 2009	2 938	4 144	132 408	139 490
Acquisitions	122	10	74 487	74 619
Disposals	(113)	(100)	(184)	(397)
Balance at 30 June 2010	2 947	4 054	206 711	213 712
Balance at 1 July 2010	2 947	4 054	206 711	213 712
Acquisitions	287	1 091	60 611	61 989
Disposals	-	(56)	-	(56)
Balance at 30 June 2011	**3 234**	**5 089**	**267 322**	**275 645**
ACCUMULATED DEPRECIATION				
Balance at 1 July 2009	2 303	2 961	8 974	14 238
Disposals	(89)	(100)	(91)	(280)
Depreciation expense	190	359	14 104	14 653
Balance at 30 June 2010	2 404	3 220	22 987	28 611
Balance at 1 July 2010	2 404	3 220	22 987	28 611
Disposals	-	(56)	-	(56)
Depreciation expense	186	414	22 049	22 649
Balance at 30 June 2011	**2 590**	**3 578**	**45 036**	**51 204**
Net book value 30 June 2010	543	834	183 724	185 101
Net book value 30 June 2011	**644**	**1 511**	**222 286**	**224 441**

(1) Plant and machinery consists mainly of buses and ferries which QTC leases to public sector entities under a whole of government lease facility.

14 Intangible assets

	2011 $000	2010 $000
GROSS CARRYING AMOUNT		
Balance at 1 July	**12 341**	5 204
Acquisitions (1)	**7 054**	7 137
Disposals & writeoff	**(1 908)**	-
Balance at 30 June	**17 487**	12 341
ACCUMULATED DEPRECIATION AND IMPAIRMENT		
Balance at 1 July	**2 579**	2 443
Amortisation expense	**98**	136
Balance at 30 June	**2 677**	2 579
Net book value 30 June	**14 810**	9 762

(1) Includes $6.867 million (2010 $7.118 million) of internally developed software not yet commissioned.

58 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011

15 Payables

	2011 $000	2010 $000
Cross border lease deferred income	**65 143**	71 581
Whole of Government Debt Pool net position	**73 658**	82 794
Administration expenses	**13 267**	16 280
Employee benefits	**4 727**	4 544
Unearned revenue	**1 053**	1 044
Other creditors	**914**	731
	158 762	176 974

16 Derivative financial liabilities

	2011 $000	2010 $000
Interest rate swaps	**23 743**	24 288
Cross currency swaps	**30 761**	13 414
Forward rate agreements	**558**	1 915
Foreign exchange contracts	**105 096**	35 386
Credit default swaps	**363**	6 343
	160 521	81 346

17 Financial liabilities at fair value through profit or loss

	2011 $000	2010 $000
INTEREST-BEARING LIABILITIES – CAPITAL MARKETS OPERATIONS		
Domestic		
Treasury notes	**2 863 045**	1 089 162
Bonds	**65 667 579**	60 128 721
Credit foncier loans	**506**	774
	68 531 130	61 218 657
Offshore		
Commercial paper	**1 805 413**	2 863 057
Bonds (1)	**1 894 009**	3 846 619
Medium-term notes	**904 236**	957 073
	4 603 658	7 666 749
Total interest-bearing liabilities	**73 134 788**	68 885 406

(1) Consists of AUD denominated global bonds which are borrowed in the United States and Euro markets.

Derivatives are used to hedge offshore borrowings resulting in no net exposure to any foreign currency.
Details of QTC's exposure to foreign currencies and the derivatives used to hedge this exposure are disclosed in note 21 (a)(i).

QTC borrowings are guaranteed by the Queensland Government under the *Queensland Treasury Corporation Act 1988*.

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011 59

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2011

17 Financial liabilities at fair value through profit or loss continued

The difference between the carrying amount of financial liabilities and the amount contractually required to be paid at maturity to the holder of the obligation is set out in the following table.

	2011		
	FAIR VALUE $000	REPAYMENT AT MATURITY $000	DIFFERENCE $000
INTEREST-BEARING LIABILITIES – CAPITAL MARKETS OPERATIONS			
Domestic			
Treasury notes	**2 863 045**	**2 878 000**	**(14 955)**
Bonds	**65 667 579**	**63 206 217**	**2 461 362**
Credit foncier loans	**506**	**481**	**25**
	68 531 130	**66 084 698**	**2 446 432**
Offshore			
Commercial paper	**1 805 413**	**1 806 460**	**(1 047)**
Bonds	**1 894 009**	**1 804 700**	**89 309**
Medium-term notes	**904 236**	**772 504**	**131 732**
	4 603 658	**4 383 664**	**219 994**
Total interest-bearing liabilities	**73 134 788**	**70 468 362**	**2 666 426**

	2010		
	FAIR VALUE $000	REPAYMENT AT MATURITY $000	DIFFERENCE $000
INTEREST-BEARING LIABILITIES – CAPITAL MARKETS OPERATIONS			
Domestic			
Treasury notes	1 089 162	1 103 000	(13 838)
Bonds	60 128 721	57 703 282	2 425 439
Credit foncier loans	774	729	45
	61 218 657	58 807 011	2 411 646
Offshore			
Commercial paper	2 863 057	2 869 331	(6 274)
Bonds	3 846 619	3 688 927	157 692
Medium-term notes	957 073	827 557	129 516
	7 666 749	7 385 815	280 934
Total interest-bearing liabilities	**68 885 406**	**66 192 826**	**2 692 580**

	2011 $000	2010 $000
CLIENT DEPOSITS – CAPITAL MARKETS OPERATIONS		
Government owned corporations	**1 443 731**	1 151 653
Local governments	**1 498 359**	1 717 667
Statutory bodies	**860 689**	968 740
Government departments and agencies	**176 722**	78 763
Tollway companies	-	11 004
Queensland water entities	**280 901**	119 675
QTC related entities	**37 068**	37 616
Other depositors	**366 149**	388 019
	4 663 619	4 473 137
Collateral	-	30 872
Repurchase agreements	**898 394**	351 427
Total deposits	**5 562 013**	4 855 436

60 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011

18 Financial liabilities at amortised cost

	2011 $000	2010 $000
FIXED RATE NOTES – LONG TERM ASSETS		
State Government	**31 105 792**	23 253 135
	31 105 792	23 253 135

The balance of the liability increased significantly during the year due to the transfer of additional funds from the State Government to the Long Term Assets (refer to note 10). The Board considers that the carrying value of financial liabilities recorded at amortised cost in the financial statements approximates their fair value.

19 Reserves

	2011 $000	2010 $000
GENERAL RESERVE		
Balance at 1 July	-	39 082
Transfer to retained surplus	-	(39 082)
Balance at 30 June	-	-
CREDIT RISK RESERVE (1)		
Balance at 1 July	**133 363**	126 332
Transfer from retained surplus	**12 252**	7 031
Balance at 30 June	**145 615**	133 363
BASIS RISK RESERVE (2)		
Balance at 1 July	**62 500**	24 500
Transfer (to)/from retained surplus	**(31 500)**	38 000
Balance at 30 June	**31 000**	62 500
Total	**176 615**	195 863

(1) As the State's corporate treasury, QTC undertakes portfolio management activities on behalf of clients and raises debt funding in advance of requirements thereby ensuring Queensland public sector entities have ready access to funding when required and also to reduce the risk associated with refinancing maturing loans. These activities expose QTC to credit risk due to the growth in counterparty exposures.

In addition to its portfolio management activities, QTC also invests funds on behalf of its clients through the QTC Cash Fund. QTC's Cash Fund is capital guaranteed. To reduce the impact of a credit failure on its retained earnings, QTC sets aside a certain portion of its fees earned from the Cash Fund to the Credit Risk Reserve together with interest accumulated on the reserves. The Credit Risk Reserve will be utilised if a credit event results in there being a shortfall between the guaranteed capital and the investments of the Cash Fund.

(2) The Basis Risk Reserve has been created to provide for losses that may occur as a result of basis risk where QTC has borrowed funds in excess of its loans to clients. The excess borrowings are needed to enable QTC to manage its client debt portfolios and liquidity, and are hedged through the purchase of liquid assets. Gains/losses may result due to interest yields on the asset hedges not moving in exactly the same manner as the interest yields on borrowings. Basis risk is measured using the value at risk methodology. At the 99% confidence level, the accumulated losses as a result of basis risk on surplus fixed rate funding over a 10 business day period will be no greater than the value of the reserve for surplus fixed rate funding. Further at 99% confidence, the accumulated losses as a result of basis risk on surplus floating rate funding over a 20 business day period, will be no greater than the value of the reserve for surplus floating rate funding.

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011 61

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2011

20 Notes to the statement of cash flows

(a) Reconciliation of profit after tax to net cash provided by operating activities - capital markets operations

	2011 $000	2010 $000
Profit for the year	**45 957**	209 436
NON-CASH FLOWS IN OPERATING SURPLUS		
Interest-bearing liabilities - net unrealised (gain)/loss	**(957 920)**	709 803
Interest-bearing liabilities - net unrealised exchange loss/(gain)	**638 072**	(169 311)
Deposits - net unrealised loss/(gain)	**398**	(1 330)
Onlendings net unrealised loss/(gain)	**20 006**	(64 599)
Financial assets at fair value through profit or loss - net unrealised loss/(gain)	**40 101**	(298 536)
Financial assets at fair value through profit or loss - net unrealised exchange gain	**(9 535)**	(583)
Depreciation of property, plant and equipment	**22 649**	14 653
Amortisation of intangibles	**98**	136
Net (gain)/loss on sale of property, plant and equipment	**(2)**	70
Impairment of intangibles	**1 908**	-
Doubtful debts expense cooperative housing societies	**50**	8
Share of profit from investments accounted for using the equity method	**(355)**	(210)
CHANGES IN ASSETS AND LIABILITIES		
(Increase)/decrease in financial assets at fair value through profit or loss - net accrued interest	**(26 742)**	21 938
Decrease in financial assets at fair value through profit or loss - net discount/premium	**216 726**	115 948
Decrease in deferred tax asset	**275**	61
Increase in onlendings - net accrued interest	**(348)**	(8 579)
Increase in receivables	**(860)**	(1 651)
Decrease/(increase) in prepayments	**133**	(183)
Increase in interest-bearing liabilities - net accrued interest	**48 770**	182 055
Increase in interest-bearing liabilities - net discount/premium	**421 780**	552 839
(Decrease)/increase in deposits net accrued interest	**(5 462)**	5 023
Decrease in payables	**(18 212)**	(31 348)
Increase in deferred tax liability	**14**	9
(Decrease)/increase in income tax payable	**(13 419)**	22 888
Net cash provided by operating activities	**424 082**	1 258 536

(b) Cash flows presented on a net basis

Cash flows arising from the following activities are presented on a net basis in the statement of cash flows:

- loan advances to and redemptions from clients
- receipt and withdrawal of client deposits, and
- money market and other deposits.

(c) Long term assets

No external cashflow is generated from the Long Term Assets as deposits and withdrawals from the fixed rate notes result in a corresponding change to the investments held. Interest on the fixed rate notes is capitalised. Earnings, market movement and fees on the investment are recognised in the valuation of the investment (refer notes 2 (f) and 3).

62 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011

21 Financial risk management

CAPITAL MARKETS OPERATIONS

QTC's activities expose it to a variety of financial risks including market risk (including currency, interest rate and price risks), credit risk and liquidity risk. QTC's financial risk management program focuses on minimising financial risk exposures and managing volatility, and seeks to mitigate potential adverse effects of financial risks on the financial performance of QTC and its clients. To assist in managing financial risk, QTC uses derivative financial instruments such as foreign exchange contracts, interest rate swaps and futures contracts to manage certain risk exposures.

All financial risk management activities are conducted within Board approved policies. The Board approves policies for overall risk management, as well as specifically for managing foreign exchange, interest rate and credit risks, the use of derivative financial instruments and managing and investing liquid funds.

Robust systems are in place for managing financial risk, and compliance with financial risk policies is monitored closely. The financial risk management process, including daily measuring and monitoring of market risk exposure and daily measuring of actual performance against benchmark performance, as well as the Counterparty Credit Limit Framework and Approvals Process, is performed by teams separate from the teams transacting and is subject to review by the Risk Management Team (comprising senior management), the Transaction & Limit Review Committee (comprised of Board members) and the Risk Management Committee of the Board.

All breaches of the Financial Risk Management Policy together with the corrective action proposed or taken are required to be immediately reported to the Chief Executive and then to the next Risk Management Committee meeting.

(a) Market risk

QTC borrows in advance of requirements to ensure Queensland public sector entities have ready access to funding when required and also to reduce the risk associated with refinancing maturing loans. In addition, QTC may hold surplus funds to assist with the management of client portfolios. These surplus funds are invested in high credit quality, highly liquid financial investments. As a consequence, QTC is subject to market risk.

QTC uses a Board approved Value-at-Risk (VaR) framework to manage QTC's exposure to market risk. The VaR risk measure estimates the potential mark-to-market loss over a given holding period at a 99% confidence level. QTC uses the historical simulation approach to calculate VaR using 18 months of market data. Depending on the liquidity of the underlying financial instruments, either a 10 day or 20 day holding period is used. QTC has developed scenario analysis capabilities to complement VaR.

(i) Foreign exchange risk

QTC has funding facilities that allow for borrowing in foreign currencies. As QTC's clients have no foreign currency funding requirements, all foreign currency borrowings are either hedged to Australian dollars to ensure no currency risk or invested in financial assets denominated in that currency, effectively eliminating any foreign currency exposure. Therefore QTC is not impacted by changes in foreign exchange rates.

At times, QTC's Cash Fund invests in foreign currency assets. These investments are always hedged through the use of derivatives to achieve a net Australian dollar exposure.

QTC enters into both forward exchange contracts and cross currency swaps to hedge the exposure of foreign currency borrowings and offshore investments from fluctuations in exchange rates.

The following table summarises the hedging effect that cross currency swaps and forward exchange contracts have had on face value offshore borrowings and investments stated in Australian dollars.

	BORROWINGS		OFFSHORE INVESTMENTS		FORWARD EXCHANGE CONTRACTS		NET EXPOSURE	
	2011 $000	2010 $000	2011 $000	2010 $000	2011 $000	2010 $000	2011 $000	2010 $000
USD	**(1 731 074)**	(2 233 756)	**220 285**	25 847	**1 510 789**	2 207 888	**-**	(21)
CHF	**(17 899)**	-	**-**	-	**17 899**	-	**-**	-
GBP	**(7 488)**	(44 026)	**-**	-	**7 488**	44 026	**-**	-
NZD	**(598 841)**	(629 690)	**-**	-	**598 841**	629 690	**-**	-
SGD	**-**	(12 548)	**-**	-	**-**	12 548	**-**	-
YEN	**(173 664)**	(197 867)	**-**	-	**173 664**	197 867	**-**	-

(ii) Interest rate risk

In managing interest rate risk on behalf of clients, the onlending portfolios are managed against duration benchmarks. Duration is a direct measure of the interest rate sensitivity of a financial instrument or a portfolio of financial instruments and quantifies the change in value of a financial instrument or portfolio due to interest rate movements. To manage the risk of non-parallel yield curve movements, QTC manages portfolio cash flows in a series of time periods with the duration for each of these periods measured against the equivalent benchmark duration. The same process is also used for QTC's Cash Fund. All costs or benefits of managing client debt portfolios are passed on to the client meaning that QTC is effectively immunised from interest rate risk with respect to these portfolios.

QTC enters into interest rate swaps, forward rate agreements and futures contracts to assist in the management of interest rate risk for QTC and its clients.

In most instances, interest rate swaps are utilised to change the interest rate exposure of medium to long term fixed rate borrowings into floating rate borrowings to achieve cost effective floating rate funding and to minimise refinancing risk when compared to floating rate debt. At times, floating to fixed swaps are undertaken to generate a fixed rate term funding profile.

Where interest rate swaps are used to manage funding, QTC is exposed to basis risk. This risk gives rise to a mark-to-market exposure due to movements between the Swap curve and the QTC curve. The swap risk is inherent in QTC's approach to raising floating rate funding.

VaR IMPACT

There has been a significant decrease in the reported Value-at-Risk over the last financial year primarily due to a reduction in market volatility. The VaR at 30 June was as follows:

	2011	2010
Interest rate risk VaR	**$40m**	$95m

The above VaR calculation does not include the potential mark-to-market impact of changes in credit spreads on the value of assets held in the QTC Cash Fund. At 30 June 2011, QTC had an exposure of approximately $819,000 per basis point to changes in credit spreads of assets held in the QTC Cash Fund.

IMPACT ON OPERATING RESULT

Funding in advance

As previously stated, QTC holds surplus funds generated through the issuance of debt to meet future commitments, which have been hedged through the purchase of high credit quality and highly liquid financial assets. Due to the nature of these hedging instruments (eg futures and other RBA repo eligible securities such as bank bills and government bonds), there are residual risk positions which may result in realised and unrealised accounting gains or losses.

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011 63

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2011

21 Financial risk management continued

Fixed rate funding

The under-performance of assets (principally Commonwealth Government bonds) hedging fixed term debt, resulted in mark-to-market accounting losses for the year of $38.7 million (2010 $16.5 million gain). Depending on market changes, these losses may be reversed in subsequent accounting periods.

Floating rate funding

A portion of QTC’s floating rate funding requirement is generated through the liability swapping of term debt. The out-performance of the swap curve to the QTC curve resulted in mark-to-market accounting gains for the year of $14.9 million (2010 $12.0 million loss). As these interest rate swaps are utilised to provide medium to long-term floating rate funding, it is likely that QTC will hold the majority of these transactions until maturity such that the unrealised gains may be reversed over the life of the funding strategy.

Cash Fund

QTC invests funds on behalf of its clients which are held in the QTC Cash Fund. As credit spreads narrowed over 2010-11, the value of the assets held in the Cash Fund increased by $34.2 million (2010 $112.2 million) due to unrealised mark-to-market accounting gains. It has been QTC’s practice to hold these assets to maturity and therefore not pass on credit margin changes, either positive or negative, as a result of credit spread movements in the returns to Cash Fund participants.

(b) Liquidity and financing risks

QTC maintains its domestic benchmark bond facility as its core medium to long-term funding facility and its domestic treasury note facility, euro-commercial paper facility and US commercial paper facility as its core short-term funding facilities. In addition, QTC has in place Euro and US medium term note facilities to take advantage of funding opportunities in offshore markets. These facilities ensure that QTC is readily able to access the domestic and international financial markets. QTC’s extensive range of funding facilities is detailed in note 27.

On 7 February 2010, the Australian Government announced that it will close its offer of a Guarantee to new State issuance after 31 December 2010. Over 2010 11, QTC continued to develop a solely State Government guaranteed bond curve and now has established nine A$ benchmark bond lines with maturities ranging from 2012 to 2024.

In total QTC raised $17,335 million in 2010-11 (final borrowing requirement $16,934 million) resulting in additional funding of $401 million to be applied towards next year’s borrowing program.

To ensure liquidity is accessible as required, QTC holds a minimum of $500 million or 20 working days’ cash requirements (whichever is the higher) in 11 AM cash to fund unexpected cash outflows. In addition, the majority of QTC surplus holdings are in high credit quality and highly liquid financial investments.

The table below sets out the contractual cashflows relating to assets and liabilities held by QTC at balance date.

With the exception of deposits and payables, the maturity analysis for liabilities has been calculated based on the contractual cash flows relating to the repayment of the principal (face value) and interest amounts over the contractual terms.

Deposits on account of the Cash Fund and Working Capital Facility (11AM Fund) are repayable at call while deposits held as security for stock lending and repurchase agreements are repayable when the security is lodged with QTC.

With the exception of cash and receivables, the maturity analysis for assets has been calculated based on the contractual cash flows relating to the repayment of the principal (face value) and interest amounts over the contractual terms.

In relation to client onlendings, certain loans are interest only with no fixed repayment date for the principal component (ie loans are made based on the quality of the client’s business and its financial strength). For the purposes of completing the maturity analysis, the principal component of these loans has been included in the over five year time band with no interest payment assumed in this time band.

64

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

CONTRACTUAL MATURITIES AS AT 30 JUNE 2011	0 TO 3 MONTHS $000	3 TO 6 MONTHS $000	6 TO 12 MONTHS $000	1 TO 5 YEARS $000	OVER 5 YEARS $000	TOTAL $000	FAIR VALUE $000
FINANCIAL ASSETS							
Receivables	13 233	-	-	-	-	**13 233**	**13 233**
Onlendings #	2 449 141	2 409 240	4 870 400	18 552 734	56 917 017	**85 198 532**	**59 452 522**
Money market deposits	2 064 532	-	-	-	-	**2 064 532**	**2 065 650**
Discount securities	5 062 530	250 000	-	-	-	**5 312 530**	**5 273 357**
Commonwealth and semi-government securities	208 351	111 299	176 061	2 068 057	6 682 924	**9 246 692**	**6 472 579**
Floating rate notes	205 262	300 432	622 527	2 915 883	814 840	**4 858 944**	**3 800 453**
Other investments	1 038 194	390 893	114 197	370 659	151 798	**2 065 741**	**1 971 765**
Total monetary assets	**11 041 243**	**3 461 864**	**5 783 185**	**23 907 333**	**64 566 579**	**108 760 204**	**79 049 559**
FINANCIAL LIABILITIES							
Bank overdraft	(8 834)	-	-	-	-	**(8 834)**	**(8 834)**
Payables/tax liability	(158 762)	(20 585)	-	(46)	-	**(179 393)**	**(179 393)**
Deposits	(5 542 607)	(20 502)	-	-	-	**(5 563 109)**	**(5 562 013)**
Treasury notes	(2 863 000)	-	(15 000)	-	-	**(2 878 000)**	**(2 863 045)**
Domestic bonds	(274 604)	(1 128 320)	(8 015 157)	(41 099 216)	(35 247 772)	**(85 765 069)**	**(65 667 579)**
Credit foncier loans	(71)	(51)	(114)	(297)	-	**(533)**	**(506)**
Commercial paper	(1 806 460)	(1)	-	-	-	**(1 806 461)**	**(1 805 413)**
Global bonds	(36 485)	(17 656)	(54 141)	(1 501 230)	(688 004)	**(2 297 516)**	**(1 894 009)**
Medium term notes	(21 334)	(2 301)	(23 635)	(189 078)	(942 354)	**(1 178 702)**	**(904 236)**
Total monetary liabilities	**(10 712 157)**	**(1 189 416)**	**(8 108 047)**	**(42 789 867)**	**(36 878 130)**	**(99 677 617)**	**(78 885 028)**
DERIVATIVES							
Interest rate swaps	(6 339)	97 546	201 562	315 155	-	**607 925**	**17 350**
Cross currency swaps	(328 622)	(5 444)	(26 285)	(79 995)	409 063	**(31 282)**	**50 085**
Forward rate agreements	(257 667)	(589 262)	(536 999)	1 488 584	617 449	**722 105**	**71 429**
Foreign exchange contracts	(119 714)	68	78	47	-	**(119 522)**	**(104 191)**
Credit default swaps	296	(28)	(9)	(75)	-	**182**	**(111)**
Net derivatives	**(712 046)**	**(497 120)**	**(361 653)**	**1 723 716**	**1 026 512**	**1 179 409**	**34 562**
Net monetary assets/(liabilities)	**(382 960)**	**1 775 328**	**(2 686 515)**	**(17 158 818)**	**28 714 961**	**10 261 996**	**199 093**
Cumulative	**(382 960)**	**1 392 368**	**(1 294 147)**	**(18 452 965)**	**10 261 996**	-	

 # QTC's onlendings to Government owned corporation clients are based on the quality of the business and financial strength of the client. Funds are therefore onlent on the basis of these businesses being going concerns and continuing to meet key credit metrics criteria such as debt to capital and interest coverage ratios. Accordingly, a significant portion of the onlendings portfolio has a loan maturity profile which is greater than five years with the interest rate risk of these loans being managed based on the client's business risk such that the funding is structured on the underlying business profile. This results in QTC's liability maturity profile being shorter than the asset maturity profile. Though not exposing QTC to interest rate risk, this approach does require QTC to undertake periodic refinancing of its liabilities.

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011 65

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2011

21 Financial risk management continued

CONTRACTUAL MATURITIES AS AT 30 JUNE 2010	0 TO 3 MONTHS $000	3 TO 6 MONTHS $000	6 TO 12 MONTHS $000	1 TO 5 YEARS $000	OVER 5 YEARS $000	TOTAL $000	FAIR VALUE $000
FINANCIAL ASSETS							
Receivables	12 506	-	-	-	-	**12 506**	**12 506**
Onlendings	1 730 386	1 413 984	2 888 063	16 037 242	54 648 693	**76 718 368**	**55 307 698**
Money market deposits	946 303	-	-	-	-	**946 303**	**946 297**
Discount securities	5 797 570	650 000	-	-	-	**6 447 570**	**6 389 776**
Commonwealth and semi-government securities	91 118	85 025	228 204	2 381 525	3 603 421	**6 389 293**	**4 791 447**
Floating rate notes	341 442	226 106	910 649	2 827 535	566 264	**4 871 996**	**4 110 010**
Other investments	562 637	888 091	118 444	1 108 348	-	**2 677 520**	**2 456 476**
Total monetary assets	**9 481 962**	**3 263 206**	**4 145 360**	**22 354 650**	**58 818 378**	**98 063 556**	**74 014 210**
FINANCIAL LIABILITIES							
Bank overdraft	(1 167)	-	-	-	-	**(1 167)**	**(1 167)**
Payables/tax Liability	(176 974)	(34 004)	-	(32)	-	**(211 010)**	**(211 010)**
Deposits	(4 641 502)	(20 480)	-	-	-	**(4 661 982)**	**(4 855 436)**
Treasury notes	(953 000)	(150 000)	-	-	-	**(1 103 000)**	**(1 089 162)**
Domestic bonds	(509 958)	(1 144 776)	(9 403 210)	(28 205 244)	(38 145 959)	**(77 409 147)**	**(60 128 721)**
Credit foncier loans	(81)	(77)	(139)	(534)	-	**(831)**	**(774)**
Commercial paper	(2 110 915)	(758 416)	-	-	-	**(2 869 331)**	**(2 863 057)**
Global bonds	(43 851)	(66 817)	(1 148 436)	(1 338 099)	(2 019 181)	**(4 616 384)**	**(3 846 619)**
Medium term notes	(25 327)	-	(24 721)	(223 592)	(1 070 100)	**(1 343 740)**	**(957 073)**
Total monetary liabilities	**(8 462 775)**	**(2 174 570)**	**(10 576 506)**	**(29 767 501)**	**(41 235 240)**	**(92 216 592)**	**(73 953 019)**
DERIVATIVES							
Interest rate swaps	(28 763)	126 561	283 414	237 970	(16 471)	**602 711**	**101 148**
Cross currency swaps	(588 512)	(29 118)	19 108	152 701	562 333	**116 512**	**104 245**
Forward rate agreements	-	(41 457)	80 298	(9 203)	(39 499)	**(9 861)**	**71 533**
Foreign exchange contracts	38 162	(42 884)	34	54	-	**(4 634)**	**15 778**
Credit default swaps	207	(790)	(1 581)	(2 929)	-	**(5 093)**	**(6 343)**
Net derivatives	**(578 906)**	**12 312**	**381 273**	**378 593**	**506 363**	**699 635**	**286 361**
Net monetary assets/(liabilities)	**440 281**	**1 100 948**	**(6 049 873)**	**(7 034 258)**	**18 089 501**	**6 546 599**	**347 552**
Cumulative	**440 281**	**1 541 229**	**(4 508 644)**	**(11 542 902)**	**6 546 599**	-	

66 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011

(c) Credit risk

(i) Financial markets counterparties

QTC is exposed to credit risk. Credit risk is regularly assessed, measured and managed in strict accordance with QTC's Credit Policy. Exposure to credit risk is managed through regular analysis of the ability of credit counterparties to meet payment obligations. Counterparty credit limits are changed based on QTC's view of the capacity of the counterparty to meet its obligation.

Credit exposure is QTC's estimate of its potential loss at balance date in relation to investments and derivative contracts in the event of non-performance by all counterparties. The credit exposure is calculated based on the market value of the exposure together with the VaR which takes into account the current market value, duration, term to maturity and interest rate and/or exchange rate volatility.

The following table represents QTC's exposure to credit risk at 30 June:

	CREDIT EXPOSURE	
	2011 $000	2010 $000
Investments	**22 119 198**	22 093 116
Derivatives		
Interest rate swaps	**717 752**	423 652
Cross currency swaps	**154 043**	192 343
Foreign exchange contracts	**4 035**	143 916
Forward rate agreements	-	686
Credit default swaps	**242 415**	333 353

QTC adopts a conservative approach to the management of credit risk with a strong bias to high credit quality counterparties. QTC maintains a ratings based approach in determining maximum credit exposures to counterparties which is supplemented by QTC's Risk group performing its assessment of QTC's large counterparties and special purpose issuers. The country of domicile, the counterparty's credit metrics, the size of its funding programs and the asset composition and quality of the underlying security are also significant considerations when determining limits.

QTC has a significant concentration of credit risk to the banking sector and in particular, the domestic banking sector. This is unavoidable given the size of QTC's investment portfolio and the requirement to invest with counterparties rated A- or better (90% of exposures are AA or better) and to invest in highly liquid securities.

With the global financial crisis having a significant financial impact on global banks/financial institutions and the continued volatility being experienced in financial markets, QTC continues to closely monitor its counterparty exposures.

QTC also utilises collateral arrangements to limit its derivatives' credit exposure.

Counterparty exposure by rating for all investments and derivative contracts is listed below:

		CREDIT EXPOSURE	
	RATING	2011 %	2010 %
Long-term rating	AAA	**47**	40
	AA+	**1**	1
	AA	**42**	40
	AA-	**2**	7
	A+	**5**	7
	A	**2**	4
	A-	-	-
Short-term rating	A-1+	**1**	1

There is some minor exposure to a downgraded counterparty rated below A- totalling $30.1 million (limit has been withdrawn). This exposure has a remaining term of 5.2 months. The QTC Board has approved that this counterparty exposure be held until maturity.

While QTC's capital is not subject to regulatory oversight, QTC utilises a capital adequacy approach based on Basel II: *International Convergence of Capital Measurements and Capital Standards* to calculate and advise the Board of the amount of capital required to cover its risks including credit risk.

(ii) Onlending counterparties

Counterparties for onlendings, with the exception of some small exposures to private companies, cooperative housing societies and primary producer cooperatives, are Queensland Government sector entities and in some cases an explicit State Government guarantee exists. There is a specific State Government guarantee in place for the Suncorp-Metway Limited loans. As a consequence, these exposures are not included in QTC's total credit exposure.

LONG TERM ASSETS

The Long Term Assets are invested in unlisted unit trusts held with QIC. The trusts hold investments in a variety of financial instruments including derivatives, which expose these assets to credit risk, liquidity risk and market risk due to changes in interest rates, foreign exchange rates, property and equity prices. However, as these investments are long term in nature, market fluctuations are expected to even out over the term of the investment.

The Long Term Asset Advisory Board (LTAAB) determines the investment objectives, risk profiles and strategy for the Long Term Assets. It is responsible for formulating a strategic asset allocation to achieve the objectives of the investments in line with the required risk profile. Risk management policies are established to identify and analyse the risks and to set appropriate risk limits and controls, as well as to monitor risks and adherence against these limits.

QSuper Limited and QIC provide assistance to the LTAAB in discharging its responsibilities.

QIC's role includes recommending to the LTAAB, investment product objectives, risk profiles and strategic asset allocations to achieve objectives within the targets and risk controls set. As the lead investment manager, QIC is responsible for implementing the investment strategy.

QSuper Limited provides a secretariat service which includes regular reports and advice on the performance of the investments. It provides independent oversight of the investment advice and services provided by QIC and regularly monitors and arranges periodic strategic reviews of QIC's activities and performance.

The LTAAB is responsible for setting the interest rate applicable on the fixed rate note liability of QTC, based on the long term average rate of return assumed in the triennial actuarial assessment of the State's defined benefit liability. The rate is currently set at 7.5% per annum.

(a) Market risk

The Long Term Assets expose QTC to market risk, including interest rate risk, foreign currency risk, property and equity price risk, resulting from its investments in unit trusts.

Market risk is mitigated through a diversified portfolio of investments in unit trusts held with QIC in accordance with the investment strategy approved by the LTAAB (refer note 10). The investment strategy targets a widely diversified portfolio across a broad range of asset classes.

QIC adheres to prudential controls contained in the Investment Management Agreement. Under this agreement, derivative products are not permitted to be used for speculative purposes but are used as hedging instruments against existing positions or for efficient trading and asset allocation purposes to assist in achieving the overall investment returns and volatility objectives of the portfolio.

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011 67

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2011

21 Financial risk management continued

(i) Sensitivity analysis

The market risk of the Long Term Assets comprises the risk that the unit price of the funds in which the assets are invested will change during the next reporting period (effectively price risk). A sensitivity analysis for the key types of market risk that apply to the investments of the funds has been undertaken by QIC. QIC has provided a range of reasonably possible changes in key risk variables including the ASX 200, the MSCI World ex Australia Equities Index, the RBA official cash rate and a large number of currencies.

Based on this assessment, a reasonably possible change in profit and equity on applicable investments held at 30 June is as follows:

	2011 PRICE RISK		2011 PROFIT/EQUITY		2010 PRICE RISK		2010 PROFIT/EQUITY	
	LOW	HIGH	DECREASE $000	INCREASE $000	LOW	HIGH	DECREASE $000	INCREASE $000
INVESTMENTS IN UNIT TRUSTS - QIC:								
QLQ Trust No.1 [1]	**-12%**	**12%**	**(2 411 526)**	**2 411 526**	-14%	13%	(2 068 796)	1 921 025
QLQ Trust No.2 [2]	**-11%**	**12%**	**(30 403)**	**33 167**	-12%	15%	(32 386)	40 483
QIC Property Fund	**-4%**	**4%**	**(40 866)**	**40 866**	-4%	4%	(62 360)	62 360
QIC Diversified Infrastructure Fund No.2	**-18%**	**19%**	**(229 982)**	**242 759**	-15%	15%	(157 948)	157 948
QIC Strategic Fund No.2	**-24%**	**26%**	**(425 303)**	**460 745**	-11%	11%	(99 738)	99 738
QIC Strategic Fund No.3	**-15%**	**15%**	**(5)**	**5**	-12%	13%	(13 067)	14 155
QIC Private Equity Fund No.2	**-23%**	**25%**	**(135 892)**	**147 708**	-18%	20%	(82 037)	91 153
QIC Private Equity Fund No.3	**-24%**	**26%**	**(14 454)**	**15 659**	-19%	21%	(7 135)	7 886
QIC International Property Development Trust	**-9%**	**10%**	**-**	**-**	-8%	8%	(42)	42
QIC Treasury Infrastructure Trust	**-15%**	**15%**	**(19)**	**19**	-10%	10%	(9)	9
Queensland BioCapital Fund No.1	**-16%**	**16%**	**(2 489)**	**2 489**	-3%	4%	(502)	670
Queensland BioCapital Fund No.2	**-14%**	**15%**	**(2 442)**	**2 616**	-4%	4%	(650)	650
Treasury Infrastructure Trust No.1	**-15%**	**15%**	**(271 626)**	**271 626**	-	-	-	-
Cashfund	**-0.08%**	**0.08%**	**(20)**	**20**	-	-	-	-
QIC Healthcare Ventures	**-24%**	**26%**	**(206)**	**224**	-	-	-	-

(1) Formerly QIC Investment Trust No.2

(2) Formerly QIC International Property Fund

(b) Liquidity risk

No external cashflows are generated from the Long Term Assets as deposits and withdrawals from the fixed rate notes result in a corresponding change in the investment held and do not expose QTC to liquidity risk arising from these daily movements. Interest on the fixed rate notes and distributions and fees on the Long Term Assets are capitalised.

The fixed rate notes provided to the State Government in exchange for the Long Term Assets has a term of 50 years. Due to the long term nature of this arrangement, no liquidity risk has been identified.

68 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011

22 Fair value hierarchy

Financial instruments measured at fair value have been classified in accordance with the hierarchy described in AASB 7 *Financial Instruments: Disclosures*. The three level fair value hierarchy reflects the significance of the inputs used to determine the valuation of these instruments.

All financial instruments are valued by reference to either quoted market prices or observable inputs with no significant adjustments applied to instruments held and therefore no financial instruments are classified under Level 3.

Level 1 fair value measurements are those derived directly from quoted market prices (unadjusted) in active markets for identical assets and liabilities. Financial instruments under this category consist primarily of short-term and tradable bank deposits and Commonwealth and semi-government bonds where an active market has been established.

Level 2 fair value measurements include instruments valued using quoted market prices in active markets for similar instruments or quoted prices for identical or similar instruments in markets that are considered less than active or other valuation techniques where all significant inputs are directly or indirectly observable from market data. Financial instruments under this category include non actively traded corporate and semi-government bonds (including the QTC 2033 bond and the Capital Indexed bond), certain money market securities (commercial paper and promissory notes) and all derivatives. QTC's onlendings and client deposits are included under this category.

Level 3 fair value measurements are those derived from unobservable inputs or observable inputs to which significant adjustments have been applied.

The principal inputs to determine the valuation of financial instruments are discussed below:

- Interest rates – these are principally benchmark interest rates such as interbank rates and quoted interest rates in the swap, bond and futures markets. QTC applies mid-market rates for establishing fair values of financial instruments.
- Counterparty credit spreads – adjustments are made to market prices for changes in the credit worthiness of the counterparty.
- Interest rate and foreign currency swaps – there are observable markets for both spot and forward contracts.
- Cross currency swaps – these instruments are typically held to maturity and valued using the original trading margin to the swap curve.
- Net Asset Value (NAV) – Units in trust funds are valued by QIC using fair value methodologies. The NAV is based on the hard close unit price at balance date.

There were no transfers between Level 1 and Level 2 or out of Level 3 during the year ended 30 June 2011.

AS AT 30 JUNE 2011	QUOTED MARKET PRICES LEVEL 1 $000	OBSERVABLE MARKET INPUTS LEVEL 2 $000	UNOBSERVABLE MARKET INPUTS LEVEL 3 $000	TOTAL $000
CAPITAL MARKETS OPERATIONS				
Financial assets				
Onlendings	-	59 452 522	-	**59 452 522**
Money market deposits	1 240 993	824 657	-	**2 065 650**
Discount securities	4 955 871	317 486	-	**5 273 357**
Commonwealth and state securities	6 472 579	-	-	**6 472 579**
Floating rate notes	3 798 817	1 636	-	**3 800 453**
Other investments	15 354	1 956 411	-	**1 971 765**
	16 483 614	**62 552 712**	-	**79 036 326**
Derivative financial assets				
Interest rate swaps	-	41 093	-	**41 093**
Cross currency swaps	-	80 846	-	**80 846**
Forward rate agreements	-	71 987	-	**71 987**
Foreign exchange contracts	-	905	-	**905**
Credit default swaps	-	252	-	**252**
	-	**195 083**	-	**195 083**
Total financial assets	**16 483 614**	**62 747 795**	-	**79 231 409**
Financial liabilities				
Bank overdraft	8 834	-	-	**8 834**
Treasury notes	-	2 863 045	-	**2 863 045**
Commercial paper	-	1 805 413	-	**1 805 413**
Domestic bonds	63 994 471	1 673 109	-	**65 667 580**
Offshore bonds	1 894 009	-	-	**1 894 009**
Credit foncier loans	-	505	-	**505**
Medium term notes	-	904 236	-	**904 236**
Client deposits	-	4 663 619	-	**4 663 619**
Repurchase agreements	-	898 394	-	**898 394**
	65 897 314	**12 808 321**	-	**78 705 635**
Derivative financial liabilities				
Interest rate swaps	-	23 743	-	**23 743**
Cross currency swaps	-	30 761	-	**30 761**
Forward rate agreements	-	558	-	**558**
Credit default swaps	-	363	-	**363**
Foreign exchange contracts	-	105 096	-	**105 096**
	-	**160 521**	-	**160 521**
Total financial liabilities	**65 897 314**	**12 968 842**	-	**78 866 156**
LONG TERM ASSETS				
Financial assets				
Investments in unit trusts - QIC	-	28 248 333	-	**28 248 333**
	-	**28 248 333**	-	**28 248 333**

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011 69

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2011

22 Fair value hierarchy continued

AS AT 30 JUNE 2010	QUOTED MARKET PRICES LEVEL 1 $000	OBSERVABLE MARKET INPUTS LEVEL 2 $000	UNOBSERVABLE MARKET INPUTS LEVEL 3 $000	TOTAL $000
CAPITAL MARKETS OPERATIONS				
Financial assets				
Onlendings	-	55 307 698	-	**55 307 698**
Money market deposits	946 297	-	-	**946 297**
Discount securities	6 179 090	210 686	-	**6 389 776**
Commonwealth and state securities	4 791 447	-	-	**4 791 447**
Floating rate notes	4 107 838	2 172	-	**4 110 010**
Other investments	66 002	2 390 474	-	**2 456 476**
	16 090 674	**57 911 030**	**-**	**74 001 704**
Derivative financial assets				
Interest rate swaps	-	125 436	-	**125 436**
Cross currency swaps	-	117 659	-	**117 659**
Forward rate agreements	-	73 448	-	**73 448**
Foreign exchange contracts	-	51 164	-	**51 164**
	-	**367 707**	**-**	**367 707**
Total financial assets	**16 090 674**	**58 278 737**	**-**	**74 369 411**
Financial liabilities				
Bank overdraft	1 167	-	-	**1 167**
Treasury notes	-	1 089 162	-	**1 089 162**
Commercial paper	-	2 863 057	-	**2 863 057**
Domestic bonds	58 190 039	1 938 682	-	**60 128 721**
Offshore bonds	3 846 619	-	-	**3 846 619**
Credit foncier loans	-	774	-	**774**
Medium term notes	-	957 073	-	**957 073**
Client deposits	-	4 473 137	-	**4 473 137**
Collateral	30 872	-	-	**30 872**
Repurchase agreements	-	351 427	-	**351 427**
	62 068 697	**11 673 312**	**-**	**73 742 009**
Derivative financial liabilities				
Interest rate swaps	-	24 288	-	**24 288**
Cross currency swaps	-	13 414	-	**13 414**
Forward rate agreements	-	1 915	-	**1 915**
Credit default swaps	-	6 343	-	**6 343**
Foreign exchange contracts	-	35 386	-	**35 386**
	-	**81 346**	**-**	**81 346**
Total financial liabilities	**62 068 697**	**11 754 658**	**-**	**73 823 355**
LONG TERM ASSETS				
Financial assets				
Investments in unit trusts - QIC	-	19 201 500	-	**19 201 500**
	-	**19 201 500**	**-**	**19 201 500**

70 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011

23 Concentrations of borrowings and deposits

There are no material concentrations of borrowings as these funds are raised from diversified sources through various facilities disclosed under funding facilities in note 27. Managed fund depositors are principally Queensland Government sector entities. These deposits are invested in either QTC's Cash Fund or Working Capital Facility (11AM Fund) which have a large core of liquid investments. QTC maintains regular contact with these depositors and therefore has a good knowledge of their forecast liquidity requirements.

Deposits for stock lending and repurchase agreements are invested in the Working Capital Facility (11AM Fund) which can be liquidated daily at no cost.

24 Contingent liabilities

The following contingent liabilities existed at balance date:

- With regard to certain cross border lease transactions, QTC has assumed responsibility for a significant portion of the transaction risk. If certain events occur, QTC could be liable to make additional payments under the transactions. However external advice and history to date indicate the likelihood of these events occurring is remote. In addition, QTC has provided certain guarantees and indemnities to various participants in the cross border lease transactions. Expert external advisors consider, that unless exceptional and extreme circumstances arise, QTC will not be required to make a significant payment under these guarantees and indemnities.
- To facilitate the merger of the former State owned financial institutions, Suncorp and QIDC with Metway Bank Ltd, QTC provided guarantees relating to certain obligations of the Queensland Government and Suncorp General Insurance Ltd. These guarantees are supported by counter indemnities from the Treasurer on behalf of the State of Queensland.
- QTC has provided guarantees relating to the trading activities of Ergon Energy, a Queensland Government owned corporation, to the value of $260 million (2010 $120 million) which are supported by a counter indemnity.
- QTC has provided guarantees to the value of $206 million (2010 $192 million) to support the commercial activities of various Queensland public sector entities. In each case, a counter indemnity has been obtained by QTC from the appropriate public sector entity.
- QTC lends stock on the basis that there is a simultaneous commitment by the other party to return the stock on an agreed date. These loans are made to support the liquidity of QTC bonds in the financial markets and form part of QTC's total exposure to these financial institutions. The likelihood of a loss being incurred through default by a counterparty is remote due to the high credit quality of the counterparty and the short term nature of stock lending. At 30 June 2011, no Queensland Treasury Corporation inscribed stock was lent to other financial institutions (2010 Nil).

25 Leases

LEASE COMMITMENTS - QTC AS LESSEE

QTC has entered into the following commercial leases:

- various motor vehicle lease agreements expiring within one to three years
- 61 Mary Street, Brisbane, for an initial term of ten years from 1 January 2003 to 31 December 2012, with an option to renew the lease after that date. Lease payments are increased to reflect market rentals
- Level 3, 120 Edward Street, Brisbane, for an initial term of four years and one month from 1 November 2008 to 30 November 2012, with an option to renew the lease after that date. Lease payments are increased to reflect CPI adjustments, and
- Level 11, 120 Edward Street, Brisbane, for an initial term of two years from 15 March 2011 to 14 March 2013, with an option to renew the lease after that date. Lease payments are increased to reflect CPI adjustments.

The future minimum rentals payable under non-cancellable operating leases as at 30 June are as follows:

	2011 $000	2010 $000
Leases payable		
Not longer than 1 year	**2 629**	2 296
Longer than 1 year but not longer than 5 years	**1 310**	3 366
	3 939	5 662

LEASING ARRANGEMENTS - QTC AS LESSOR

Operating leases

QTC has entered into operating leases as lessor under the whole of government lease facility which include buses, ferries and information technology equipment. These non-cancellable leases have remaining terms of between 1 and 10 years.

Future minimum rentals receivable under non-cancellable operating leases as at 30 June are as follows:

	2011 $000	2010 $000
Leases receivable		
Not longer than 1 year	**39 403**	34 760
Longer than 1 year but not longer than 5 years	**151 144**	136 438
Longer than 5 years	**50 963**	59 534
	241 510	230 732

Finance lease

QTC entered into a financial arrangement with a client comprising a headlease and sublease. Under the headlease, QTC made an upfront payment for the rights and limited obligations to a parcel of land for a term of 25 years ending 25 June 2034. Under the sublease, QTC acts as lessor and receives payments over the term.

Finance charges include interest and fees associated with the leases.

The lease is non-cancellable. Details of the minimum rental receivable under the finance lease are as follows:

	2011 $000	2010 $000
Lease receivable		
Not longer than 1 year	**3 026**	2 924
Longer than 1 year but not longer than 5 years	**16 795**	16 227
Longer than 5 years	**84 457**	88 051
	104 278	107 202
Less amounts representing finance charges [1]	**(59 043)**	(62 329)
	45 235	44 873

(1) A component of interest is capitalised until 30 June 2014

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011 71

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2011

26 Forward starting fixed rate loan commitments

QTC has entered into fixed rate loan agreements with certain clients to lock in interest rates on all or part of future borrowing requirements. QTC's future borrowing commitments and the period in which funds are to be onlent are as follows:

	2011 $000	2010 $000
Not longer than 1 year	**1 420 547**	1 713 735
Longer than 1 year but not longer than 5 years	**2 483 231**	2 947 027
	3 903 778	4 660 762

27 Funding facilities

FACILITY	CURRENCY	LIMIT $M	FACE VALUE ON ISSUE 2011 $M	FACE VALUE ON ISSUE 2010 $M
Onshore facilities				
Domestic Benchmark Bonds	AUD	Unlimited	**AUD 63 109**	AUD 56 983
Capital Indexed Bond	AUD	Unlimited	**AUD 774**	AUD 752
Treasury Note	AUD	Unlimited	**AUD 2 878**	AUD 1 103
Other	AUD	N/A	**AUD 226**	AUD 588
Offshore facilities				
Global Benchmark Bonds	AUD	AUD 20 000	**AUD 1 805**	AUD 3 688
Euro Commercial Paper	Multicurrency	USD 10 000	**USD 1 541**	USD 1 686
US Commercial Paper	Multicurrency	USD 5 000	**USD 393**	USD 770
Euro Medium Term Note	Multicurrency	USD 10 000	**USD 702**	USD702
US Medium Term Note	Multicurrency	USD 10 000	-	-

28 Related party transactions

A related party is one that controls, or is controlled by, or under common control with the entity. QTC has assessed that all State of Queensland controlled entities meet the definition of a related party under AASB 124 *Related Party Disclosures*. However, QTC has elected to adopt the exemptions applying to government related entities applicable to AASB 124 which simplifies the definition of related parties and reduces the requirement for many of these disclosures (refer note 2(a)).

(a) Ultimate controlling entity

The immediate controlling entity and ultimate controlling entity is the Under Treasurer of Queensland as the Corporation Sole of QTC.

(b) Key management personnel

Disclosures relating to key management personnel are set out in note 29.

(c) Investments in associates and other companies

Details of investments in associates and other companies are set out in notes 31 and 32.

(d) Transactions with related parties

Transactions undertaken with related parties during the year include the provision of lending, investment, advisory, banking and company secretarial services. These transactions were in the normal course of business and on commercial terms and conditions. They exclude certain advisory and other services provided to Queensland Treasury, its associated companies and other related parties at no charge.

QTC may from time to time indirectly hold a small amount of investments in QTC Bonds via its investments in unit trusts managed by QIC. QTC does not have direct legal ownership of these assets and therefore no adjustment has been made in the financial statements.

No provisions for doubtful debts have been raised in relation to any outstanding balances, and no expenses recognised in respect of bad or doubtful debts due from related parties.

Contributions to superannuation funds on behalf of employees are disclosed in note 7.

The nature and amount of any individually significant transactions with related parties are disclosed below.

Queensland Treasury Holdings Pty Ltd (QTH) was provided with the following loans:

- a loan advance of $2,115.385 million to purchase shares in QR National Pty Ltd. Interest charged for the period totalled $71.059 million which has been capitalised.
- Loan advances of $171.761 million to purchase the rights to financial assets. Interest charged for the period totalled $9.465 million which has been capitalised.

A Deed of Guarantee with respect to both facilities has been provided by the State of Queensland. Under the Deed any shortfall of moneys payable in accordance with the terms of the facilities by QTH to QTC has been guaranteed. All other terms and conditions are consistent with QTC's general lending arrangements.

QTC has interests in other government related entities through various shareholding. These entities hold deposits and loans with QTC which are provided on an arms length basis subject to QTC's normal terms and conditions.

72 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011

29 Key management personnel

Key management personnel are defined as those persons having authority and responsibility for planning, directing and controlling the activities of QTC, being members of the Board and the Executive Management Team.

(a) QTC Capital Markets Board

The QTC Capital Markets Board is appointed by the Governor-in-Council, pursuant to section 10(2) of the *Queensland Treasury Corporation Act 1988*. Remuneration of the Board is reviewed on an annual basis by reference to the Consumer Price Index.

(b) Executive management

Executive Management are those officers who are members of the Executive Management Team involved in the strategic direction, general management and control of the business at an organisational level.

(c) Remuneration policy

QTC employees (including executive management) are employed on individual contracts and are appointed pursuant to the *Queensland Treasury Corporation Act 1988*.

QTC seeks to attract and retain high-calibre employees with a range of skills and competencies critical to the ongoing success of QTC and its achievement of business objectives. QTC's remuneration system serves as an attraction and retention strategy and a mechanism to drive superior performance. Structured to comprise fixed and variable remuneration (i.e. performance-based incentives), the remuneration system is designed to support its business and people strategies, and reflects the (financial institutions) market and the environment in which QTC operates.

QTC's fixed remuneration policy is reviewed annually and is benchmarked against data from the Financial Institutions Remuneration Group (FIRG) taking into account corporate, team and individual performance. Fixed remuneration levels are set around the FIRG market median data.

The incentive program provides a holistic short-term incentive plan and establishes clear alignment between performance and reward with line-of-sight accountability to corporate measures and short-term incentive targets, allocated across three performance areas (corporate, team and individual). The integrated reward program supports the delivery of corporate performance goals in QTC's business strategy and operating environment and incentives are drawn from the following as appropriate:

- corporate performance which is measured against organisational key performance indicators and success factors
- team performance achievements and contribution to corporate outcomes, particularly value delivered to QTC's clients, and
- individual performance achievements with performance measures linked to team and corporate strategy and objectives.

The QTC Board approves the entitlement to, and the quantum of, fixed remuneration and performance incentives.

(d) Remuneration by category

	2011 $	2010 $
CAPITAL MARKETS OPERATIONS		
Directors		
Short-term employment benefits (1)	**353 999**	370 479
Post-employment benefits (3)	**22 755**	14 280
Total	**376 754**	384 759
Executive management		
Short-term employment benefits (2)	**3 437 062**	2 937 530
Post-employment benefits (3)	**249 341**	183 680
Total	**3 686 403**	3 121 210

(1) Directors' short-term benefits include board members fees, and in relation to the Chairman, also includes the provision of a car park.

(2) Executive management personnel's short-term benefits include wages, annual leave, long service leave, bonuses and non-monetary benefits such as car parks and motor vehicle benefits. Long service leave is included under short-term benefits as QTC has no minimum service periods before long service leave entitlements are accrued, and staff are eligible to take long service leave after eighteen months of service.

(3) Post-employment benefits include superannuation contributions made by the Corporation.

Amounts disclosed equal the amount expensed in the Statement of Comprehensive Income.

LONG TERM ASSETS

No remuneration is payable to the Directors of the Long Term Asset Advisory Board.

(i) Directors

Details of the nature and amount of each major element of the remuneration of the Directors are as follows:

	SHORT-TERM EMPLOYMENT BENEFITS		POST-EMPLOYMENT BENEFITS		TOTAL	
	2011 $	2010 $	2011 $	2010 $	2011 $	2010 $
Stephen Rochester – Chairman (1)	**94 555**	-	**8 027**	-	**102 582**	-
Sir Leo Hielscher – Chairman (2)	-	118 018	-	-	-	118 018
Alex Beavers – Deputy Chairman (3)	**49 737**	40 504	-	-	**49 737**	40 504
Tim Spencer (4)	-	7 834	-	-	-	7 834
Gillian Brown	**38 316**	37 232	**3 448**	3 351	**41 764**	40 583
John Dawson (5)	**41 784**	40 211	**3 760**	3 620	**45 544**	43 830
Marian Micalizzi	**41 784**	40 609	**3 760**	3 655	**45 544**	44 264
Bill Shields	**46 039**	44 741	-	-	**46 039**	44 741
Shauna Tomkins	**41 784**	40 609	**3 760**	3 655	**45 544**	44 264

(1) Appointed as Chairman 1 September 2010

(2) Retired 30 June 2010

(3) Appointed 1 September 2009 (remuneration is paid to Queensland Treasury and remitted to the Consolidated Fund)

(4) Resigned 31 August 2009 (remuneration is paid to Queensland Treasury and remitted to the Consolidated Fund)

(5) Resigned 30 June 2011

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011 73

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2011

29 Key management personnel continued

(ii) Executive management

Details of the nature and amount of each major element of the remuneration of the Executive Management personnel are as follows:

	SHORT-TERM EMPLOYMENT BENEFITS [1]		POST-EMPLOYMENT BENEFITS	TOTAL
	BASE $	NON-MONETARY $	$	$
30 JUNE 2011				
Chief Executive [2]	**313 576**	**5 132**	**17 000**	**335 708**
Chief Executive (former) [3]	**78 692**	**6 707**	**7 540**	**92 939**
General Manager Funding and Markets Group	**371 469**	**-**	**32 617**	**404 086**
General Manager Financial Solutions Group	**228 063**	**9 962**	**28 555**	**266 580**
General Manager Risk Group (current) [4]	**96 500**	**1 669**	**9 247**	**107 416**
General Manager Risk Group (former) [5]	**145 867**	**6 258**	**19 471**	**171 596**
General Manager Business Solutions Group	**229 034**	**11 354**	**20 110**	**260 498**
General Manager Strategic Partnering Group	**234 187**	**6 365**	**20 563**	**261 115**
General Manager Treasury Department Group	**221 853**	**6 365**	**32 897**	**261 115**
General Manager Operations Group	**187 808**	**-**	**16 490**	**204 298**
General Manager Strategy Group [6]	**152 918**	**-**	**18 474**	**171 392**
General Manager People and Performance Group	**127 722**	**6 365**	**14 290**	**148 377**
General Manager Communication and Marketing Group	**126 131**	**6 565**	**12 087**	**144 783**
30 JUNE 2010				
Chief Executive	544 757	18 727	33 810	597 294
General Manager Funding and Markets Group	372 411	-	32 700	405 111
General Manager Financial Solutions Group	225 090	13 616	28 307	267 013
General Manager Risk Group	269 823	14 750	34 584	319 157
General Manager Business Solutions Group [7]	136 540	9 446	11 890	157 876
General Manager Strategic Partnering Group [8]	110 113	4 714	9 668	124 495
General Manager Treasury Department Group [8]	110 113	4 710	9 668	124 491
General Manager Operations Group [7]	111 288	-	9 772	121 060
General Manager People and Performance Group [7]	73 090	4 673	7 368	85 131
General Manager Communication and Marketing Group [7]	61 704	1 765	5 913	69 382

(1) Short-term employment benefits exclude at-risk performance payments
(2) Commenced 1 December 2010, excludes payment for transition and relocation
(3) Resigned 27 August 2010
(4) Returned from secondment on 7 February 2011
(5) Resigned 21 January 2011
(6) Appointed to KMP 1 July 2010
(7) Appointed to KMP 1 December 2009
(8) Commenced 11 January 2010

(iii) At-risk performance payments

The aggregate at-risk performance payments to all key executive management personnel are as follows:

	YEAR OF ASSESSMENT	
	2011 $	2010 $
Executive management	**856 500**	850 200

(e) Other transactions

There were no loans to/from key management personnel during the financial year.

74 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011

30 Auditor’s remuneration

The external auditor (Auditor-General of Queensland) does not provide any consulting services to QTC. Details of amounts paid or payable to the auditor of QTC (GST exclusive) are shown below:

2011 2010

$ $

AUDIT SERVICES

Audit of QTC 398 450 352 400

31 Investment in joint venture entity

ORDINARY SHARE INVESTMENT

ENTITY PRINCIPAL ACTIVITIES OWNERSHIP INTEREST CARRYING AMOUNT

2011 2010 2011 2010

Provides assistance to Queensland local governments Local Government Infrastructure Services Pty Ltd in relation to infrastructure procurement 50% 50% 50% 50%

RESULTS OF JOINT VENTURE ENTITY

Summarised financial information of jointly controlled entity:

2011 2010

$000 $000

INCOME STATEMENT

Revenues 33 713 45 248

Expenses 33 004 44 829

Profit before income tax expense 709 419

Income tax expense - -

Net profit 709 419

BALANCE SHEET

Current assets 11 539 14 667

Total assets 11 539 14 667

Current liabilities 9 598 13 259

Non-current liabilities 170 170

Total liabilities 9 768 13 429

Net assets 1 771 1 238

QTC’s share of the joint venture entity’s results and retained profits, including movements in the carrying amount of the investment consists of:

2011 2010

$000 $000

SHARE OF POST-ACQUISITION RETAINED PROFITS

Share of retained profits at 1 July 572 392

Share of net result 355 210

Dividend received (52) (30)

Share of retained profits at 30 June 875 572

MOVEMENTS IN CARRYING AMOUNT

OF INVESTMENT

Carrying amount at 1 July 672 492

Dividends received (52) (30)

Share of net result 355 210

Carrying amount at 30 June 975 672

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011 75

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2011

32 Investments in companies

Investments in the following companies are held at cost:

NAME	PRINCIPAL ACTIVITIES	BENEFICIAL INTEREST 2011 %	VOTING RIGHTS 2011 %	BENEFICIAL INTEREST 2010 %	VOTING RIGHTS 2010 %
Queensland Treasury Holdings Pty Ltd (QTH) (1)	Holding company for a number of subsidiaries and strategic investments on behalf of the State of Queensland	**40**	**24**	40	24
Queensland Lottery Corporation Pty Ltd (2)	Holds the lottery licence and trade marks on behalf of the State of Queensland	**40**	**24**	40	24
DBCT Holdings Pty Ltd (2,3)	Owns & leases bulk coal port facilities in North Queensland	**20**	**12**	20	12
Queensland Airport Holdings (Mackay) Pty Ltd (2)	Owns the land for Mackay airport which it has leased under a 99 year lease arrangement	**40**	**24**	40	24
Queensland Airport Holdings (Cairns) Pty Ltd (2)	Owns the land for Cairns airport which it has leased under a 99 year lease arrangement	**40**	**24**	40	24
Brisbane Port Holdings Pty Ltd (2,4)	Holds the land for Brisbane Ports which it has leased under a 99 year lease arrangement	**40**	**24**	-	-
Network Infrastructure Company Pty Ltd (2,5)	Established to hold infrastructure assets	**40**	**24**	40	24
City North Infrastructure Pty Ltd (2)	Manages the procurement of the Airport Link and Northern Busway projects	**20**	**12**	13.3	8
Sunshine Locos Pty Ltd (6)	Dormant	**50**	**50**	50	50

(1) During the year all shares in Queensland Motorways Limited were transferred to QTH which were held in Trust for the State. These shares were transferred back to the State of Queensland on 27 May 2011 (2010: 2 of 187 523 shares).

(2) Beneficial interest and voting rights in the Company are held indirectly through QTC's holdings in QTH.

(3) Remaining shares were transferred to QTH on 1 July 2011 increasing the beneficial interest to 40% and voting rights to 24%.

(4) 100% ownership transferred to QTH on 5 April 2011.

(5) Incorporated on 15 June 2010. Has not traded.

(6) While a controlled entity of QTC, Sunshine Locos Pty Ltd has not been consolidated into these statements due to its immaterial and dormant status.

33 Dividends

QTC is required to pay dividends to the Queensland Government as the Treasurer determines from time to time. A dividend payment of $150 million (2010 nil) was paid to the State of Queensland during the year.

34 Events subsequent to balance date

There are no other matters or circumstances which have arisen since the end of the financial year that have significantly affected or may significantly affect the operations of QTC, the results of those operations or the state of affairs of QTC in future years.

76 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011

CERTIFICATE OF THE

QUEENSLAND TREASURY CORPORATION

The foregoing general purpose financial statements have been prepared in accordance with the Financial Accountability Act 2009 and other prescribed requirements.

The Directors draw attention to note 2(a) to the financial statements, which includes a statement of compliance with International Financial Reporting Standards.

We certify that in our opinion:

(i) the prescribed requirements for establishing and keeping the accounts have been complied with in all material respects

(ii) the foregoing annual financial statements have been drawn up so as to present a true and fair view of Queensland Treasury Corporation’s assets and liabilities, financial position and financial performance for the year ended 30 June 2011, and

(iii) the management report includes a fair review of the information required under article 3(2)(c) of the Law of January 11, 2009 on transparency requirements for issuers of securities on the Luxembourg Stock Exchange.

Signed in accordance with a resolution of the Directors.

G P BRADLEY P C NOBLE

Corporation Sole Chief Executive

Queensland Treasury Corporation

Brisbane

18 August 2011

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011 77

INDEPENDENT AUDITOR’S REPORT

TO QUEENSLAND TREASURY CORPORATION

Report on the Financial Report

I have audited the accompanying financial report of Queensland Treasury Corporation, which comprises the balance sheet as at 30 June 2011, the statement of comprehensive income, statement of changes in equity and statement of cash flows for the year then ended, notes comprising a summary of significant accounting policies and other explanatory information, and certificates given by the Under Treasurer – Queensland Treasury as the Corporation Sole and Chief Executive.

The Corporation Sole’s Responsibility for the Financial Report

The Corporation Sole is responsible for the preparation of the financial report that gives a true and fair view in accordance with prescribed accounting requirements identified in the Financial Accountability Act 2009 and the Financial and Performance Management Standard 2009, including compliance with Australian Accounting Standards. The Corporation Sole’s responsibility also includes such internal control as the Corporation Sole determines is necessary to enable the preparation of the financial report that is free from material misstatement, whether due to fraud or error. In Note 2(a), the Corporation Sole also states, in accordance with Accounting Standard AASB 101 Presentation of Financial Statements, that the financial statements comply with International Financial Reporting Standards.

Auditor’s Responsibility

My responsibility is to express an opinion on the financial report based on the audit. The audit was conducted in accordance with the Auditor-General of Queensland Auditing Standards, which incorporate the Australian Auditing Standards. Those standards require compliance with relevant ethical requirements relating to audit engagements and that the audit is planned and performed to obtain reasonable assurance about whether the financial report is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial report. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the financial report, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation of the financial report that gives a true and fair view in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control, other than in expressing an opinion on compliance with prescribed requirements. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the Corporation, as well as evaluating the overall presentation of the financial report including any mandatory financial reporting requirements approved by the Treasurer for application in Queensland.

I believe that the audit evidence obtained is sufficient and appropriate to provide a basis for my audit opinion. Independence

The Auditor-General Act 2009 promotes the independence of the Auditor General and all authorised auditors. The Auditor-General is the auditor of all Queensland public sector entities and can only be removed by Parliament.

The Auditor-General may conduct an audit in any way considered appropriate and is not subject to direction by any person about the way in which audit powers are to be exercised. The Auditor-General has for the purposes of conducting an audit, access to all documents and property and can report to Parliament matters which in the Auditor-General’s opinion are significant.

Opinion

In accordance with s.40 of the Auditor-General Act 2009 –

(a) I have received all the information and explanations which I have required; and

(b) in my opinion –

(i) the prescribed requirements in relation to the establishment and keeping of accounts have been complied with in all material respects; and

(ii) the financial report presents a true and fair view, in accordance with the prescribed accounting standards, of the transactions of the Queensland Treasury Corporation for the financial year 1 July 2010 to 30 June 2011 and of the financial position as at the end of that year; and

(iii) the financial report also complies with International Financial Reporting Standards as disclosed in Note 2(a).

78 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

Other Matters - Electronic Presentation of the Audited Financial Report

This auditor’s report relates to the financial report of Queensland Treasury Corporation for the year ended 30 June 2011. Where the financial report is included on Queensland Treasury Corporation’s website the Corporation is responsible for the integrity of Queensland Treasury Corporation’s website and I have not been engaged to report on the integrity of Queensland Treasury Corporation’s website. The auditor’s report refers only to the subject matter described above. It does not provide an opinion on any other information which may have been hyperlinked to/from these statements or otherwise included with the financial report. If users of the financial report are concerned with the inherent risks arising from publication on a website, they are advised to refer to the hard copy of the audited financial report to confirm the information contained in this website version of the financial report.

These matters also relate to the presentation of the audited financial report in other electronic media including CD Rom.

G G POOLE FCPA

Auditor General of Queensland

AUDITOR GENERAL

19 AUG 2011

OF QUEENSLAND

Queensland Audit Office

Brisbane

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011 79

MANAGEMENT REPORT

FOR THE YEAR ENDED 30 JUNE 2011

Review of Operations

QTC made an operating profit after tax for the year ended 30 June 2011 of A$1,240.1 million consisting of the following operating segment results:

Capital Markets Operations

During the period from 1 July 2010 to 30 June 2011, QTC continued in its ordinary course of business as the State of Queensland’s central financing authority and corporate treasury services provider. The operating profit after tax for the year ended 30 June 2011 for the Capital Markets Operations segment was A$45.9 million.

Long Term Assets

QTC holds a portfolio of assets which were transferred to QTC by the State Government under an administrative arrangement. These assets are the investments of QTC’s Long Term Assets segment and were accumulated to fund superannuation and other long-term obligations of the State such as insurance and long service leave. In return, QTC issued to the State fixed rate notes which has resulted in the State receiving a fixed rate of return on the notes, while QTC bears the impact of fluctuations in the value and returns on the asset portfolio.

QTC made an operating profit after tax of A$1,194.2 million for the Long Term Assets segment. The accumulated net losses incurred by the Long Term Assets segment to date have no impact on QTC’s capacity to meet its obligations as there is no cash flow effect for QTC. In addition, under the Queensland Treasury Corporation Act 1988, any losses of the Corporation shall be the responsibility of the Consolidated Fund of the Queensland Government.

Principal risks and uncertainties

The 2010-11 financial year was characterised by a range of events that contributed to challenging market conditions. These included devastating natural disasters, heightened political tensions in the Middle East and North Africa, a re-intensification of sovereign debt worries in Europe, the possibility of downgrades to the US and Japan being canvassed and significant variability in economic conditions, both globally and domestically. Many of these issues will contribute to the likely continuation of elevated levels of uncertainty over the coming 6 months.

Domestic economic conditions, while mixed in recent times, are expected to be favourable over a medium-term time horizon given Queensland’s exposure to long-lived structural developments in Asian economies.

80 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

G P BRADLEY P C NOBLE

Corporation Sole Chief Executive

Queensland Treasury Corporation

Brisbane

18 August 2011

QUEENSLAND

TREASURY

CORPORATION

APPENDICES

CONTENTS

Appendix A 82

Appendix B 86

Appendix C 88

Appendix D 89

APPENDIX A
LOANS TO CLIENTS

Loans to Clients	Total Debt Outstanding (Market Value) 30 June 2010 A$000	Total Debt Outstanding (Market Value) 30 June 2011 A$000	Average Expected Term (years)* 30 June 2010	Average Expected Term (years)* 30 June 2011
BODIES WITHIN THE PUBLIC ACCOUNTS				
CITEC	31 042	**59 778**	N/A	**N/A**
Department of Community Safety - Emergency Services	539	**0**	0.13	**0**
Department of Community Safety - Corrective Services	54	**35**	2.71	**1.71**
Department of Employment Economic Development and Innovation - Office of Racing	2 638	**2 255**	3.91	**3.24**
Department of Employment Economic Development and Innovation - Tourism Regional Development and Industry	128 469	**118 201**	4.57	**3.62**
Department of Justice and Attorney-General	38 917	**19 908**	1.96	**0.96**
Department of Premier and Cabinet - Arts Queensland	15 198	**10 150**	N/A	**N/A**
Department of Public Works - Administrative Services	79 638	**56 033**	4.01	**3.51**
Department of the Premier and Cabinet	16 313	**15 188**	5.80	**4.80**
Department of Transport and Main Roads - Main Roads	1 031 320	**1 064 004**	6.52	**6.35**
Department of Transport and Main Roads - Queensland Transport	76 964	**43 885**	6.28	**7.32**
Forestry Plantations Queensland	80 112	**0**	N/A	**N/A**
Department of Public Works - QBuild	25 082	**4 325**	2.42	**1.42**
Department of Education and Training	0	**70 458**	0	**13.36**
QFleet	244 456	**243 446**	N/A	**N/A**
Qld Fire and Rescue Authority	3 721	**3 405**	4.21	**3.21**
Queensland Audit Office	110	**0**	0.46	**0**
Queensland Health	117 965	**108 927**	7.96	**6.96**
Queensland Treasury	13 282 878	**20 864 667**	N/A	**N/A**
Sales and Distribution Services	2 945	**5 133**	N/A	**N/A**
Translink Transport Authority	4 846	**0**	9.89	**0**
Total	15 183 208	**22 689 799**		
COOPERATIVE HOUSING SOCIETIES				
Cooperative Housing Societies	1 679	**1 529**	N/A	**N/A**
Total	1 679	**1 529**		
GOVERNMENT OWNED CORPORATIONS				
CS Energy Ltd	862 497	**857 432**	N/A	**N/A**
ENERGEX Ltd	4 207 542	**4 885 857**	N/A	**N/A**
Ergon Energy Corporation Limited	4 130 523	**4 483 486**	N/A	**N/A**
Eungella Water Pipeline Pty Ltd	33 047	**31 456**	13.37	**12.43**
Gladstone Ports Corporation	611 961	**602 068**	N/A	**N/A**
Port of Brisbane Corporation	764 571	**0**	N/A	**N/A**
Port of Townsville Limited	11 367	**8 163**	14.14	**17.89**
Ports Corporation of Queensland Limited	795 317	**0**	N/A	**N/A**
North Queensland Bulk Ports Corporation Limited	0	**67 742**	N/A	**N/A**
Powerlink	3 433 076	**3 621 150**	N/A	**N/A**
QR Limited	4 383 662	**0**	N/A	**N/A**
Queensland Rail Limited	3 069 717	**3 083 049**	N/A	**N/A**
Stanwell Corporation Limited	655 365	**655 602**	N/A	**N/A**
SunWater	225 781	**224 667**	N/A	**N/A**
Tarong Energy Corporation Limited	464 047	**495 558**	N/A	**N/A**
Total	23 648 473	**19 016 232**		

82 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011

Loans to Clients	Total Debt Outstanding (Market Value) 30 June 2010 A$000	**Total Debt Outstanding (Market Value) 30 June 2011 A$000**	Average Expected Term (years)* 30 June 2010	**Average Expected Term (years)* 30 June 2011**
LOCAL GOVERNMENTS				
Balonne Shire Council	1 877	**1 596**	9.53	**9.39**
Banana Shire Council	14 824	**12 662**	16.18	**15.86**
Barcaldine Regional Council	1 701	**1 557**	14.51	**14.17**
Barcoo Shire Council	86	**70**	4.90	**3.89**
Blackall Tambo Regional Council	415	**3 386**	8.65	**7.90**
Brisbane City Council	1 176 130	**1 215 806**	13.94	**13.99**
Bulloo Shire Council	1 325	**1 162**	6.83	**5.82**
Bundaberg Regional Council	61 030	**56 238**	N/A	**11.96**
Burdekin Shire Council	7 516	**8 976**	5.87	**6.34**
Cairns Regional Council	106 816	**101 324**	17.13	**16.47**
Carpentaria Shire Council	4 265	**5 469**	16.08	**17.04**
Cassowary Coast Regional Council	20 639	**31 518**	N/A	**N/A**
Central Highlands Regional Council	14 363	**34 485**	N/A	**N/A**
Charters Towers Regional Council	419	**325**	4.70	**3.92**
Cloncurry Shire Council	4 541	**12 094**	12.64	**17.98**
Cook Shire Council	4 553	**4 329**	14.30	**13.32**
Diamantina Shire Council	1 780	**2 053**	7.34	**6.59**
Etheridge Shire Council	3 231	**2 800**	6.69	**5.76**
Fraser Coast Regional Council	122 616	**113 142**	N/A	**N/A**
Gladstone Regional Council	113 473	**126 635**	17.52	**17.22**
Gold Coast City Council	616 570	**785 457**	N/A	**N/A**
Goondiwindi Regional Council	2 011	**1 881**	16.97	**16.52**
Gympie Regional Council	29 411	**28 107**	18.57	**17.93**
Hope Vale Aboriginal Council	867	**0**	17.60	**0**
Ipswich City Council	304 180	**357 310**	N/A	**N/A**
Isaac Regional Council	7 725	**12 454**	18.74	**19.39**
Local Government Association of Queensland	1 751	**1 734**	N/A	**N/A**
Lockyer Valley Regional Council	556	**436**	6.47	**6.18**
Logan City Council	112 974	**108 409**	N/A	**N/A**
Longreach Regional Council	3 472	**5 785**	18.23	**16.21**
Mackay Regional Council	112 347	**193 496**	15.34	**16.92**
Maranoa Regional Council	13 396	**11 765**	11.76	**11.60**
McKinlay Shire Council	485	**2 937**	7.49	**4.45**
Moreton Bay Regional Council	347 966	**354 411**	N/A	**16.75**
Mount Isa City Council	14 187	**19 403**	17.92	**18.00**
Murweh Shire Council	4 308	**5 777**	7.78	**9.67**
North Burnett Regional Council	1 181	**3 997**	8.91	**8.75**
Paroo Shire Council	2 289	**2 198**	15.99	**15.02**
Redland City Council	46 289	**60 337**	12.54	**12.35**
Richmond Shire Council	2 195	**1 999**	8.63	**7.65**
Rockhampton Regional Council	158 820	**199 112**	10.35	**11.01**
Scenic Rim Regional Council	3 643	**4 986**	4.71	**15.40**
South Burnett Regional Council	11 053	**10 113**	13.55	**13.23**
Southern Downs Regional Council	19 769	**23 894**	14.17	**14.86**
Sunshine Coast Regional Council	197 085	**209 580**	N/A	**12.02**
Tablelands Regional Council	5 416	**9 400**	11.51	**16.29**
Toowoomba Regional Council	99 963	**93 749**	N/A	**N/A**
Torres Shire Council	2 560	**2 299**	11.75	**10.93**
Torres Strait Island Regional Council	593	**557**	11.56	**10.59**
Townsville City Council	387 396	**403 703**	16.30	**N/A**
Western Downs Regional Council	13 666	**22 657**	16.01	**16.37**
Whitsunday Regional Council	28 078	**35 932**	15.48	**16.39**
Winton Shire Council	3 586	**3 445**	16.39	**15.46**
Total	4 217 387	**4 712 947**		

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011 83

APPENDIX A
LOANS TO CLIENTS continued

Loans to Clients	Total Debt Outstanding (Market Value) 30 June 2010 A$000	**Total Debt Outstanding (Market Value) 30 June 2011 A$000**	Average Expected Term (years)* 30 June 2010	**Average Expected Term (years)* 30 June 2011**
STATUTORY BODIES				
Drainage Boards				
East Deeral Drainage Board	1	**0**	0.08	**0**
Eugun Bore Water Authority	121	**73**	2.41	**1.41**
Grammar Schools				
Brisbane Girls' Grammar School	24 131	**22 243**	11.49	**10.73**
Brisbane Grammar School	27 127	**26 987**	16.35	**16.49**
Ipswich Girls Grammar School	22 920	**22 328**	N/A	**N/A**
Ipswich Grammar School	2 138	**1 598**	3.69	**2.69**
Rockhampton Girls Grammar School	4 392	**4 364**	16.37	**15.43**
Rockhampton Grammar School	10 678	**12 819**	15.08	**14.50**
Toowoomba Grammar School	7 038	**6 657**	13.32	**12.27**
Townsville Grammar School	17 862	**16 355**	13.19	**12.63**
River Improvement Trusts				
Pioneer River Improvement Trust	327	**232**	3.32	**2.36**
Universities				
Griffith University	90 152	**75 397**	6.45	**5.62**
James Cook University	24 909	**23 499**	13.30	**12.35**
Sunshine Coast University	19 664	**17 514**	10.58	**10.06**
University of Southern Queensland	0	**14 980**	0	**9.87**
Water Boards				
Avondale Water Board	383	**288**	3.73	**2.73**
Fernlee Water Authority	967	**935**	18.87	**18.06**
Gladstone Area Water Board	140 900	**147 405**	11.93	**20.66**
Glamorgan Vale Water Board	47	**44**	11.26	**10.18**
Grevillea Water Board	173	**166**	14.83	**13.84**
Kelsey Creek Water Board	1 050	**857**	4.91	**3.90**
Mount Isa Water Board	3 664	**3 265**	8.03	**6.95**
Pioneer Valley Water Board	2 972	**2 361**	4.80	**3.92**
Riversdale Murray Valley Water Management Board	364	**259**	3.22	**2.23**
Water Supply Boards				
Bollon South Water Authority	708	**650**	9.47	**8.47**
Bollon West Water Authority	1 681	**1 581**	11.73	**10.75**
Ingie Water Authority	411	**382**	10.61	**9.61**
Other Statutory Bodies				
Australian Agricultural Colleges Corporation	164	**24**	1.12	**0.14**
Stadiums Queensland	444 686	**476 720**	N/A	**N/A**
Mt Gravatt Showgrounds Trust	49	**43**	7.20	**6.19**
National Trust of Queensland	1 012	**982**	2.71	**1.72**
Queensland Rural Adjustments Authority	5 466	**8 519**	3.41	**5.15**
South Bank Corporation	29 673	**29 288**	N/A	**N/A**
Urban Land Development Authority	46 204	**56 784**	N/A	**N/A**
Total	932 034	**975 601**		

84 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011

Loans to Clients	Total Debt Outstanding (Market Value) 30 June 2010 A$000	**Total Debt Outstanding (Market Value) 30 June 2011 A$000**	Average Expected Term (years)* 30 June 2010	**Average Expected Term (years)* 30 June 2011**
QUEENSLAND WATER ENTITIES				
Allconnex Water	0	**121 523**	N/A	**N/A**
Queensland Bulk Water Supply Authority	2 384 301	**2 261 369**	N/A	**N/A**
Queensland Bulk Water Transport Authority	1 890 952	**1 878 295**	N/A	**N/A**
Queensland Manufactured Water Authority	2 638 785	**2 665 260**	N/A	**N/A**
Queensland Urban Utilities	0	**290 075**	N/A	**N/A**
QLD Water Infrastructure Pty Ltd	268 444	**380 879**	N/A	**N/A**
SEQ Distribution Entity (Interim) Pty Ltd	25 340	**0**	N/A	**N/A**
SEQ Water Grid Manager	666 795	**1 160 931**	N/A	**N/A**
Southern Regional Water Pipeline Company Pty Ltd	253 814	**467 751**	N/A	**N/A**
Unitywater	0	**126 521**	N/A	**N/A**
Total	8 128 432	**9 352 603**		
SUNCORP-METWAY LTD				
Suncorp Metway Facility	1 488	**1 441**	8.18	**7.23**
Total	1 488	**1 441**		
TOLLWAY COMPANY				
Queensland Motorways Limited	2 899 051	**0**	N/A	**N/A**
Total	2 899 051	**0**		
QTC RELATED ENTITIES				
DBCT Holdings Pty Ltd	231 554	**207 577**	N/A	**N/A**
Queensland Treasury Holdings P/L	0	**2 368 603**	N/A	**N/A**
Local Government Infrastructure Services	0	**832**	N/A	**N/A**
Total	231 554	**2 577 012**		
OTHER BODIES				
Aviation Australia Pty Ltd	2 493	**2 330**	10.84	**9.87**
Aspire Schools Financing Services	55 842	**112 832**	28.52	**27.52**
State Schools	6 295	**5 024**	5.71	**5.19**
Royal National Agricultural Industry Association of Queensland	0	**5 460**	N/A	**N/A**
Total	64 630	**125 646**		
GRAND TOTAL	55 307 936	**59 452 810**		

The balance of clients' offset deposits held in various pools is offset against clients' debt outstanding.

* Average Expected Term – only includes standard principal and interest accounts
– ignores temporary funding and debt offset facility
– is not applicable for any non-standard principal and interest accounts

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011 85

APPENDIX B
STATUTORY AND MANDATORY DISCLOSURES

QTC is required to make various disclosures in its Annual Report; this Appendix sets out those mandatory disclosure statements that are not included elsewhere in the report.

Overseas Travel

QTC raises funds in offshore financial markets and, from time to time, Board directors and QTC officers visit these markets to transact business on behalf of QTC. All overseas travel is approved by the Treasurer.

In the year under review, international travel included:

OFFICER TRAVELLING	DESTINATION	REASON FOR TRAVEL	AGENCY COST
Chief Executive; General Manager, Funding & Markets	Hong Kong, Malaysia, Korea, Taiwan, Philippines, Thailand, Singapore 1-11 August	Participated in meetings with south-east Asia central banks and investors	$35,653
Senior Economist	North America, Europe 30 Sept – 12 Oct	Participated in Deutsche Bank's annual international investor mission	$21,067
Chairman	United Kingdom, Italy 26-30 September	Participated as panel speaker and attend Sovereign Wealth Conference	$13,747
Chairman; Deputy Under Treasurer; General Manager, Funding & Markets	Hong Kong, Singapore, Japan 10-13 October	Conducted meetings with QTC's Global AUD Fixed Interest Distribution Group and existing and potential investors to promote Queensland's fiscal and economics management and strengths, and QTC's A$ Global Bonds and other funding facilities	$18,804
Chairman; Deputy Under Treasurer; General Manager, Funding & Markets	Europe, United States 14-21 October	Conducted meetings with QTC's Global AUD Fixed Interest Distribution Group and existing and potential investors to promote Queensland's fiscal and economics management and strengths, and QTC's A$ Global Bonds and other funding facilities	$81,254
Director, Funding & Markets; Portfolio Manager	Japan 9-13 November	Attended Daiwa Conference and meetings with Fixed Interest Distribution Group	21,385
Foundation Chairman; General Manager, Funding & Markets	United Kingdom, United States, Latin America 1-12 November	Conducted meetings with investors and review meetings with QTC's Global AUD Fixed Interest Distribution Group	$76,668
General Manager, Funding & Markets	Singapore 16-18 February	Attended Citi Conference and meetings	$16,450
Chairman; Under Treasurer; Chief Executive; General Manager, Funding & Markets	Japan 1-4 March	Conducted a series of meetings with Japanese market participants to update on the Queensland Budget and the impact of the withdrawal of the Australian Government Guarantee	$59,362
Chief Executive; General Manager, Treasury Department Group	Singapore, Thailand 14-18 March	Participated as keynote speaker and attend meeting at central bank conference	$15,437
Director, Funding & Markets; Portfolio Manager	United Kingdom, United States 19 March – 1 April	Conducted Offshore Fixed Interest Distribution Group Reviews and investor meetings	$58,673
General Manager, Funding & Markets; Portfolio Manager	Korea, Hong Kong, Taiwan, Indonesia, Thailand 25 April – 6 May	Conducted ECP review meetings with QTC's Global AUD Fixed Interest Distribution Group and investor meetings	$25,979
Chairman	Singapore 23-25 May	Participated as panel speaker at Euromoney Conference	$4,120
Director, Funding & Markets	Switzerland 18-25 June	Attended annual UBS Conference	$13,817
TOTAL			**$462,414**

86

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011

Public Records Act

During the year, QTC continued its compliance with the provisions of the Public Records Act 2002, and its implementation of the Information Standard 40: Recordkeeping and Information Standard 31: Retention and Disposal of Public Records.

QTC’s Information Management Manual was also reviewed and updated, providing a framework for efficiently and effectively managing corporate information.

A draft of a QTC-specific Local Retention and Disposal Schedule is currently with State Archives awaiting approval.

Remuneration: Board and Committee

For the year ending 30 June 2011, total remuneration payments made to the members of the Queensland Treasury Corporation Capital Markets Advisory Board was $376,754 and the total on-costs (including travel, accommodation, and hiring of motor vehicles for the members) was $30,749.

No payments in relation to remuneration or on-costs (including travel, accommodation, and hiring of motor vehicles for the members) were made to members of the Long Term Asset Advisory Board in the year ending 30 June 2011.

Public Sector Ethics Act

QTC provides the following information pursuant to an obligation under section 23 of the Public Sector Ethics Act 1994 (Qld) to report on action taken to comply with certain sections of the Act.

QTC employees are required to comply with QTC’s Code of Conduct for employees, which sets out the ethics principles and obligations under the Public Sector Ethics Act 1994, as well as the Code of Conduct, established by the Australian Financial Markets Association of which QTC is a member. Both codes are available to employees via QTC’s intranet. Copies of these codes can be inspected by contacting QTC’s People and Performance Group (see Corporate Directory for contact details).

The Public Sector Ethics Act 1994 was amended in 2010 to include changes to the ethics principles and values under the Code of Conduct, effective from 1 January 2011.

An amended QTC Code and standard of practice reflecting alignment to the new ethics principles and values has been drafted and will shortly be provided to the Treasurer for approval, as required by the Public Sector Ethics Act. Once approved by the Treasurer, as the responsible authority for QTC, appropriate education and training on the revised Code of Conduct will be provided to all QTC staff.

QTC’s corporate governance policies and practices ensure that QTC:

acts ethically, within appropriate law, policy and convention, and addresses the systems and processes necessary for the proper direction and management of its business and affairs.

QTC is committed to:

observing high standards of integrity and fair-dealing in the conduct of its business, and acting with due care, diligence and skill.

QTC’s Compliance Policy requires that QTC and all employees comply with the letter and the spirit of all relevant laws and regulations, industry standards, and relevant government policies, as well as QTC’s own policies and procedures.

Whistleblowers Protection Act

During the period of 1 July 2010 to 30 June 2011, QTC has not received, nor had to substantially verify, any disclosures.

Carers (Recognition) Act 2008

QTC complies with the obligations of the Carers Recognition Act. The Queensland Carers Charter, which was established under the Carers Recognition Act, provides clear direction on how carers are to be treated and involved in decision making on services that affect their role.

QTC encourages awareness and understanding of the Carers Charter by providing access to both the Act and Charter to all staff via QTC’s intranet.

The QTC Employment Manual reflects the aims of the Act by providing for carers with leave arrangements in place, and allowing for the needs of employees in their capacity as carers.

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011 87

APPENDIX C

GLOSSARY

Australian Government Guarantee (AGG): Also known as the Commonwealth Government Guarantee. The Global Financial Crisis had an adverse effect on the state government bond market and threatened the capacity of state governments to deliver critical infrastructure projects. In response, on 25 March 2009, the Australian Government announced that it would provide a time limited, voluntary guarantee over Australian state and territory government borrowing, available for both existing and new issuances of securities over a range of maturities. On 16 June 2009, the Queensland Government announced it would take up the Australian Government’s offer of the guarantee on all existing AUD denominated benchmark bond lines (global and domestic) issued by QTC with a maturity date of between 12 months and 180 months (1-15 years). On 18 September 2009, the Reserve Bank of Australia (RBA) approved QTC’s application for the Australian Government Guarantee to be applied to selected AUD Domestic Benchmark bonds. On 11 December 2009, the RBA approved QTC’s application for the Australian Government Guarantee to be applied to selected AUD Global Benchmark bonds. The AGG was withdrawn for new borrowings after 31 December 2010.

Basis point: One hundredth of one per cent (0.01%).

Bond: A financial instrument whereby the borrower agrees to pay the investor a rate of interest for a fixed period of time. A typical bond will involve regular interest payments and a return of principal at maturity.

Commonwealth Government Guarantee (CGG): See Australian Government Guarantee above.

CP (commercial paper): A short term money market instrument issued at a discount with the full face value repaid at maturity. CP can be issued in various currencies with a term to maturity of less than one year.

Credit rating: Measures a borrower’s creditworthiness and provides an international framework for comparing the credit quality of issuers and rated debt securities. Rating agencies allocate three kinds of ratings: issuer credit ratings, long-term debt and short-term debt. Issuer credit ratings are among the most widely watched. They measure the creditworthiness of the borrower including its capacity and willingness to meet financial obligations. QTC has a strong rating from two rating agencies – Standard & Poor’s, and Moody’s.

Distribution group: A group of financial intermediaries who market and make prices in QTC’s debt instruments.

Global financial crisis: The global financial crisis refers to a series of events following the rapid increases in default rates on US sub-prime mortgages over 2007-08. Funding and liquidity problems in the world’s major financial centres morphed into concerns about the solvency of many financial institutions over the first half of 2008-09, peaking in September 2008. The highly coordinated and substantial response to the crisis from fiscal and monetary policy makers around the world led to the stabilisation of markets and created the foundation for the global economic recovery that began in March 2009.

GOC: Government-owned Corporation.

Issue price: The price at which a new security is issued in the primary market.

Liquid: Markets or instruments are described as being liquid, and having depth, if there are enough buyers and sellers to absorb sudden shifts in supply and demand without price distortions.

Market value: The price at which an instrument can be purchased or sold in the current market.

MTN (Medium-Term Note): A financial debt instrument that can be structured to meet an investor’s requirements in regards to interest rate basis, currency and maturity. MTNs usually have maturities between 9 months and 30 years.

Public private partnership: A public private partnership (PPP) is a risk-sharing relationship between the public and private sectors to deliver public infrastructure and related non-core services.

QTC: Queensland Treasury Corporation.

RBA: Reserve Bank of Australia.

T-Note (Treasury Note): A short term money market instrument issued at a discount with the full face value repaid at maturity. T-Notes are issued in Australian dollars with a term to maturity of less than 1 year.

88 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

APPENDIX D
CONTACTS

QUEENSLAND TREASURY CORPORATION

Level 14, 61 Mary Street
Brisbane Queensland Australia

GPO Box 1096
Brisbane Queensland
Australia 4001

Telephone: +61 7 3842 4600
Facsimile: +61 7 3221 4122
Internet: www.qtc.com.au

Queensland Treasury Corporation's annual reports [ISSN 1837-1256 (print); ISSN 1837-1264 (online)] are available on QTC's website: www.qtc.com.au. If you would like a report posted to you, please call QTC's Communication and Marketing Group on +61 7 3842 4945.

If you would like to comment on our Annual Report, please complete the feedback form that can be downloaded from the Annual Reports page on our website.

	Telephone	Facsimile
EXECUTIVE	+61 7 3842 4611	+61 7 3210 0262
GROUPS		
Business Solutions Group	+61 7 3842 4743	+61 7 3210 1198
Financial Solutions Group	+61 7 3842 4601	+61 7 3211 3629
Strategic Partnering Group	+61 7 3842 4901	+61 7 3211 4122
Treasury Department Group	+61 7 3842 4798	+61 7 3211 3629
Customer and Market Solutions Delivery	+61 7 3842 4644	+61 7 3221 2486
Infrastructure Projects Assessment Team	+61 7 3227 6867	+61 7 3225 1271
Stock registry (Link Market Services Ltd)	1800 777 166	+61 2 9287 0315
Funding and Markets Group	+61 7 3842 4789	+61 7 3221 2410
Risk Group	+61 7 3842 4704	+61 7 3236 9031
Operations Group	+61 7 3842 4641	+61 7 3221 4122
Strategy Group	+61 7 3842 4725	+61 7 3221 2410
People and Performance Group	+61 7 3842 4761	+61 7 3210 2358
Communication and Marketing Group	+61 7 3842 4714	+61 7 3211 3629

Interpreter

QTC is committed to providing accessible services to Queensland residents from culturally and linguistically diverse backgrounds. If you have difficulty understanding QTC's Annual Report, please contact QTC's Communication and Marketing Group on 07 3842 4945 and we will arrange for an interpreter to assist you.

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011 89

APPENDIX D

CONTACTS continued

DEALER PANELS As at 30 June 2011

Note: actual dealer entities may vary depending on the facility and location of the dealer.

DOMESTIC AND GLOBAL A$ BOND FACILITY DISTRIBUTION GROUP

Australia and New Zealand Banking Group Ltd

Telephone

Domestic (Australia) +61 2 9227 1110

Global (London) +44 203 229 2070

Bank of America Merrill Lynch

Domestic (Australia) +61 2 9226 5570

Global (London) +44 207 996 8465

Barclays

Domestic (Australia) +61 2 9216 8755

Global (London) +44 207 595 8231

BNP Paribas

Domestic (Australia) +61 2 8225 6450

Global (London) +44 207 595 8231

Citigroup Global Markets Australia Ltd

Domestic (Australia) +61 2 8225 6450

Global (London) +44 207 986 9521

Credit Suisse

Domestic (Singapore) +61 2 9117 0020

Global (London) +44 207 329 6444

Commonwealth Bank of Australia

Domestic (Australia) +61 2 6212 2412

Global (London) +44 207 888 4172

Deutsche Capital Markets Australia1

Domestic (Australia) +61 2 8258 1444

Global (London) 1800 125 606

HSBC

Domestic (Australia) +61 2 9255 2054

Global (London) +44 207 991 5466

J.P. Morgan

Domestic (Australia) +61 2 9220 1358

Global (London) +44 207 777 9667

National Australia Bank Ltd

Domestic (Australia) +61 2 9295 1166

Global (London) +44 207 796 4761

Nomura Securities

Domestic (Australia) +61 2 8062 8000

Global (London) +44 207 103 6631

Royal Bank of Canada

Domestic (Australia) +61 2 9033 3222

Global (London) +44 207 029 0093

The Royal Bank of Scotland

Domestic (Australia) +61 2 8259 2200

Global (London) +44 207 085 9785

Toronto Dominion Bank

Domestic (Singapore) 1800 646 497

Global (London) +44 207 628 4334

UBS AG2

Domestic (Australia) +61 2 9324 2222

Global (London) +44 207 567 3645

Westpac Banking Corporation

Domestic (Australia) +61 2 8204 2711

Global (London) +44 207 7621 7620

PANEL MEMBERS

QTC Treasury Note Facility Dealer Panel

Telephone

Australia and New Zealand Banking Group Ltd +61 2 9227 1772

Commonwealth Bank of Australia Ltd (Sydney) +61 2 9117 0020

Deutsche Bank AG (Sydney) +61 2 8258 2688

National Australia Bank Ltd (Sydney) +61 2 9295 1133

Westpac Banking Corporation Ltd (Sydney) +61 2 8204 2744

Multi Currency US Commercial Paper Facility Dealer Panel

Citigroup Global Markets Inc (New York) +1 212 723 6252

Credit Suisse (New York) +1 212 325 3358

Deutsche Bank Securities (New York) +1 212 250 5159

Multi Currency Euro Commercial Paper Facility Dealer Panel

Barclays Bank Plc (London) +44 207 773 9764

Citigroup International Plc (Hong Kong)3 +852 2501 2689

Deutsche Bank AG (Singapore) +65 6883 1698

National Australia Bank Limited +852 2526 5891

(Hong Kong and London)

RBC Capital Markets (Sydney) +61 2 9033 3300

UBS Ltd (London) +44 207 329 0203

Multi Currency Euro Medium-Term Note Facility Dealer Panel4

Includes all Domestic and Global A$ Bond Facility Distribution Group5

Multi Currency US Medium-Term Note Facility Dealer Panel4

Australia and New Zealand +1 212 8019 783

Banking Group Limited

Citigroup (New York) +1 212 723 6175

Commonwealth Bank of Australia +44 207 329 6444

Daiwa Securities SMBC Europe +61 3 9916 1388

Deutsche Bank Securities Inc (New York)6 +1 212 469 7500

J.P. Morgan +1 212 834 4533

RBC Capital Markets (New York) +1 212 858 7380

RBS Greenwich Capital +44 207 085 0000

TD Securities +1 212 827 7325

UBS Investment Bank +44 207 567 3782

1 Lead Manager - United States

2 Lead Manager - Europe

3 Lead Arranger

4 Reverse inquiry also permitted

5 Lead Arranger - UBS Ltd (London)

6 Lead Arranger

90 QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010-2011

ISSUING AND PAYING AGENTS

	Contact	Telephone	Facsimile	Email
AUD Treasury Notes Austraclear Services Ltd Sydney	Help Desk	1300 362 257	+61 2 9256 0456	cad@asx.com.au
AUD Domestic Bonds Link Market Services Ltd	Markings/Transfers	+61 2 8280 7868	+61 2 9287 0315	qtcops@linkmarketservices.com.au
AUD Global Bonds Deutsche Bank Trust Company Americas	Client Services	+1 904 271 6586	+1 615 866 3887	transfer.operations@db.com
Euro Commercial Paper Deutsche Bank AG, London	Client Services	+44 207 547 3553 +44 207 547 6528	+44 207 547 6149	TSS-GDS.ROW@db.com
US Commercial Paper Deutsche Bank Trust Company Americas	Client Services	+1 866 770 0355	+1 732 578 2655	mmi.operations@db.com
Euro Medium-Term Notes Deutsche Bank AG, London	Client Services	+44 207 547 3553 +44 207 547 6528	+44 207 547 6149	TSS-GDS.ROW@db.com
US Medium-Term Notes Deutsche Bank Trust Company Americas	Client Services	+1 866 797 2808	+1 212 461 4450	mtn.operations@db.com

QUEENSLAND TREASURY CORPORATION ANNUAL REPORT 2010–2011 91

Queensland’s ‘Sir Leo Hielscher Bridges’.

Image supplied by Queensland Motorways Ltd.

QUEENSLAND

TREASURY

CORPORATION

Level 14 61 Mary Street Brisbane GPO Box 1096 Brisbane Queensland Australia 4001

Telephone: +61 7 3842 4600

Facsimile: +61 7 3221 4122

www.qtc.com.au

Queensland

Government